                                                                    EXHIBIT 10.3



                     AMENDED AND RESTATED CREDIT AGREEMENT



 dated as of February 3, 2000, as amended and restated as of September 29, 2000 among



                        GT GROUP TELECOM SERVICES CORP.


                                  as Borrower



                                      and



                             GT GROUP TELECOM INC.


                                 as a Guarantor



                                      and



                     GT GROUP TELECOM SERVICES (USA) CORP.


                                 as a Guarantor



                                      and



                       CANADIAN IMPERIAL BANK OF COMMERCE


                   as Administrative Agent and Lead Arranger



                                      and



                       GOLDMAN SACHS CREDIT PARTNERS L.P.


                    GOLDMAN SACHS CANADA CREDIT PARTNERS CO.


                              ROYAL BANK OF CANADA


                           THE TORONTO-DOMINION BANK


                                as Co-Arrangers



                                      and



                              The Various Persons


                  from time to time parties to this Agreement

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                               TABLE OF CONTENTS



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ARTICLE ONE  DEFINITIONS AND INTERPRETATION.................
1.01  Definitions...........................................
1.02  Headings and References...............................
1.03  Time..................................................
1.04  Number and Gender.....................................
1.05  Entire Agreement......................................
1.06  Statute References....................................
1.07  Permitted Liens.......................................
1.08  Conflicts.............................................
1.09  Severability..........................................
1.10  Governing Law.........................................
1.11  Accounting Practices..................................
1.12  Schedules and Exhibits................................
ARTICLE TWO  NATURE OF THE COMMITMENTS......................
2.01  Term Commitments......................................
2.02  Revolving Commitments.................................
2.03  Use of Proceeds.......................................
2.04  Termination of Commitments............................
2.05  Rateable Borrowings...................................
2.06  Notice of Borrowing; Certain Limitations..............
2.07  Bankers' Acceptances..................................
2.08  Letters of Credit.....................................
2.09  Lenders' Loan Accounts; Notes.........................
2.10  Optional Reduction of Revolving Commitment............
ARTICLE THREE  INTEREST AND FEES............................
3.01  Determination of Applicable Margin....................
3.02  Loans.................................................
3.03  Overdue Principal and Interest........................
3.04  Interest on Other Amounts.............................
3.05  Interest Payment Dates................................
3.06  LIBOR Period Determination............................
3.07  Failure of LIBOR......................................
3.08 Determination of Rates and Basis of Calculation of
     Interest...............................................
3.09  Maximum Return........................................
3.10  Deemed Reinvestment Principle.........................
3.11 Fees for Bankers' Acceptances and BA Equivalent
     Notes..................................................
3.12  Fees for Letters of Credit............................
3.13  Standby Fee...........................................
3.14  Agency Fee............................................
3.15  Underwriting and Ticking Fee..........................


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                               TABLE OF CONTENTS


                                  (CONTINUED)



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                                                                ----
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ARTICLE FOUR  REPAYMENT OF ACCOMMODATION....................
4.01  Optional Permanent Repayment..........................
4.02  Scheduled Repayments under Term Commitments...........
4.03  Scheduled Repayment under Revolving Commitments.......
4.04  Other Mandatory Repayments............................
4.05  Types of Accommodation to be Repaid...................
4.06  Illegality............................................
ARTICLE FIVE  PAYMENTS AND INDEMNITIES......................
5.01  Method and Place of Payments..........................
5.02  Payments on Non-Business Days.........................
5.03  Currency of Payment...................................
5.04  Taxes.................................................
5.05  Increased Costs.......................................
5.06  Indemnities...........................................
ARTICLE SIX  SECURITY.......................................
6.01  Security Required.....................................
6.02  Registration and Compliance with Laws.................
6.03  Further Documentation.................................
ARTICLE SEVEN  REPRESENTATIONS AND WARRANTIES...............
7.01  Representations and Warranties........................
7.02  Survival..............................................
ARTICLE EIGHT  COVENANTS....................................
8.01  Affirmative Covenants.................................
8.02  Negative Covenants....................................
8.03  Stage I Financial Covenants...........................
8.04  Stage II Financial Covenants..........................
8.05  Ongoing Financial Covenants...........................
ARTICLE NINE  CONDITIONS PRECEDENT TO BORROWINGS............
9.01  Conditions Precedent to the Initial Borrowing.........
9.02  Conditions Precedent to All Borrowings................
ARTICLE TEN  EVENTS OF DEFAULT AND REMEDIES.................
10.01  Events of Default....................................
10.02  Remedies.............................................
10.03  Benefit of Security; Set-Off; Sharing of Payments....
10.04  Remedies Cumulative..................................
10.05  Appropriation of Moneys Received.....................
10.06  Set-Off..............................................
10.07  Non-Merger...........................................
10.08  Enforcement by Agent Only............................


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                               TABLE OF CONTENTS


                                  (CONTINUED)



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ARTICLE ELEVEN  THE AGENT...................................
11.01  Appointment..........................................
11.02  Indemnity from Lenders...............................
11.03  Exculpation..........................................
11.04  Reliance on Information..............................
11.05  Knowledge and Required Action........................
11.06  Request for Instructions.............................
11.07  Exchange of Information..............................
11.08  The Agent, Individually..............................
11.09  Employment of Agents.................................
11.10  Resignation and Termination..........................
11.11  Actions by Lenders...................................
11.12  Provisions for Benefit of Lenders Only...............
ARTICLE TWELVE  MISCELLANEOUS...............................
12.01  Assignments and Transfers............................
12.02  Expenses.............................................
12.03  Waiver...............................................
12.04  Further Assurances...................................
12.05  Notices..............................................
12.06  Domicile of Accommodation............................
12.07  Confidentiality......................................
12.08  Survival.............................................
12.09  Quantities of Documents..............................
12.10  Reproduction of Documents............................
12.11  Language.............................................
12.12  Counterparts and Effectiveness.......................
12.13  Facsimile Copies.....................................
12.14  Benefit of Agreement.................................


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     THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 3, 2000, as amended and restated as of September 29, 2000, among GT Group Telecom Services Corp., a corporation existing under the laws of Canada (the "BORROWER"), GT Group Telecom Inc., a corporation existing under the laws of Canada (the "PARENT GUARANTOR"), GT Group Telecom Services (USA) Corp., a corporation existing under the laws of Nevada ("GT(US)"), each party which is a signatory hereto (each a "LENDER" and collectively the "LENDERS", which term shall also include each other financial institution which may from time to time become a party hereto in accordance with Section 12.01), Goldman Sachs Credit Partners L.P., Goldman Sachs Canada Credit Partners Co., Royal Bank of Canada, and The Toronto-Dominion Bank as co-arrangers, and Canadian Imperial Bank of Commerce, as agent for the Lenders in the manner and to the extent described herein (in such capacity, the "AGENT") and lead arranger;



     WHEREAS the parties hereto (other than GT(U.S.)) entered into a credit agreement dated as of February 3, 2000 (the "ORIGINAL AGREEMENT"); and



     WHEREAS the parties have decided to amend and restate the Original Agreement in accordance herewith;



     WITNESSETH that, for valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), it is agreed as follows:



                                  ARTICLE ONE



                         DEFINITIONS AND INTERPRETATION



1.01  DEFINITIONS



     In this Agreement the following definitions shall be applicable:



     "ACCEPTANCE FEES" shall have the meaning set out in Section 3.11.



     "ACCESS LINE" shall mean a telephone line or equivalent unit of capacity made available by a Credit Party to a bona fide active customer in good standing, for the purpose of providing to or from such customer over such line the transmission of voice, video, and other data and telecommunications services, and "ACCESS LINES" means all such telephone lines or equivalent units of capacity collectively PROVIDED THAT, for the purposes of Subsection 8.05(d), the number of Access Lines attributable to a Credit Party that is not a Wholly-Owned Subsidiary of the Borrower or the Parent Guarantor shall be based upon the percentage of their combined ownership interest in such Credit Party.



     "ACCOMMODATION" shall mean Loans, Bankers' Acceptances, BA Equivalent Notes and Letters of Credit made, accepted, purchased or issued, as the case may be, by the Lenders or, where so indicated, by an individual Lender, and shall refer to any one or more Loans, Bankers' Acceptances, BA Equivalent Notes or Letters of Credit where the context requires, and "TYPE" of Accommodation shall refer to whether any particular Accommodation is a Cdn. Prime Rate Loan, a U.S. Base Rate Loan, a U.S. Prime Rate Loan, a LIBOR Loan, a Bankers' Acceptance (including a BA Equivalent Note) or a Letter of Credit.



     "ACQUISITION" shall mean, with respect to any person, any purchase or other acquisition regardless of how accomplished or effected (including any such purchase or other acquisition effected by way of amalgamation, merger or other form of corporate reorganization), of (a) any other person (including any purchase or acquisition of such number of the issued and outstanding securities of, or such portion of an equity interest in, such other person that such other person becomes a Subsidiary of the purchaser) or of all or substantially all of the property of any other person, or (b) any division, business, operation or undertaking of any other person or of all or substantially all of the property of any division, business, operation or undertaking of any other person.


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     "ADDITIONAL ASSETS" shall mean any real property, improvement thereto or tangible personal property used in the Credit Parties' respective businesses.



     "AFFILIATE" shall mean, with respect to any person, any other person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such person, and includes any person in like relation to an Affiliate. A person shall be deemed to control another person if such first person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other person, whether through the ownership of voting securities, by contract or otherwise.



     "AGENT" shall have the meaning specified in the first paragraph of this Agreement, and shall include its permitted successors in such capacity.



     "AGREEMENT" shall mean this Amended and Restated Credit Agreement or, as the context requires, the Original Agreement, as amended and restated hereby.



     "APPLICABLE LAW" shall mean, with respect to any person, property, transaction, event or other matter, any law, rule, statute, regulation, order, judgement, decree, treaty, directive or other requirement having the force of law relating or applicable to such person, property, transaction, event or other matter, and shall also include any interpretation thereof by any person having jurisdiction over it or charged with its administration or interpretation.



     "APPLICABLE MARGIN" shall mean the spreads and fees (expressed as a rate per annum) applicable to Accommodation available to the Borrower hereunder and fees payable by the Borrower hereunder as more particularly set forth in the table appearing in Section 3.01.



     "APPLICABLE REFERENCE RATE" for a type of Loan shall mean (a) with respect to Cdn. Prime Rate Loans, the Cdn. Prime Rate in effect from time to time, (b) with respect to U.S. Base Rate Loans, the U.S. Base Rate in effect from time to time, (c) with respect to U.S. Prime Rate Loans, the U.S. Prime Rate in effect from time to time, and (d) with respect to LIBOR Loans and any applicable LIBOR Period, LIBOR determined for such LIBOR Period in accordance with the provisions of this Agreement. With respect to Cdn. Prime Rate Loans, U.S. Prime Rate Loans, and U.S. Base Rate Loans (and any other amounts, as applicable), the Applicable Reference Rate will change automatically without notice to the Borrower as and when the Cdn. Prime Rate, U.S. Base Rate or U.S. Prime Rate, as the case may be, changes.



     "ARRANGERS" shall mean the Lead Arranger and the Co-Arrangers.



     "ASSET DISPOSITION TRIGGER EVENT" means:



     (i) any direct or indirect sale, transfer or other disposition or series of related sales, transfers or dispositions (including pursuant to a sale and leaseback transaction) of any property or asset of any Credit Party (other than (a) dispositions of inventory or used, obsolete or surplus equipment in the ordinary course of business, and (b) dispositions by one Credit Party to another Credit Party); or



     (ii) any casualty or other damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Credit Party;



     PROVIDED that, (a) any such event or events involving Net Proceeds up to an aggregate amount not to exceed Cdn. $10,000,000 per fiscal year shall not constitute an "Asset Disposition Trigger Event", (b) any such event referred to in clause (i) above shall not constitute an "Asset Disposition Trigger Event" if the relevant Credit Party notifies the Agent within 60 days after such event that it plans to reinvest the Net Proceeds of such event in Additional Assets as promptly as practicable, but in any event within 180 days, after such event, and (c) any such event referred to in clause (ii) above shall not constitute an "Asset Disposition Trigger Event" if the relevant Credit Party notifies the Agent, on or prior to the date that is ten Business Days after such event, that it plans to apply the Net Proceeds of such event to repair, restore or replace the affected


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     property or asset or to reinvest such Net Proceeds in Additional Assets as promptly as practicable, but in any event within 180 days, after such event; PROVIDED FURTHER that, if a Credit Party delivers a notice with respect to any such event, as contemplated by clause (b) or (c) of the foregoing proviso, and if at the expiration of the 180-day period referred to in such clause less than all the Net Proceeds of such event have been reinvested or applied as provided therein, then an "Asset Disposition Trigger Event" shall be deemed to have occurred at the expiration of such 180-day period with Net Proceeds being equal to the Net Proceeds that have not been so reinvested or applied.



     "BA DISCOUNT PROCEEDS" shall mean, with respect to any Bankers' Acceptance or BA Equivalent Note, an amount calculated on the applicable Borrowing Date which is (rounded to the nearest full cent) equal to the face amount of such Bankers' Acceptance or BA Equivalent Note divided by the sum of one plus the product of (i) the BA Discount Rate applicable thereto multiplied by (ii) a fraction, the numerator of which is the term of such Bankers' Acceptance or BA Equivalent Note and the denominator of which is 365.



     "BA DISCOUNT RATE" shall mean,



     (i) with respect to any Bankers' Acceptances to be purchased by a BA Lender named in Schedule I to the Bank Act (Canada) on any Borrowing Date, CDOR for such Borrowing Date;



     (ii) with respect to any Bankers' Acceptances to be purchased by a BA Lender named in Schedule II to the Bank Act (Canada) on any Borrowing Date, the lesser of (A) the discount rate of interest at which such Lender is offering as of 10:00 a.m. on such Borrowing Date to purchase banker's acceptances accepted by it having an identical maturity date and comparable aggregate face amount to the maturity date and aggregate face amount of such Banker's Acceptances, and (B) CDOR for such Borrowing Date plus 10.0 bps; and



     (iii)with respect to any BA Equivalent Notes to be purchased by a non BA Lender on any Borrowing date, the lesser of (A) CDOR for such Borrowing Date plus 10.0 bps, and (B) the annual rate of interest which is the cost to such Non BA Lender of obtaining Cdn. Dollars to fund such purchase by it.



     "BA EQUIVALENT NOTE" shall have the meaning specified in Subsection
2.08(1).



     "BA LENDER" shall mean any Lender which has a Revolving Commitment or Tranche A Commitment and which is a bank chartered under the Bank Act (Canada).



     "BANKERS' ACCEPTANCE" shall mean a Draft which has been accepted by a BA Lender as provided in Section 2.08.



     "BORROWER" shall have the meaning specified in the first paragraph of this Agreement, and shall include its successors from time to time.



     "BORROWING" shall mean the aggregate Accommodation of the same type obtained or to be obtained by the Borrower under the Term Commitments or the Revolving Commitments on any Borrowing Date.



     "BORROWING DATE" shall have the meaning specified in Subsection 2.06.



     "BPS" shall mean basis points, each basis point being 1/100 of 1%.



     "BRANCH" shall mean the main Toronto branch of the Agent, or such other branch of the Agent as the Agent may designate in writing to the Borrower and the Lenders.



     "BURNABY DEBT" shall mean Debt owing to 316465 B.C. Ltd., Citizens Bank Canada, Clifford Bouillet and Cathy Bouillet in an aggregate principal amount not exceeding Cdn. $770,000, incurred in connection with the Borrower's right to purchase 3887 and 3889 Second Avenue, Burnaby, B.C.

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


     "BUSINESS" shall mean the Borrower's and the Parent Guarantor's business of the provision of "telecommunications services" (as defined under the Telecommunications Act (Canada)) including the provision of subscriber equipment related thereto.



     "BUSINESS ACQUISITION" shall mean an Acquisition made in connection with, or that otherwise relates directly to, the Business provided that no Default or Event of Default is continuing at the time such Acquisition is made or could reasonably be expected to be caused by or to result from such Acquisition.



     "BUSINESS INVESTMENT" shall mean an Investment made in connection with, or that otherwise relates directly to, the Business provided that no Default or Event of Default is continuing at the time such Investment is made or could reasonably be expected to be caused by or to result from such Investment.



     "BUSINESS DAY" shall mean (i) with respect to any Cdn. Prime Rate Loan or any other type of Accommodation denominated in Cdn. Dollars and all matters pertaining thereto, any day excluding Saturday, Sunday and any day which shall be a legal holiday in Toronto, Canada; (ii) with respect to any U.S. Base Rate Loan, U.S. Prime Rate Loan or any other type of Accommodation denominated in U.S. Dollars (except as provided in clause (iii) of this definition) and all matters pertaining thereto, any day excluding Saturday, Sunday or any day which shall be a legal holiday in New York, U.S.A. or Toronto, Canada, and (iii) with respect to any LIBOR Loan and all matters pertaining thereto, any day which is a day for dealings by and between banks in U.S. Dollars in the London interbank market, excluding Saturday, Sunday or any day which shall be a legal holiday in London, England or New York, U.S.A. or Toronto, Canada.



     "CAPITAL ADEQUACY GUIDELINE" shall mean the capital adequacy requirements from time to time specified by the Office of the Superintendent of Financial Institutions and published by it as one or more guidelines for Canadian banks.



     "CAPITAL EXPENDITURE" shall mean any expenditure made by a Credit Party in connection with the acquisition, construction or improvement of any property (including any property acquired pursuant to a Capitalized Lease Obligation) which is required to be capitalized in accordance with GAAP, other than expenditures made in connection with the Shaw Acquisition, but for greater certainty does not include an Acquisition, Investment, capitalized Interest Expenses or capitalized financing expenses.



     "CAPITALIZED LEASE OBLIGATION" shall mean, for any person, any payment obligation of such person under an agreement for the lease or rental of or right to use property that, in accordance with GAAP, is required to be capitalized.



     "CDN. DOLLAR AMOUNT" shall mean, at any time, in relation to Accommodation, the sum of (i) the aggregate amount of all such Accommodation that is denominated in Cdn. Dollars and (ii) the Equivalent Amount expressed in Cdn. Dollars at such time of all such Accommodation that is denominated in U.S. Dollars.



     "CDN. DOLLARS" or "CDN. $" shall mean lawful money of Canada.



     "CDN. PRIME RATE" shall mean a fluctuating rate of interest per annum, expressed on the basis of year of 365 days, which is equal at all times to the greater of:



     (i) the reference rate of interest (however designated) of the Agent for determining interest chargeable by it on Cdn. Dollar commercial loans made in Canada; and



     (ii) 75 bps above CDOR from time to time for 30 day bankers' acceptances.



     "CDN. PRIME RATE LOAN" shall mean any Loan with respect to which interest is calculated hereunder for the time being on the basis of the Cdn. Prime Rate.


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     "CDOR" shall mean, for any day, and relative to Bankers' Acceptances or BA
Equivalent Notes having any specified term and face amount, the average of the annual rates for Cdn. Dollar bankers' acceptances having such specified term and face amount (or a term and face amount as closely as possible comparable to such specified term and face amount) of the banks named in Schedule I of the Bank Act (Canada) that appears on the Reuters Screen CDOR page as of at 10:00 a.m. on such day (or, if such day is not a Business Day, as of 10:00 a.m. on the next preceding Business Day), provided that if such rate does not appear on the Reuters Screen CDOR page at such time on such date, CDOR for such date will be the annual discount rate of interest (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 a.m. on such date at which the Agent is then offering to purchase Bankers' Acceptances accepted by it having a comparable aggregate face amount and identical maturity date to the aggregate face amount and maturity date of such Bankers' Acceptances or BA Equivalent Notes, as the case may be.



     "CHANGE OF CONTROL" shall mean any event or series of events which result in a person (or group of persons under common control) other than the Permitted Holders becoming the beneficial owner or owners, directly or indirectly, of securities of the Parent Guarantor to which are attached 50% or more of the votes that may be cast to elect directors of the Parent Guarantor.



     "CISCO CREDIT AGREEMENT" means the Cdn. $120,000,000 credit agreement dated as of September 29, 2000 among the Borrower, the Parent Guarantor, GT(US) and Cisco Systems Capital Corporation.



     "CLEARING HOUSE" shall mean The Canadian Depository for Securities Limited, or such alternate clearing house within the meaning of the Depository Bills and Notes Act (Canada) as may be agreed upon by the Borrower and the Lenders.



     "CO-ARRANGERS" shall mean Goldman Sachs Credit Partners L.P., Goldman Sachs Canada Credit Partners Co., Royal Bank of Canada and The Toronto-Dominion Bank.



     "COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT" shall mean the amended and restated collateral agency and intercreditor agreement dated as of September 29, 2000 among the Borrower, the Parent Guarantor, GT(US), the representatives referred to therein, the Collateral Agent and the Security Beneficiaries setting out their respective rights and obligations with respect to the Security.



     "COLLATERAL AGENT" shall mean Montreal Trust Company of Canada, or such other person as may be appointed as such pursuant to the terms of the Collateral Agency and Intercreditor Agreement.



     "COMBINED CAP" shall mean, at any time, the aggregate of (i) Cdn. $75,000,000, plus (ii) the Net Proceeds in excess of Cdn. $360,000,000 from the High Yield Debt, plus (iii) the Net Proceeds of all other debt or equity financings after February 3, 2000 of any Credit Party, less an amount equal to 50% of the Net Proceeds from all Prepayment Debt to the extent the aggregate of the Net Proceeds from all Prepayment Debt arising after the date hereof exceeds $600,000,000 (or any Equivalent Amount).



     "COMMITMENTS" shall mean, at any time, the Tranche A Commitments, the Tranche B Commitments, and the Revolving Commitments at such time, and "COMMITMENT" shall mean, at any time, either a Tranche A Commitment, Tranche B Commitment, or a Revolving Commitment at such time.



     "COMMITTED CREDIT" of any Security Beneficiary means the aggregate of all Principal Obligations (as defined in the Collateral Agency and Intercreditor Agreement) then owing to such Security Beneficiary plus all undrawn or undisbursed loan Commitments (as defined in the applicable credit agreement between the Borrower and a Security Beneficiary) of such Security Beneficiary.



     "CONTESTED" shall mean contested in good faith by appropriate proceedings promptly initiated and diligently conducted.


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     "CONTINGENT OBLIGATION" shall mean, with respect to any person, any obligation of such person guaranteeing or having the economic effect of guaranteeing any Debt ("primary obligations") of any other person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such person as an account party in respect of a letter of credit issued to assure payment by the primary obligor of any such primary obligation, and any obligation of such person, whether or not contingent (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, or (ii) to advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor or to purchase property or services, in each case primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation PROVIDED THAT any guarantee of debt owing from one Credit Party to another or any obligation in connection with the Existing LCs (but only to the extent of the cash collateralization of the Existing LCs) shall not be a "Contingent Obligation".



     "CONTRACTUAL OBLIGATION" shall mean, with respect to any person, any provision of any agreement, instrument or undertaking to which such person is a party or by which it or any of its property is bound and, for greater certainty, includes provisions of Material Contracts.



     "CREDIT DOCUMENTS" shall mean this Agreement, the Security, the Collateral Agency and Intercreditor Agreement, all certificates delivered from time to time by or on behalf of the Borrower or a Guarantor to the Agent or the Lenders pursuant to this Agreement or the Security, and any other document acknowledged by the Borrower or a Guarantor to be a Credit Document.



     "CREDIT PARTIES" shall mean the Borrower, the Parent Guarantor, and all other Guarantors.



     "DEBT" shall mean, with respect to any person, without duplication, (i) an obligation of such person for borrowed money, (ii) an obligation of such person evidenced by a note, bond, debenture or other similar instrument, (iii) an obligation of such person for the deferred purchase price of property or services, excluding trade payables and other accrued current liabilities incurred in the ordinary course of business in accordance with customary commercial terms, (iv) a Capitalized Lease Obligation of such person, (v) a Contingent Obligation of such person, (vi) an obligation of such person or of any other person secured by a Lien on any property of such person, even though such person has not otherwise assumed or become liable for the payment of such obligation, in which case the amount of Debt constituted thereby shall be the lesser of the value of such person's interest in such property and the amount of the obligation secured, (vii) the net obligation of such person under a Hedging Arrangement (for greater certainty, to the extent that such person has a positive entitlement under a Hedging Arrangement such amount will be deducted from its "Debt"), or (viii) any other item which would in accordance with GAAP be classified as a liability on the balance sheet of such person PROVIDED THAT "Debt" shall not include debt owing from a Credit Party to another Credit Party, deferred tax liabilities, deferred revenue or any obligation in connection with the Existing LCs (but only to the extent of the cash collateralization of the Existing LCs).



     "DEBT PREPAYMENT AMOUNT" means, with respect to the incurrence of any Prepayment Debt, an amount equal to the Security Beneficiary Percentage (determined without reference to any Committed Credit or Debt outstanding under any Credit Agreement (as defined in the Collateral Agency and Intercreditor Agreement) under which such Prepayment Debt arises) of 50% of the Net Proceeds of such Prepayment Debt, to the extent the aggregate of the Net Proceeds from all Prepayment Debt arising after the date hereof exceeds Cdn. $600,000,000 (or any Equivalent Amount).



     "DEBT SERVICE REQUIREMENT" shall mean, for any period, the sum of all mandatory principal payments in respect of Debt required to be made by the Credit Parties on a consolidated basis during such period.



     "DEFAULT" shall mean any event, act or condition which with the giving of notice or lapse of time, or both, would constitute an Event of Default.

     "DOCUMENTARY LETTER OF CREDIT" shall mean any Letter of Credit that serves as a guarantee of a person's performance obligations (other than financial obligations) and is treated as a transaction-related contingency for the purposes of the Capital Adequacy Guideline.



     "DRAFT" shall have the meaning specified in Subsection 2.08(1).



     "EBITDA" shall be calculated on a consolidated basis and shall mean, for any period, Net Income for such period PLUS, to the extent deducted in determining such Net Income, the sum (without duplication) of (i) consolidated income tax expense (which shall, for greater certainty, include capital tax expenses), (ii) Interest Expense, (iii) depreciation and amortization expense, and (iv) extraordinary, unusual or non-recurring losses minus, to the extent added in determining such Net Income, (i) interest income, (ii) extraordinary, unusual or non-recurring gains, and (iii) income attributable to Investments (other than an Investment in a Subsidiary) except to the extent that such income was received in the form of cash dividends or other similar cash distribution.



     "ENVIRONMENTAL LAWS" shall mean all Applicable Law in respect of the natural environment, public or occupational health or safety, and the manufacture, importation, handling, transportation, storage, disposal and treatment of Hazardous Substances.



     "EQUITY" shall mean, at any time, the amount which would, in accordance with GAAP, then be included as shareholders' equity on a consolidated balance sheet of the Credit Parties including without limitation equity attributable to the issuance of preferred shares BUT NOT INCLUDING equity attributable to the issuance of shares as payment-in-kind dividends on existing shares and calculated without reference to cash lodged as security with respect to Existing LCs.



     "EQUIVALENT AMOUNT" shall mean, with respect to a specified amount of Cdn. Dollars, the amount of any other currency that may be purchased with such Cdn. Dollars at the Bank of Canada noon rate for the purchase of such other currency with Cdn. Dollars in effect on the Business Day with respect to which such computation is required for the purpose of this Agreement or, in the absence of such a buying rate on such date, using such other rate as the Agent may reasonably select.



     "EVENT OF DEFAULT" shall have the meaning specified in Section 10.01.



     "EXCESS CASH FLOW" means, for any period, the sum (without duplication) of:



     (a) Net Income for such period, adjusted to exclude any gains or losses attributable to any casualty or other insured damage to any Credit Party's property or Asset Disposition Trigger Event (to the extent Net Proceeds to the Credit Parties therefrom were not reinvested in Additional Assets of the Credit Parties within the 180 day period following such Asset Disposition Trigger Event); PLUS



     (b) depreciation, amortization and other non-cash charges or losses deducted in determining such consolidated Net Income for such period; PLUS



     (c) the sum of (i) the amount, if any, by which Working Capital decreased during such period plus (ii) the amount, if any, by which the consolidated long-term deferred revenues of the Credit Parties increased during such period plus (iii) the aggregate principal amount of Capital Lease Obligations and other Debt incurred by the Credit Parties during such period to finance Capital Expenditures, to the extent that principal payments in respect of such Debt would not be excluded from clause (f) below when made plus (iv) the amount of any cash payments received by the Credit Parties during such period in connection with the termination of Hedging Arrangements to the extent not included in such Net Income; MINUS



     (d) the sum of (i) any non-cash gains included in determining such Net Income for such period plus (ii) the amount, if any, by which Working Capital increased during such period plus (iii) the amount, if any, by which the consolidated long-term deferred revenues of the Credit Parties decreased during such period plus (iv) the amount of any cash payments made during such period in respect of any obligations that constituted accrued or accreted interest and financing charges in a previous period, plus (v) the amount of any cash payments made by any Credit Party during such period in connection with the termination of Hedging Arrangements to the extent not deducted in determining such Net Income, plus cash expenses with respect to debt or equity financings paid during such period; MINUS



     (e)  Capital Expenditures for such period; MINUS



     (f) the aggregate principal amount of Debt repaid or prepaid by the Credit Parties during such period, excluding (i) Debt in respect of revolving credit facilities to the extent that the amount of such Debt repaid or prepaid remains available to be borrowed by a Credit Party under such facilities (including under any replacement facilities), and (ii) repayments or prepayments of Debt financed by incurring other Debt, to the extent that mandatory principal payments in respect of such other Debt would not be excluded from this clause (f) when made; MINUS



     (g)  all Restricted Payments made during such period.



     "EXCLUDED TAXES" shall mean, in relation to any Lender, (a) Taxes imposed or levied by any jurisdiction on or measured by the overall net income of such Lender or any of its applicable lending offices, and (b) other Taxes including franchise Taxes, Taxes on doing business or Taxes measured by capital or net worth imposed or levied by any jurisdiction on such Lender or any of its applicable lending offices as a result of such Lender (i) carrying on a trade or business therein or having a permanent establishment therein, (ii) being organized under the laws of such jurisdiction or any political subdivision thereof, (iii) being or being deemed to be resident in such jurisdiction for income tax purposes, (iv) having any other present or former connection with such jurisdiction (other than a connection arising solely from such Lender or its applicable lending office having executed, delivered or performed its obligations under the Credit Documents or received a payment under a Credit Document or enforced its rights under a Credit Document), or (v) not dealing at arm's length (as defined for the purposes of the Income Tax Act (Canada)) with the Borrower, or which would not have been imposed had such Lender satisfied a relevant authority that such Lender was not a person mentioned in clause (i),
(ii), (iii), (iv) or (v) above; but for greater certainty "EXCLUDED TAXES" shall not include any Taxes payable under the laws of such jurisdiction or any political subdivision thereof which are sales, goods or services Taxes levied or imposed with respect to any goods or services made available by the Agent or any Lender under any Credit Document.



     "EXISTING LCS" shall mean (i) the letter of credit in the amount of Cdn. $253,133 in favour of Leasetec Canada Ltd., and (ii) the letter of credit in the amount of Cdn. $200,000 in favour of Onset Capital Corporation, both issued by The Toronto-Dominion Bank for the account of the Borrower, as renewed from time to time.



     "FACE AMOUNT" shall mean, with respect to any Bankers' Acceptances or BA Equivalent Note, the principal amount thereof payable on the maturity thereof.



     "FEDERAL FUNDS RATE" shall mean, for any day, an annual interest rate, expressed on the basis of a year of 360 days, equal to the weighted average of the rates on overnight United States federal funds transactions with members of the United States Federal Reserve System arranged by United States federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or for any Business Day on which such rate is not so published, the arithmetic average of the quotations for such day on such transactions received by the Agent from three United States federal funds brokers of recognized standing selected by it.



     "FIXED CHARGE COVERAGE RATIO" shall mean, at any time, the ratio of (i) EBITDA, (determined with respect to the two most recently-completed financial quarters of the Parent Guarantor on an annualized basis), minus Capital Expenditures (determined with respect to the most recently-completed four financial quarters of the Parent Guarantor), divided by (ii) Debt Service Requirement plus Interest Expense (both as determined based upon the most recently-completed four financial quarters of the Parent Guarantor), all determined on a consolidated basis.



     "FUNDED EQUITY" means, at any time Equity of the Credit Parties directly attributable to the issuance of securities, determined on a consolidated basis (and for greater certainty shall be determined without reference to any retained earnings or losses).



     "GAAP" shall mean those accounting principles which are recognized as being generally accepted in Canada from time to time as set out in the handbook published by the Canadian Institute of Chartered Accountants.



     "GOLDMAN CANADA" shall mean Goldman Sachs Canada Credit Partners Co.



     "GOLDMAN U.S." shall mean Goldman Sachs Credit Partners L.P.



     "GT (US)" means GT Group Telecom Services (USA) Corp., a Nevada corporation.



     "GUARANTOR" shall mean the Parent Guarantor, GT(US) and any other person that guarantees payment of any or all Indebtedness and delivers Security, and shall include each such person's successors from time to time.



     "HAZARDOUS SUBSTANCE" shall mean any solid, liquid, gas, odour, heat, sound, vibration or radiation, or combination thereof, that may impair the natural environment, injure or damage property or plant or animal life or harm or impair the health of any individual.



     "HEDGING ARRANGEMENT" shall mean a Secured Hedging Arrangement or an Unsecured Hedging Arrangement.



     "HIGH YIELD DEBT" means all Debt of the Parent Guarantor arising under, with respect to, or in connection with the Notes.



     "IN WRITING" or "WRITTEN" shall mean any form of written communication or a communication by means of facsimile or telex device.



     "INCLUDING" shall mean "including without limitation", and "INCLUDES" shall mean "includes without limitation".



     "INDEBTEDNESS" means all present and future indebtedness and liability now or hereafter owing by the Borrower pursuant to or in respect of this Agreement, whether direct or indirect, absolute or contingent, matured or unmatured, and includes without limitation all principal, interest, fees and expenses owing by the Borrower hereunder.



     "INTEREST COVERAGE RATIO" shall mean, at any time, the ratio of (i) EBITDA (determined with respect to the most recently-completed two financial quarters of the Parent Guarantor on an annualized basis) to (ii) Interest Expense (determined with respect to the most recently-completed four financial quarters of the Parent Guarantor), all determined on a consolidated basis.



     "INTEREST EXPENSE" shall mean, for any period, the aggregate amount accrued (whether or not payable or paid) by the Parent Guarantor during such period in accordance with GAAP on account of (i) interest expense including amortization of debt discount costs, capitalized interest, standby fees, commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptances, but excluding the amortization of the equity portion of the Notes, and (ii) the interest expense components of all Capitalized Lease Obligations, all determined on a consolidated basis.



     "INVESTMENT" shall mean, with respect to any person, the making by such person of (a) any direct or indirect investment in or purchase or other acquisition of the securities of or an equity interest in any other person, (b) any loan or advance to, or arrangement for the purpose of providing funds or credit to (excluding extensions of trade credit in the ordinary course of business in accordance with customary commercial terms) any other person, or (c) any capital contribution to

(whether by means of a transfer of cash or other property or any payment for property or services for the account or use of) any other person. For greater certainty an Acquisition shall not be treated as an Investment.



     "ISSUANCE FEES" shall have the meaning set out in Section 3.12.



     "LC LENDER" shall mean Canadian Imperial Bank of Commerce.



     "LEAD ARRANGER" shall mean Canadian Imperial Bank of Commerce



     "LENDER" and "LENDERS" shall have the meanings specified in the first paragraph of this Agreement, and includes their respective successors from time to time. The term "LENDERS" shall also, for greater certainty, include the LC Lender.



     "LETTER OF CREDIT" shall mean a letter of credit issued as provided in
Section 2.09 by the LC Lender for the account of the Borrower.



     "LIBOR" shall mean, with respect to each LIBOR Period for each LIBOR Loan, the annual interest rate for deposits of U.S. Dollars for a maturity most nearly comparable to such LIBOR Period which appears on the LIBOR 01 page of the Reuters Screen as of 11:00 a.m. (London time) on the second Business Day prior to the commencement of such LIBOR Period. If such Reuters Screen rate is not available on such day, there shall be substituted for such rate the annual interest rate for deposits of U.S. Dollars for a maturity most nearly comparable to such LIBOR Period which appears on page 3750 of the Dow Jones Telerate Screen as of 11:00 a.m. (London time) on the second Business Day prior to the commencement of such LIBOR Period or, if such rate is not available on such day, there shall be substituted for such rate the interest rate at which the Agent is offered deposits of U.S. Dollars by leading banks in the London interbank market as of 11:00 a.m. (London time) on the second Business Day prior to the commencement of such LIBOR Period, for delivery on the first day of such LIBOR Period for the number of days comprised in such LIBOR Period and in an amount equal or most nearly comparable to the amount of such LIBOR Loan.



     "LIBOR LOAN" shall mean any Loan with respect to which interest is calculated hereunder for the time being on the basis of LIBOR.



     "LIBOR PERIOD" shall mean, from time to time with respect to a LIBOR Loan, the applicable interest period of one, two, three or six months, as selected in accordance with Section 3.06.



     "LICENSES" means any and all licenses, permits, easements, public and private rights-of-way and other access agreements, registrations, municipal/local and other government approvals, consents or other authority necessary for the Credit Parties to operate the Network.



     "LIEN" shall mean any mortgage, charge, pledge, hypothecation, lien (statutory or otherwise), security interest or other encumbrance of any nature however arising, or any other security agreement or arrangement creating in favour of any creditor a right in respect of any particular property that is prior to the right of any other creditor in respect of such property, and includes the right of a lessor relative to a Capitalized Lease Obligation but, for greater certainty, excludes the interest of a lessor under a lease which is not a Capitalized Lease Obligation.



     "LOAN" shall mean the principal amount of Cdn. Dollars or U.S. Dollars advanced by a Lender to the Borrower on any Borrowing Date pursuant to a Notice of Borrowing or made or deemed to have been made by a Lender pursuant to Subsection 2.08(8) or 2.09(3) and "TYPE" of Loan shall refer to whether a particular Loan is a Cdn. Prime Rate Loan, a U.S. Base Rate Loan, a U.S. Prime Rate Loan or a LIBOR Loan.



     "LUCENT" shall mean Lucent Technologies Inc.



     "LUCENT COMMITMENT" shall mean, at any time, the aggregate amount of credit committed to the Borrower under the Lucent Credit Agreement.


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


     "LUCENT CREDIT AGREEMENT" shall mean the amended and restated U.S. $315,000,000 credit agreement dated as of February 3, 2000, as amended and restated as of September 29, 2000 among the Borrower, as borrower, the Parent Guarantor and GT(US) as guarantors, Lucent as administrative agent, and those persons party thereto as lenders from time to time.



     "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (i) the business, property, condition (financial or otherwise) or prospects of the Credit Parties, considered as a whole, (ii) the ability of any of the Credit Parties to perform its financial obligations under any of the Credit Documents to which it is a party, or (iii) the rights and benefits available to the Lenders under any Credit Document.



     "MATERIAL CONTRACTS" shall mean those contracts and agreements listed in
Schedule 2.



     "MATURITY DATE" shall mean February 3, 2007.



     "MEMBER" shall mean a Lender which has entered into a contract of membership with the Clearing House.



     "NET INCOME" shall mean, for any period, the consolidated net income (loss) of the Credit Parties for such period, calculated in accordance with GAAP.



     "NET PROCEEDS" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Credit Parties to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by any Credit Parties as a result of such event to repay Debt (other than Debt under this Agreement or which is repayable under a comparable provision of any other Credit Agreement (as defined in the Collateral Agency and Intercreditor Agreement)) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (iii) in the case of an underwritten offering of securities, the amount of all underwriting discounts and commissions, and (iv) the amount of all taxes paid (or reasonably estimated to be payable) by the Credit Parties, and the amount of any reserves established by any Credit Party to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Senior Officer of Borrower).



     "NETWORK" means any and all assets comprising the telecommunications network, including voice and data services, constructed or to be constructed in Canada by the Credit Parties, and any and all items and parts thereof.



     "NON BA LENDER" shall mean any Lender which has a Revolving Commitment or Tranche A Commitment and which is not a BA Lender.



     "NOTES" shall mean those 13 1/4% senior discount notes issued or to be issued by the Parent Guarantor pursuant to the terms of an indenture dated as of February 1, 2000 between the Parent Guarantor and The Chase Manhattan Bank, as trustee.



     "NOTICE OF BORROWING" shall have the meaning specified in Subsection
2.06(1).



     "NOTICE OF CONVERSION/ROLLOVER" shall have the meaning specified in Subsection 2.07.



     "OPTIONAL REPAYMENT DATE" shall have the meaning specified in Subsection 4.01(1).



     "PARENT GUARANTOR" shall have the meaning specified in the first paragraph of this Agreement, and shall include its successors from time to time.

     "PERMITTED ACQUISITIONS" shall mean, at any time, the following:



     (i) Acquisitions made in lieu of Capital Expenditures as set out in the Plan;



     (ii) any Acquisition to the extent that the cost of such Acquisition is funded by the issuance of equity in any Credit Party;



     (iii) Business Acquisitions PROVIDED THAT the aggregate amount of the cash portions of the prices of all Business Acquisitions and all Business Investments made on or after February 3, 2000 shall not exceed the Combined Cap (or any Equivalent Amount) at any time; and



     (iv) other Acquisitions PROVIDED THAT the aggregate amount of all such Permitted Acquisitions permitted pursuant to this paragraph (iv) and Permitted Investments described in paragraph (viii) of the definition thereof made on or after February 3, 2000 shall not exceed Cdn. $10,000,000 (or any Equivalent Amount).



     "PERMITTED CAPITALIZED LEASE OBLIGATIONS" shall mean any Capitalized Lease Obligations relating to (i) arrangements between the Borrower and 360networks Inc. and/or its affiliates or other similar arrangements for the capital lease of fibre optic cable between the Borrower and other parties which may be treated as capital leases; or (ii) leases of real estate.



     "PERMITTED DEBT" shall mean, at any time and without duplication, the following:



     (i) Security Beneficiary Debt in an aggregate principal amount not exceeding Cdn. $1,350,000,000 (or any Equivalent Amount), PROVIDED THAT
        (A) the weighted average life to maturity of such Debt (other than Security Beneficiary Debt committed on the date hereof), calculated in accordance with generally accepted financial practice, exceeds the remaining weighted average life to maturity of the Term Commitments, and
        (B) covenants given in connection with such Debt shall not be more onerous to the Borrower or any other Credit Party than, and not in addition to, the covenants contained in this Agreement;



     (ii)  Purchase Money Obligations PROVIDED THAT



        (a) the aggregate amount of such Debt, other than Permitted Capitalized Lease Obligations, does not exceed Cdn. $110,000,000 (or any Equivalent Amount) at any time; and



        (b) the aggregate amount of such Debt, other than Permitted Capitalized Lease Obligations, owing to any one person in respect of assets employed in the Network does not exceed Cdn. $30,000,000 (or any Equivalent Amount) at any time; and



        (c) for the purposes of determining compliance with clauses (a) and (b) hereof, Debt owing to a manufacturer of Telecommunications Equipment shall not be considered to be a Purchase Money Obligation where such Debt has been outstanding for less than 90 days;



     (iii) Debt owing in connection with any Hedging Arrangement;



     (iv) Debt from one Credit Party to another Credit Party;



     (v)  High-Yield Debt;



     (vi) Debt of the Parent Guarantor for other borrowed money in an aggregate principal amount not to exceed Cdn. $1,000,000,000 (or any Equivalent Amount), so long as no Default or Event of Default is continuing at the date of incurrence thereof or would be created thereby, provided that
        (A) the payment terms of such Debt do not require any principal repayments while any Indebtedness remains outstanding hereunder; (B) such Debt is unsecured; and (C) the covenants given in connection with such Debt are not more onerous to the

        Borrower or any other Credit Party than, and not in addition to, the covenants contained in this Agreement or the Notes;



     (vii) Unsecured Debt of a Credit Party that has been consented too in advance by the Lenders;



     (viii) Permitted Refinancing Debt;



     (ix) unsecured Debt of a Credit Party that has become a Subsidiary of the Parent Guarantor or the Borrower by virtue of an Acquisition and which is in existence at the time of such Acquisition;



     (x)  the Burnaby Debt; and



     (xi) Permitted Capitalized Lease Obligations in an aggregate amount not to exceed Cdn. $250,000,000 (or any Equivalent Amount).



     "PERMITTED HOLDERS" shall mean, collectively, Canadian Imperial Bank of Commerce, GS Capital Partners III, L.P., NB Capital Partners Inc., MGN Group L.L.C. and Shaw Fiberlink Ltd. and their respective Affiliates.



     "PERMITTED INVESTMENTS" shall mean, at any time, the following:



     (i)  Investments permitted under the Plan;



     (ii) Investments in obligations issued by the Government of Canada or the United States of America, or an instrumentality or agency of either such country, maturing within 365 days of the date of acquisition of such obligation, and guaranteed fully as to principal, interest and premium (if any), by the Government of Canada or the United States of America;



     (iii) Investments in certificates or other evidences of deposit issued or acceptances accepted by or guaranteed by, or cash deposits with, any bank to which the Bank Act (Canada) applies or by any company licensed to carry on the business of a trust company in one or more provinces of Canada or by any bank or trust company organized under the laws of the United States or any state thereof or the District of Columbia or the United Kingdom, in each case, having combined capital and surplus of not less than Cdn. $750,000,000 (or the Equivalent Amount in another currency), payable on demand or maturing within 365 days of the date of purchase;



     (iv) Investments in commercial paper given a long-term rating band of not less than A, or equivalent short-term rating, by an established national credit rating agency in Canada or the United States and maturing not more than 365 days from the date of acquisition thereof;



     (v) loans, guarantees and reasonable advances to employees of the Credit Parties made in the ordinary course of business in the aggregate principal amount not exceeding Cdn. $25,000,000 (or any Equivalent Amount in another currency) at any time;



     (vi) any Investment to the extent that the cost of such Investment is funded by the issuance of equity in any Credit Party;



     (vii) Business Investments PROVIDED THAT the aggregate amount of the cash portions of the prices of all Business Investments and all Business Acquisitions made on or after February 3, 2000 shall not exceed the Combined Cap (or any Equivalent Amount) at any time; and



     (viii) other Investments PROVIDED THAT the aggregate amount of all such Permitted Investments permitted pursuant to this paragraph (viii) and Permitted Acquisitions described in paragraph (iv) of the definition thereof made on or after February 3, 2000 shall not exceed Cdn. $10,000,000 (or any Equivalent Amount).

     "PERMITTED LIENS" shall mean, at any time, the following:



     (i) Liens for taxes not overdue, or which are being contested if adequate reserves with respect thereto are maintained by the applicable Credit Party in accordance with GAAP and the enforcement of any related Lien is stayed;



     (ii) undetermined or inchoate Liens arising in the ordinary course of business which relate to obligations not overdue or a claim for which has not been filed or registered pursuant to Applicable Law or which are being contested if adequate reserves with respect thereto are maintained by the applicable Credit Party in accordance with GAAP and the enforcement of any related Lien is stayed;



     (iii) carriers', warehousemen's, mechanics', materialmen's, repairmen's, construction or other similar Liens arising in the ordinary course of business which relate to obligations not overdue or which are being contested if adequate reserves with respect thereto are maintained by the applicable Credit Party in accordance with GAAP and the enforcement of any related Lien is stayed;



     (iv) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Credit Parties;



     (v) zoning and building by-laws and ordinances and municipal by-laws and regulations so long as the same are complied with;



     (vi) statutory Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;



     (vii) the reservations and exceptions contained in, or implied by statute in, the original disposition from the Crown and grants made by the Crown of interests so reserved or excepted;



     (viii) Liens created by the Security;



     (ix) any Lien to secure any Purchase Money Obligation permitted under Subsection 8.02(a) provided that such Lien is created not later than 180 days after the related Purchase Money Obligation is incurred and does not affect any property other than the property financed by the related Purchase Money Obligation;



     (x)  Liens securing the Existing LCs;



     (xi) Liens securing the Burnaby Debt;



     (xii) Liens in favour of 360networks Inc. and/or its affiliates granted pursuant to the Fibre Sale Agreement dated May 24, 2000 among Worldwide Fiber (F.O.T.S.) Ltd., Worldwide Fiber (F.O.T.S.) No. 3 Ltd., WFI-CN Fibre Inc. and the Borrower and the Indefeasible Right to Use Agreement dated May 24, 2000 between GT (US) and Worldwide Fiber Networks Inc., as in effect on the date of this Amended and Restated Credit Agreement (collectively, the "360 Agreements"), provided that such Liens attach only to the assets that are the subject matter of the 360 Agreements and arise only on or after the Acceptance Date (as defined in the 360 Agreements);



     (xiii) the Lien in favour of the City of Vancouver granted in connection with the municipal access agreement dated as of October 22, 1997; and



     (xiv) Liens in respect of which the Lenders have given their specific written consent.

     "PERMITTED REFINANCING DEBT" means Debt incurred by a Credit Party at any time while no Default or Event of Default is continuing and used to refinance existing Permitted Debt referred to in clauses (i), (v) or (x) of the definition thereof, PROVIDED THAT:



     (i) the principal amount of such Principal Refinancing Debt does not exceed the then outstanding principal amount of the Permitted Debt being refinanced together with the reasonable expenses associated with such refinancing;



     (ii) the weighted average life to the maturity of the Permitted Refinancing Debt, calculated in accordance with accepted financial practice, exceeds the weighted average life to maturity of the Permitted Debt being refinanced; and



     (iii) the terms, conditions and provisions creating or evidencing such Permitted Refinancing Debt are not more restrictive, in aggregate, than the terms, conditions and provisions applicable to the Permitted Debt being refinanced.



     "PERSON" is to be broadly interpreted and shall include an individual, a corporation, a partnership, a trust, an unincorporated organization, a joint venture, the government of a country or any political subdivision thereof, or an agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity.



     "PLAN" means the Borrower's five city phase one business plan dated January 10, 2000 and relating to Vancouver (including Victoria), Edmonton, the greater Calgary area, Montreal, and the greater Toronto area, copies of which have been provided to the Lenders.



     "PREPAYMENT DEBT" means (i) unsecured Debt issued pursuant to a prospectus, offering memorandum, registration statement or other similar document and that is evidenced by a note, bond, debenture or other similar instrument and ranks subordinate to or pari passu with the High-Yield Debt, or (ii) Security Beneficiary Debt that is borrowed from a U.S. bank or other U.S. financial institution pursuant to a Credit Agreement (as defined in the Collateral Agency and Intercreditor Agreement) other than this Agreement, the Lucent Credit Agreement or the Cisco Credit Agreement, each as in effect on the date hereof.



     "PROPERTY" shall include any asset, property, revenue or undertaking, whether tangible or intangible, real or personal.



     "PURCHASE MONEY OBLIGATION" shall mean any Debt (including without limitation a Capitalized Lease Obligation) incurred or assumed to finance all or any part of the acquisition price of any equipment or services acquired by any Credit Party after the date of this Agreement or to finance all or any part of the cost of any improvement to any equipment of any Credit Party, provided that such obligation is incurred or assumed prior to or within 60 days after the later of the acquisition of such equipment or the completion of such improvement and the date of this Agreement and does not exceed the lesser of the acquisition price payable by such Credit Party for such equipment, services or improvement and the fair market value of such equipment, services or improvement; and includes any extension, renewal or refunding of any such obligation so long as the principal amount thereof outstanding on the date of such extension, renewal or refunding is not increased except by accrued and unpaid interest and refinancing costs. For greater certainty, Purchase Money Obligations shall not include Debt incurred or assumed in a transaction of sale and leaseback of any property entered into more than 60 days after the later of the acquisition of such property and the date of this Agreement.



     "RATEABLY" shall mean, at any time, as nearly as practical in the opinion of the Agent, (a) with respect to the amount of any Accommodation to be made available by any Lender or any repayments of Accommodation to be distributed to any Lender at any time under its Tranche A Commitment, Tranche B Commitment, or Revolving Commitment, in accordance with the proportion that the limit of the Tranche A Commitment of such Lender is of the limit of the Tranche A Commitments of all Lenders at such time, the limit of the Tranche B Commitment of such Lender is of the limit of the Tranche B Commitments of all Lenders at such time, or that the limit of the Revolving Commitment of


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


such Lender is of the limit of the Revolving Commitments of all Lenders at such time, and (b) for any other purpose including distribution of proceeds of realization of any Security, in accordance with the proportion that the outstanding Accommodation from any particular Lender at such time is of the outstanding Accommodation from all Lenders at such time, or in accordance with the proportion that the outstanding Accommodation from any particular Lender at such time under its Tranche A Commitment, Tranche B Commitment or its Revolving Commitment is of the outstanding Accommodation from all Lenders at such time under the Tranche A Commitments, the Tranche B Commitments or the Revolving Commitments, as the case may be; and "RATEABLE" shall have an analogous meaning.



     "RELEASE" shall mean an actual or potential discharge, deposit, spill, leak, pumping, pouring, emission, emptying, injection, escape, leaching, seepage or disposal of a Hazardous Substance which is or may be in breach of any Environmental Laws.



     "REQUIRED LENDERS" shall mean, at any time, Lenders which have more than 50.00% of the Cdn. Dollar Amount of all Accommodation outstanding at such time.



     "RESTRICTED PAYMENT" shall mean, with respect to any person, any payment by such person (i) of any dividends on any shares of its capital other than dividends consisting of shares of its capital, (ii) on account of, or for the purpose of setting apart any property for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of its capital or any warrants, options or rights to acquire any such shares, or the making by such person of any other distribution in respect of any shares of its capital, or (iii) on account of the principal portion of any Debt excluding any Indebtedness.



     "REVENUES" shall mean, for any period, the consolidated revenue of the Parent Guarantor for such period, calculated in accordance with GAAP.



     "REVOLVING COMMITMENT" and "REVOLVING COMMITMENTS" shall have the meanings specified in Section 2.02.



     "REVOLVING LENDER" shall mean any Lender that has a Revolving Commitment and "REVOLVING LENDERS" shall mean all of them.



     "SCHEDULED REPAYMENT DATE" shall have the meaning specified in Section
4.02.



     "SECURED HEDGING ARRANGEMENT" shall mean any arrangement between a Credit Party and a Security Beneficiary which is a rate swap transaction, basis swap, forward rate transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of such transactions or arrangements) designed and entered into to protect or mitigate against risks in interest or currency exchange fluctuations and under which the obligations of such Credit Party are secured in favour of the Collateral Agent.



     "SECURITY" shall have the meaning specified in Section 6.01.



     "SECURITY BENEFICIARIES" shall mean all Secured Parties (as defined in the Collateral Agency and Intercreditor Agreement), in their capacities as Secured Parties under such agreement.



     "SECURITY BENEFICIARY DEBT" shall mean Debt (other than Debt owing in connection with Secured Hedging Arrangements) owing to Security Beneficiaries and secured by the Security.



     "SECURITY BENEFICIARY PERCENTAGE" shall mean, at any time the percentage that the Committed Credit hereunder is to the Committed Credit of all Security Beneficiaries.



     "SENIOR DEBT" means, at any time and determined on a consolidated basis, the aggregate amount of Debt of the Parent Guarantor secured by any Lien or Liens (including for greater certainty the Debt of the Borrower under this Agreement, the Lucent Credit Agreement and the Cisco Credit Agreement) other than Debt arising under the Notes.

     "SENIOR DEBT LEVERAGE RATIO" shall mean, at any time, the ratio of Senior Debt to EBITDA (determined with respect to the most recently completed two financial quarters of the Parent Guarantor on an annualized basis).



     "SENIOR DEBT RATIO" shall mean, at any time, the ratio of Senior Debt to Total Capitalization.



     "SENIOR OFFICER" shall mean the president, chief executive officer, chief financial officer, chief operating officer or any senior vice-president, executive vice-president or vice-president.



     "SHAW ACQUISITION" shall mean the purchase by the Parent Guarantor of certain of the assets and business of Shaw Fiberlink Ltd. in accordance with and pursuant to the asset purchase and subscription agreement dated as of December 22, 1999 among Shaw Communications Inc., Shaw Fiberlink Ltd., the Borrower and the Parent Guarantor.



     "STAGE II DATE" shall mean the earlier of



     (i) the first day of the financial quarter following the first two consecutive financial quarters of the Parent Guarantor in which EBITDA (determined with respect to each such financial quarter) has been positive; and



     (ii)  October 1, 2002.



     "STANDBY LETTER OF CREDIT" shall mean a Letter of Credit that serves as a payment guarantee of a person's financial obligations and is treated as a direct credit substitute for the purposes of the Capital Adequacy Guideline.



     "SUBSIDIARY" of any person shall mean any other person of which shares or other equity units having ordinary voting power to elect a majority of the board of directors or other individuals performing comparable functions, or which are entitled to or represent more than 50% of the owners' equity or capital or entitlement to profits, are owned beneficially or controlled, directly or indirectly, by any one or more of such first person and the Subsidiaries of such first person, and shall include any other person in like relationship to a Subsidiary of such first person.



     "TAXES" shall have the meaning specified in Subsection 5.04(1).



     "TELECOMMUNICATIONS BUSINESS" means the business of:



     (i) transmitting, or providing products or services relating to the transmission or storage of, voice, data or Internet applications through owned or leased transmission facilities, including wireless facilities;



     (ii) creating, developing, marketing or providing communications-related network equipment, software or other devices or products for use in a Telecommunications Business; or



     (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in paragraphs
        (i) or (ii) of this definition.



     "TELECOMMUNICATIONS EQUIPMENT" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.



     "TERM COMMITMENTS" shall mean the Tranche A Commitments and the Tranche B Commitments.



     "TERM LENDERS" shall mean the Lenders that have a Tranche A Commitment or Tranche B Commitment.



     "TOTAL CAPITALIZATION" shall mean, at any time, the aggregate of (i) the Total Debt plus (ii) Funded Equity.



     "TOTAL DEBT" shall mean, at any time and determined on a consolidated basis, the aggregate amount of Debt of the Parent Guarantor.

     "TOTAL DEBT LEVERAGE RATIO" shall mean, at any time and determined on a consolidated basis, the ratio of Total Debt to EBITDA (determined with respect to the most recently-completed two financial quarters of the Parent Guarantor on an annualized basis).



     "TOTAL DEBT RATIO" shall mean, at any time, the ratio of Total Debt to Total Capitalization.



     "TRANCHE A" shall have the meaning specified in Subsection 2.01(1).



     "TRANCHE A COMMITMENT" and "TRANCHE A COMMITMENTS" shall have the meanings specified in Subsection 2.01(1).



     "TRANCHE B" shall have the meaning specified in Subsection 2.01(2).



     "TRANCHE B COMMITMENT" and "TRANCHE B COMMITMENTS" shall have the meanings specified in Subsection 2.01(2).



     "TRANCHE B TEST DATE" shall have the meaning specified in Subsection
4.04(4).



     "UNSECURED HEDGING ARRANGEMENT" shall mean any arrangement between the Parent Guarantor and a counterparty which is a rate swap transaction, basis swap, forward rate transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of such transactions or arrangements) designed and entered into to protect or mitigate against risks in interest or currency exchange fluctuations and under which the obligations of the Parent Guarantor are unsecured.



     "U.S. BASE RATE" shall mean a fluctuating rate of interest per annum, expressed on the basis of year of 365 days, which is equal at all times to the greater of:



     (i) the reference rate of interest (however designated) of the Agent for determining interest chargeable by it on U.S. Dollar commercial loans made in Canada; and



     (ii)  50 bps above the Federal Funds Rate from time to time.



     "U.S. BASE RATE LOAN" shall mean any Loan with respect to which interest is calculated hereunder for the time being on the basis of the U.S. Base Rate.



     "U.S. DOLLARS" or "U.S. $" shall mean lawful money of the United States of America.



     "U.S. PRIME RATE" shall mean shall mean a fluctuating rate of interest per annum, expressed on the basis of year of 360 days, which is equal at all times to the greater of:



     (i) the reference rate of interest (however designated) of the Agent in the United States of America for determining interest chargeable by it on U.S. Dollar commercial loans made in the United States; and



     (ii)  50 bps above the Federal Funds Rate from time to time.



     "U.S. PRIME RATE LOAN" shall mean any Loan with respect to which interest is calculated hereunder for the time being on the basis of the U.S. Prime Rate.



     "UNDISBURSED REVOLVING COMMITMENTS" shall mean, at any time, the excess, if any, of the limit of the Revolving Commitments over the Cdn. Dollar Amount of Accommodation then outstanding thereunder, and "UNDISBURSED REVOLVING COMMITMENT" shall have an analogous meaning.



     "UTILIZATION PERCENTAGE" shall mean, at any time, the percentage that the Cdn. Dollar Amount of Accommodation then outstanding under the Revolving Commitments is of the Revolving Commitments.



     "WHOLLY-OWNED SUBSIDIARY" shall mean any Subsidiary of the Borrower or Parent Guarantor of which all the issued and outstanding shares and voting interests are owned beneficially and of record by the Borrower or Parent Guarantor as the case may be.

     "WORKING CAPITAL" shall mean, at any time (i) the current assets of the Parent Guarantor as of such date (excluding cash and Permitted Investments) minus (ii) the current liabilities of the Parent Guarantor (excluding current liabilities in respect of Debt), all determined on a consolidated basis in accordance with GAAP.



1.02   HEADINGS AND REFERENCES.



     The division of this Agreement into Articles, Sections, Subsections, paragraphs and clauses, the insertion of headings and the provision of any table of contents are for convenience of reference only and shall not affect the construction or interpretation hereof. The Article, Section and other headings in this Agreement are not intended to be full or precise descriptions of the text to which they refer. All uses of the words "this Agreement", "hereof", "herein", "hereto", "hereunder" and "hereby" and similar expressions refer to this Credit Agreement as a whole and not to any particular provision of it. References to an Article, Section, Subsection, paragraph, clause or Schedule refer to the applicable Article, Section, Subsection, paragraph, clause or Schedule of this Agreement. Unless the context requires otherwise any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other documents as from time to time amended, supplemented, amended and restated, or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).



1.03   TIME.



     All time references herein shall, unless otherwise specified, be references to local time in Toronto, Canada.



1.04   NUMBER AND GENDER.



     Unless the context requires otherwise, words importing the singular shall include the plural and vice versa, and words importing gender shall include all genders.



1.05   ENTIRE AGREEMENT.



     This Agreement and the other Credit Documents constitute the entire agreement among the parties relating to the subject matter hereof and supersedes all prior agreements, negotiations, discussions and understandings, written or oral, between or among the Agent, the Lenders and the Borrower, or any one or more of them.



1.06   STATUTE REFERENCES.



     Any reference in this Agreement to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time.



1.07   PERMITTED LIENS.



     Any reference in any of the Credit Documents to a Permitted Lien is not intended to and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Credit Documents to any Permitted Lien.



1.08   CONFLICTS.



     In the event of any conflict between any provision of this Agreement and any provision of any of the other Credit Documents (other than the Collateral Agency and Intercreditor Agreement), the provision of this Agreement shall prevail.


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


1.09   SEVERABILITY.



     If at any time any one or more of the provisions of this Agreement is or becomes invalid, illegal or unenforceable in any respect, such provision shall be deemed to be severed from this Agreement to the extent of such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired thereby.



1.10   GOVERNING LAW.



     This Agreement and all certificates and other documents delivered to the Agent and the Lenders hereunder, unless otherwise specified therein, shall be construed and interpreted in accordance with the laws of the Province of Ontario. The Borrower and each of the Guarantors hereby voluntarily and irrevocably submits itself to the jurisdiction of any competent federal or provincial court or tribunal in Canada or in the Province of Ontario to enable the Agent or the Lenders or any of them to commence and carry to a conclusion of any suit, action or proceeding for the collection of any and all amounts payable by the Borrower or the Guarantors hereunder and/or the enforcement of any other right or security given to the Agent or the Lenders or any of them by the Borrower or the Guarantors in connection with any amount payable hereunder. The Borrower and each of the Guarantors hereby further agrees that any final judgement or decree against it and/or its property in any such suit, action or proceeding shall be conclusive on it and such property and all parties in interest, and may be enforced in any court or tribunal in any other country by suit on the judgement or decree, a certified copy of which shall be conclusive evidence thereof.



1.11   ACCOUNTING PRACTICES.



     All calculations for the purposes of determining compliance with the financial ratios and financial covenants contained herein shall be made on a basis consistent with GAAP in existence as at the date of this Agreement and used in the preparation of the consolidated financial statements of the Parent Guarantor referred to in Section 7.01(g). In the event of a change in such GAAP the Borrower, the Parent Guarantor and the Agent (with the approval of the Lenders) shall negotiate in good faith to revise (if appropriate) such ratios and covenants to reflect GAAP as then in effect, in which case all calculations thereafter made for the purpose of determining compliance with the financial ratios and financial covenants contained herein shall be made on a basis consistent with GAAP in existence as at the date of such revision.



1.12  SCHEDULES.



     The following Schedules form part of this Agreement:



    Schedule 1     Commitments of the Lenders on the Closing Date
    Schedule 2     Material Contracts
    Schedule 3     Form of Notice of Borrowing
    Schedule 4     Form of Notice of Conversion/Rollover
    Schedule 5     Real Property
    Schedule 6     Form of Compliance Certificate
    Schedule 7     Minimum Amounts of Borrowings
    Schedule 8     Minimum Notice for Borrowings
    Schedule 9     Form of Undertaking from Assignee Lenders
    Schedule 10    Form of Assignment and Assumption Agreement

                                  ARTICLE TWO


                           NATURE OF THE COMMITMENTS



2.01  TERM COMMITMENTS



     Subject to and upon the terms and conditions herein set forth, the Term Lenders severally (and not jointly or jointly and severally) establish in favour of the Borrower, on a non-revolving basis (but subject to Subsection 2.07) a term credit facility subdivided into two tranches as follows:



     (1) a tranche ("TRANCHE A") under which each of the Lenders named in Part A of Schedule 1 severally (and not jointly or jointly and severally) agrees to make available to the Borrower Accommodation by way of Cdn. Prime Rate Loans, U.S. Base Rate Loans, LIBOR Loans and Bankers' Acceptances (including BA Equivalent Notes) in an aggregate outstanding Cdn. Dollar Amount not exceeding at any time the amount set forth opposite such Lender's name in Part A of
Schedule 1 (for each such Lender, its "TRANCHE A COMMITMENT" and for all such Lenders, the "TRANCHE A COMMITMENTS"); and



     (2) a tranche ("TRANCHE B") under which each of the Lenders named in Part B of Schedule 1 severally (and not jointly or jointly and severally) agrees to make available to the Borrower Accommodation by way of U.S. Prime Rate Loans and LIBOR Loans in an aggregate outstanding U.S. Dollar amount not exceeding at any time the amount set forth opposite such Lender's name in Part B of Schedule 1 (for each such Lender, its "TRANCHE B COMMITMENT" and for all such Lenders, the "TRANCHE B COMMITMENTS").



2.02  REVOLVING COMMITMENTS



     Subject to and upon the terms and conditions herein set forth, the Revolving Lenders severally (and not jointly or jointly and severally) establish in favour of the Borrower a revolving credit facility under which each of the Lenders named in Part C of Schedule 1 severally (and not jointly or jointly and severally) agrees to make available to the Borrower Accommodation by way of Cdn. Prime Rate Loans, U.S. Base Rate Loans, LIBOR Loans, Bankers' Acceptances (and BA Equivalent Notes, as applicable) and Letters of Credit in an aggregate outstanding Cdn. Dollar Amount not exceeding at any time the amount set forth opposite such Lender's name in Part C of Schedule 3 (for each such Lender, its "REVOLVING COMMITMENT" and for all such Lenders, the "REVOLVING COMMITMENTS").



2.03  USE OF PROCEEDS



     The proceeds of all Accommodation shall be used for the general corporate purposes of the Borrower including the making of any Permitted Acquisitions or Permitted Investments.



2.04  TERMINATION OF COMMITMENTS



     (1) The Term Commitments shall be fully drawn by the Borrower on the initial Borrowing Date, which shall be on or prior to March 30, 2000. If the initial Borrowing has not been obtained under the Term Commitments on or prior to such date, the Term Commitments shall automatically terminate on such date.



     (2) The right of the Borrower to obtain Accommodation under the Revolving Commitments shall be automatically terminated on the Maturity Date.



2.05  RATEABLE BORROWINGS



     (1) Except as otherwise specifically stated herein, Borrowings under the Term Commitments shall be made such that, at any time, all Accommodation outstanding under Tranche A by way of LIBOR Loans or Bankers' Acceptances (or BA Equivalent Notes, as applicable) exists pro rata under

Tranche B by way of LIBOR Loans having an identical LIBOR Period as the LIBOR Period or maturity date of such Tranche A LIBOR Loans or Bankers' Acceptances, as applicable.



     (2) Except as otherwise specifically stated herein, each Borrowing under the Tranche A Commitments, the Tranche B Commitments or the Revolving Commitments shall be made available to the Borrower by the Lenders which have Tranche A Commitments, Tranche B Commitments or Revolving Commitments, as the case may be, simultaneously and rateably, and shall be comprised of the same type of Accommodation, with identical maturity dates and LIBOR Periods if applicable, from each such Lender EXCEPT THAT the Loan made by Goldman Canada on the initial Borrowing Date under Tranche A shall be a Cdn. Prime Rate Loan.



     (3) No Lender shall be responsible for any default by any other Lender in its obligation to make Accommodation available to the Borrower nor shall the Commitment of any Lender be increased as a result of any such default, except as provided in this Subsection 2.05(3). If any Lender shall fail to make available any Accommodation when required under its Tranche A Commitment, Tranche B Commitment or Revolving Commitment, the Agent shall promptly notify the other Lenders of such failure, and any Lender which has a Tranche A Commitment, Tranche B Commitment or a Revolving Commitment, as the case may be, upon notice to the Borrower, the Agent and the other Lenders which have Tranche A Commitments, Tranche B Commitments or Revolving Commitments, as the case may be, may make available to the Borrower within two Business Days after the applicable Borrowing Date the amount (or if more than one Lender so elects, its pro rata share of the amount as nearly as practicable in the opinion of the Agent) of the failed Accommodation. The maturity date of the LIBOR Period applicable to all LIBOR Loans and the maturity date of all Bankers' Acceptances and BA Equivalent Notes included in the additional Accommodation so made available shall be identical to the respective maturity dates of the LIBOR Period for any LIBOR Loans, and of any Bankers' Acceptances and BA Equivalent Notes, that would have been included in the failed Accommodation and that were included in the Accommodation made available by the non-defaulting Lenders on the applicable Borrowing Date. The Lenders, the Borrower and the Agent shall thereupon enter into documentation, in form and substance satisfactory to the Agent, as may be appropriate to evidence the adjustment of the Commitments necessitated by the additional Accommodation made by any Lender. Nothing in this Subsection 2.05(3) shall be deemed to relieve any Lender of its obligation to make available any Accommodation when required hereunder, or to prejudice any rights which the Borrower, the Agent or any other Lender may have against a defaulting Lender.



2.06  NOTICE OF BORROWING; CERTAIN LIMITATIONS



     (1) Whenever the Borrower desires to obtain a Borrowing, it shall give irrevocable prior written notice to the Agent in substantially the form of
Schedule 3 (a "NOTICE OF BORROWING") specifying the Commitment under which the Borrowing is to be obtained, the types and amounts of Accommodation desired; the term of any Bankers' Acceptances or BA Equivalent Notes to be included in such Accommodation; the LIBOR Period to be applicable to any LIBOR Loans to be included in such Accommodation; and the date (which shall be a Business Day) on which such Borrowing is to be obtained (a "BORROWING DATE" which date shall include the date on which any Loan is made or deemed to be have been made under Subsections 2.08(8) and 2.09(3), and the date on which Accommodation is converted pursuant to a Notice of Conversion/Renewal).



     (2) The Agent will promptly notify the applicable Lenders of the proposed Borrowing and the particulars of the Accommodation to be made available by each Lender.



     (3) No Accommodation will be included in any Borrowing if the term of such Accommodation, or any LIBOR Period applicable to such Accommodation, would extend beyond the Maturity Date.



     (4) Without limiting any of the conditions precedent set forth in Section 9.02, unless otherwise agreed to at the time by the Lenders, the Borrower shall not be entitled to obtain (or in the case of an outstanding LIBOR Loan renew the LIBOR Period therefor), and the Lenders will not be obliged to make available, Accommodation by way of LIBOR Loans (or renew the outstanding LIBOR Periods for outstanding LIBOR Loans), Bankers' Acceptances or BA Equivalent Notes or a Letter of Credit (including any renewal of or outstanding Letter of Credit) at any time that a Default or an Event of Default has occurred and is continuing.



     (5) The Lenders will not be obliged to make available on any Borrowing Date under any Commitment Accommodation of any type in an aggregate amount less than the applicable minimum amounts set forth in Schedule 7 with respect to such type of Accommodation and with respect to such Commitment.



     (6) A Notice of Borrowing requesting any Accommodation under any Commitment with respect to any Accommodation shall be given not later than 11:00 a.m. on the date which is that number of Business Days preceding the applicable Borrowing Date set forth in Schedule 8 with respect to such type of Accommodation.



     (7) The Cdn. Dollar Amount of any Borrowing under the Revolving Commitments shall not exceed the Undisbursed Revolving Commitments on the date on which the applicable Notice of Borrowing is delivered to the Agent.



     (8) Notwithstanding any other provision of this Agreement, the Agent in its discretion may adjust the manner in which any Lender or group of Lenders under any Commitment share in any new Borrowings to ensure that the applicable Lenders or group of Lenders hold outstanding Accommodation on a rateable basis based on their respective Commitments under such Commitment as contemplated under the other provisions of this Agreement.



2.07  CONVERSIONS AND ROLLOVERS



     The Borrower will have the option at any time during the term of this Agreement, provided that no Event of Default has occurred and is continuing:



     (1) Upon giving the Agent prior written notice of a conversion in accordance with the period of notice and other requirements set out in Section
2.06 (other than delivery of a Notice of Borrowing) in respect of the type of Accommodation to which any Accommodation is being converted, such notice to be substantially in the form of Schedule 4 (a "NOTICE OF CONVERSION/ROLLOVER"), (other than a Letter of Credit) to another type of Accommodation (other than a Letter of Credit). Notwithstanding the foregoing, (i) a Bankers' Acceptance and BA Equivalent Note may only be converted on its maturity date, (ii) a LIBOR Loan may only be converted on the last day of the LIBOR Period applicable to such LIBOR Loan, and (iii) Accommodation outstanding under Tranche B may not be converted to Accommodation which is not in the same currency. The conversion of an Accommodation to another type of Accommodation which is not in the same currency shall be effected by repayment of the outstanding Accommodation being converted and a readvance to the Borrower of the Accommodation into which such conversion was made (such advance to be in an Equivalent Amount as the repayment). In all other cases, the conversion of Accommodation to another type of Accommodation (i) will convert the obligation of the Borrower from the one Accommodation to the other but will not affect the underlying obligation, and
(ii) outstanding Accommodation will be converted to another type of Accommodation in an aggregate Cdn. or U.S. Dollar amount (as applicable) equal to the aggregate Cdn. or U.S. Dollar amount (as applicable) of such outstanding Accommodation.



     (2) Upon giving the Agent prior written notice thereof by way of a Notice of Conversion/ Rollover, and in accordance with the period of notice and other requirements set out in Section 2.06 applicable to LIBOR Loans (other than delivery of a Notice of Borrowing), rollover all or any portion of a LIBOR Loan for an additional LIBOR Period subsequent to the initial or any subsequent LIBOR Period.



     (3) Contemporaneously with the maturity of any outstanding Bankers' Acceptances (and BA Equivalent Notes, if applicable), upon giving the Agent prior written notice thereof by way of a Notice of Conversion/Rollover and in accordance with the period of notice and other requirements set out in

Section 2.06 (other than delivery of a Notice of Borrowing), obtain Bankers' Acceptances and BA Equivalent Notes in an amount equal to the amount of such maturing Bankers' Acceptances and BA Equivalent Notes.



2.08  BANKERS' ACCEPTANCES



     (1) To facilitate the procedures contemplated herein, the Borrower hereby irrevocably appoints each Lender from time to time as the attorney-in-fact of the Borrower to execute, endorse and deliver on behalf of the Borrower drafts in the form or forms prescribed by such Lender (if it is a BA Lender) for bankers' acceptances denominated in Cdn. Dollars (each such executed draft which has not yet been accepted by a Lender is referred to herein as a "Draft") or non interest-bearing promissory notes of the Borrower in favour of such Lender (if it is a Non BA Lender) in the form specified by the Agent (each such promissory note being referred to herein as a "BA Equivalent Note"). Each Bankers' Acceptance and BA Equivalent Note executed and delivered by a Lender on behalf of the Borrower as provided herein shall be binding upon the Borrower as if it had been executed and delivered by a duly authorized officer or officers of the Borrower.



     (2) Notwithstanding Subsection 2.08(1), the Borrower shall from time to time as required by the Lenders provide to the Lenders an appropriate number of Drafts drawn by the Borrower upon each BA Lender and either payable to the Clearing House (if such BA Lender is a Member) or payable to the Borrower and endorsed in blank by the Borrower (if such BA Lender is not a Member), and an appropriate number of executed BA Equivalent Notes in favour of each Non BA Lender. The dates, maturity dates and principal amounts of all Drafts and BA Equivalent Notes delivered by the Borrower shall be left blank, to be completed by the Lenders as required hereby. All such Drafts and BA Equivalent Notes shall be held by each Lender subject to the same degree of care as if they were such Lender's own property. Each Lender will, upon written request by the Borrower, promptly advise the Borrower of the number and designations, if any, of the Drafts and BA Equivalent Notes then held by it. No Lender shall be liable for its failure to accept a Draft or purchase a BA Equivalent Note as required hereby if the cause of such failure is, in whole or in part, due to the failure of the Borrower to provide appropriate Drafts or BA Equivalent Notes to the Agent on a timely basis.



     (3) The Agent, promptly following receipt of a Notice of Borrowing requesting Bankers' Acceptances, shall (i) advise each BA Lender that is a Member of the face amount and term of the Draft to be accepted by it, (ii) advise each BA Lender that is not a Member of the face amount and term of each of the Drafts to be accepted by it, (iii) advise each Non BA Lender of the face amount and term of the BA Equivalent Note to be purchased by it, and (iv) advise each BA Lender whether it is required to purchase the Bankers' Acceptance or Bankers' Acceptances accepted by it. For greater certainty, all Drafts to be accepted from time to time by each BA Lender that is a Member shall be payable to the Clearing House. The term of all Bankers' Acceptances and BA Equivalent Notes issued pursuant to any Notice of Borrowing shall be identical. The aggregate face amount of Bankers' Acceptances and BA Equivalent Notes issued pursuant to any Notice of Borrowing shall not be less than Cdn. $5,000,000, and shall be a whole multiple of Cdn. $100,000. Each Bankers' Acceptance and BA Equivalent Note shall be dated the Borrowing Date on which it is issued, and shall be for a term of one, two, three or six months. The face amount of the Draft (or the aggregate face amount of the Drafts) to be accepted at any time by a BA Lender, and the face amount of the BA Equivalent Note to be purchased at any time by a Non BA Lender, shall be determined by the Agent based upon the amounts of such Lender's respective Term Commitment or Revolving Commitment, as applicable.



     (4) Each BA Lender shall complete and accept on the applicable Borrowing Date a Draft having the face amount (or Drafts having the face amounts) and term advised by the Agent pursuant to Subsection 2.08(3). Each BA Lender shall purchase on the applicable Borrowing Date the Bankers' Acceptance or Bankers' Acceptances accepted by it, for a price equal to the BA Discount Proceeds thereof. The Borrower shall ensure that there is delivered to each BA Lender that is a Member, and each such BA Lender is hereby authorized to release the Bankers' Acceptance accepted by it to the Clearing House (or to its custodian or the nominee of the Clearing House or of its custodian, which

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


for greater certainty may be such BA Lender acting in such capacity) upon receipt of, confirmation that the Clearing House holds such Bankers' Acceptance for the account of such BA Lender.



     (5) Each Non BA Lender shall, in lieu of accepting Drafts or purchasing Bankers' Acceptances on any Borrowing Date, complete and purchase from the Borrower on such Borrowing Date a BA Equivalent Note in a face amount and for a term identical to the face amount and term of the Draft or Drafts which such Non BA Lender would have been required to accept on such Borrowing Date if it were a BA Lender, for a price equal to the BA Discount Proceeds of such BA Equivalent Note. Each Non BA Lender shall be entitled without charge to exchange any BA Equivalent Note held by it for two or more BA Equivalent Notes of identical date and aggregate face amount, and the Borrower shall execute and deliver to the Agent (which shall then deliver to such Non BA Lender) such BA Equivalent Notes upon not less than five Business Days prior written request therefor to the Borrower and delivery to the Borrower of the original BA Equivalent Note for cancellation.



     (6) Upon acceptance of each Draft or purchase of each BA Equivalent Note, the Borrower shall pay to the applicable Lender the related fee specified in
Section 3.11, and to facilitate payment such Lender shall be entitled to deduct and retain for its own account the amount of such fee from the amount to be transferred by such Lender to the Agent for the account of the Borrower pursuant to Subsection 5.01(1) in respect of the sale of the related Bankers' Acceptance or of such BA Equivalent Note.



     (7) If the Agent determines in good faith, which determination shall be final, conclusive and binding upon the Borrower, and so notifies the Borrower, that a market in Canada is not available on commercially reasonable terms for the purchase and sale of bankers' acceptances, any right of the Borrower to require the Lenders to purchase Bankers' Acceptances and BA Equivalent Notes hereunder shall be suspended until the Agent determines that such market is available and gives notice thereof to the Borrower, and any Notice of Borrowing requesting Bankers' Acceptances shall be deemed to be a Notice of Borrowing requesting Prime Rate Loans in a similar aggregate principal amount.



     (8) On the date of maturity of each Bankers' Acceptance or BA Equivalent Note, the Borrower shall pay to the Agent, for the account of the holder of such Bankers' Acceptance or BA Equivalent Note (which for greater certainty shall be the Clearing House in the case of any such Bankers' Acceptance that is payable to the Clearing House), Cdn. Dollars in an amount equal to the face amount of such Bankers' Acceptance or BA Equivalent Note, as the case may be. The obligation of the Borrower to make such payment shall not be prejudiced by the fact that the holder of any such Bankers' Acceptance is the Lender that accepted such Bankers' Acceptance. No days of grace shall be claimed by the Borrower for the payment at maturity of any Bankers' Acceptance or BA Equivalent Note. If the Borrower does not make such payment, from the proceeds of Accommodation obtained hereunder or otherwise, the amount of such required payment shall be deemed to be a Prime Rate Loan made to the Borrower by the Lender that accepted such Bankers' Acceptance or purchased such BA Equivalent Note. The Borrower hereby confirms the application of the proceeds of such Prime Rate Loan in payment of the liability of the Borrower with respect to the related Bankers' Acceptance or BA Equivalent Note.



     (9) If any Bankers' Acceptance or BA Equivalent Note is outstanding at any time that an Event of Default occurs, the Borrower shall forthwith upon demand by the Agent pay to the Agent, for the account of the holder of such Bankers' Acceptance or BA Equivalent Note, Cdn. Dollars in an amount equal to the face amount thereof. Such funds (together with interest thereon) shall be held by the Agent, subject to Section 10.03 and the terms of the Collateral Agency and Intercreditor Agreement, for payment of the liability of the Borrower in respect of such Bankers' Acceptance or BA Equivalent Note, and shall bear interest for such terms as are selected from time to time by the Agent at the wholesale money market rate of the Agent for deposits of similar amounts and maturities. Any balance of such funds and interest shall be held by the Agent as security for the remaining liabilities of the Borrower under the Credit Documents.

     (10) The signature of any duly authorized officer of the Borrower on a Draft or a BA Equivalent Note may be mechanically reproduced in facsimile, and all Drafts and BA Equivalent Notes bearing such facsimile signature shall be binding upon the Borrower as if they had been manually signed by such officer, notwithstanding that such person whose manual or facsimile signature appears on such Draft or BA Equivalent Note may no longer hold office at the date thereof or at the date of acceptance of such Draft by a BA Lender or at any time thereafter.



     (11) For the purpose of calculating the Undisbursed Revolving Commitments and for any other relevant provision of this Agreement, the amount of Accommodation constituted by any Bankers' Acceptance or BA Equivalent Note shall be the face amount thereof.



2.09  LETTERS OF CREDIT



     (1) Each Letter of Credit shall be made available by the LC Lender on behalf of all of the Revolving Lenders, and each Revolving Lender shall indemnify the LC Lender on a rateable basis against all expenses and liabilities which the LC Lender may incur as a result of the issuance of such Letter of Credit. Each Letter of Credit (including all documents and instruments required to be presented thereunder) shall be satisfactory in form and substance to the LC Lender. No Letter of Credit shall be issued (or shall be renewable at the option of the beneficiary thereunder) for a term in excess of one year, or shall require payment in any currency other than Cdn. Dollars or U.S. Dollars.



     (2) As a condition of the issuance of any Letter of Credit, the Borrower shall pay to the Agent the Issuance Fee specified in Section 3.12. The Borrower will also pay to the LC Lender its customary cable charges and other administrative charges in respect of the issue of such Letter of Credit, the amendment or transfer of such Letter of Credit, and each drawing made under such Letter of Credit.



     (3) The Borrower shall pay to the LC Lender sufficient funds in the currency of such Letter of Credit, either immediately on demand by the LC Lender, to reimburse the LC Lender for any payment made by it pursuant to such Letter of Credit, or at the option of the LC Lender by prior written notice to the Borrower, on or immediately prior to the date on which any payment is to be made by the LC Lender pursuant to such Letter of Credit, to fund such payment by the LC Lender. The Borrower hereby authorizes and directs the Agent to apply for such purpose (to the extent necessary) the proceeds of any Borrowing obtained on the applicable date. If the Borrower does not make any payment required to be made by it as aforesaid, the amount of such required payment shall be deemed to be a Prime Rate Loan or U.S. Base Rate Loan to the Borrower by the LC Lender in the amount and currency of such required payment.



     (4) Each of the Revolving Lenders, other than the LC Lender, agrees that it will purchase from the LC Lender, and the LC Lender shall sell to such Lenders, for cash, at par, without representation or warranty from or recourse to the LC Lender, on a rateable basis, an undivided interest in any Prime Rate Loan or U.S. Base Rate Loan deemed to have been made by the LC Lender pursuant to Subsection 2.09(3) above, immediately upon such Prime Rate Loan or U.S. Base Rate Loan being made. The Agent, upon consultation with the applicable Lenders, shall have the power to settle any documentation required to evidence any such purchase and, if deemed advisable by the Agent, to execute any document as attorney for any Lender in order to complete any such purchase. The Borrower and the Lenders acknowledge that the foregoing arrangements are to be settled by the Revolving Lenders among themselves, and the Borrower expressly consents to the foregoing arrangements among such Lenders.



     (5) If any Letter of Credit is outstanding at any time that an Event of Default occurs or that a domestic or foreign court issues any judgement or order extending the liability of the LC Lender to make payment under such Letter of Credit beyond the expiry date specified therein, the Borrower shall forthwith upon demand by the Agent pay to the Agent, for the account of the LC Lender, funds in the currency of such Letter of Credit and in the amount of the Accommodation constituted by such Letter of Credit. Such funds (together with interest thereon) shall be held by the Agent, subject to Section 10.03 and the terms of the Collateral Agency and Intercreditor Agreement, for payment of the liability of the Borrower pursuant to Subsection 2.09(3) or otherwise in respect of such Letter of Credit so long as the LC Lender has or may in any circumstance have any liability under such Letter of Credit, and shall bear interest for such terms as are selected from time to time by the Agent at the wholesale money market rate of the Agent for deposits of similar currency, amounts and maturities. Any balance of such funds and interest remaining at such time as the LC Lender does not have and may never have any liability under such Letter of Credit shall nevertheless continue to be held by the Agent, if and so long as any Default or Event of Default is continuing, as security for the remaining liabilities of the Borrower under the Credit Documents.



     (6) The Borrower agrees that neither the LC Lender nor its officers, directors or correspondents shall assume liability for, or be responsible for, the use which may be made of any Letter of Credit; any acts or omissions of the beneficiary of any Letter of Credit including the application of any payment made to such beneficiary; the form, validity, sufficiency, correctness, genuineness or legal effect of any document or instrument relating to any Letter of Credit, even if such document or instrument should in fact prove to be in any respect invalid, insufficient, inaccurate, fraudulent or forged; payment by the LC Lender of any draft which does not comply with the terms of any Letter of Credit, unless such payment results from the gross negligence or wilful misconduct of the LC Lender; the failure of any document or instrument to bear any reference or adequate reference to any Letter of Credit; any failure to note the amount of any draft on any Letter of Credit or on any related document or instrument; any failure of the beneficiary of any Letter of Credit to meet the obligations of such beneficiary to the Borrower or any other person; any errors, inaccuracies, omissions, interruptions or delays in transmission or delivery of any messages, directions or correspondence by mail, facsimile or otherwise, whether or not they are in cipher; any inaccuracies in the translation of any messages, directions or correspondence or for errors in the interpretation of any technical terms; or any failure by the LC Lender to make payment under any Letter of Credit as a result of any law, control or restriction rightfully or wrongfully exercised or imposed by any domestic or foreign court or government or government instrumentality or as a result of any other cause beyond the control of the LC Lender or its officers, directors or correspondents.



     (7) The obligations of the Borrower under this Section 2.09 with respect to any Letter of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, any matter referred to in Subsection 2.09(6); any invalidity of any obligation secured by any Letter of Credit; any incapacity, disability or lack or limitation of status or of power of the Borrower or the beneficiary of any Letter of Credit; any lack of validity or enforceability of any Letter of Credit; the existence of any claim, set-off, defence or other right which the Borrower may have at any time against the LC Lender, any other Lender, the Agent, the beneficiary of any Letter of Credit or any other person; or any breach of contract or other dispute between the Borrower and the LC Lender, any other Lender, the Agent, the beneficiary of any Letter of Credit or any other person.



     (8) The LC Lender may accept as complying with the terms of any Letter of Credit any document or instrument required by such Letter of Credit to be completed, signed, presented or delivered by or on behalf of any beneficiary thereunder which has been completed, signed, presented or delivered by a receiver, trustee in bankruptcy, assignee for the benefit of creditors, secured party or other like person believed in good faith by the LC Lender to be lawfully entitled to the property of such beneficiary, and the LC Lender may make payments under such Letter of Credit to such person. The provisions of this Subsection 2.09(8) are for the sole benefit of the LC Lender, the Agent and the Lenders, and may not be relied on by any other person.



     (9) Each Letter of Credit, except as specifically provided therein, and subject to any provision hereof to the contrary, shall be subject to the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce current at the time of issuance of such Letter of Credit.



     (10) The Cdn. Dollar Amount of all outstanding Letters of Credit at any time will not exceed Cdn. $25,000,000. For the purpose of calculating such amount and the Undisbursed Revolving

Commitments and for any other relevant provision of this Agreement, the amount of Accommodation constituted by any Letter of Credit shall be the maximum amount in Cdn. Dollars (for which purpose any amount payable in a currency other than Cdn. Dollars shall be deemed to be the Equivalent Amount of Cdn. Dollars) which the LC Lender may in all circumstances be required to pay pursuant to the terms thereof. In addition, for the purpose of calculating the Cdn. Dollar Amount of outstanding Accommodation that has been made available at any time by any Lender (including the LC Lender), each Letter of Credit shall be deemed to have been made available on a rateable basis by the Revolving Lenders.



2.10  LENDERS' LOAN ACCOUNTS; NOTES



     Each Lender will maintain a loan account evidencing (i) the indebtedness and obligations of the Borrower to such Lender hereunder in respect of outstanding Accommodation and accrued interest, fees and other amounts payable hereunder, (ii) the types of Accommodation outstanding from such Lender to the Borrower from time to time and the date or dates on which such Accommodation was made available to the Borrower, and (iii) the amounts from time to time paid by the Borrower to such Lender hereunder on account of principal, interest, fees and other amounts. The Borrower acknowledges, confirms and agrees that all such loan accounts will constitute prima facie evidence of the matters referred to above; provided, however, that the failure of any Lender to make any entry or recording in any such loan account, or any error in any such entry or recording, shall not limit or otherwise affect the obligations of the Borrower under this Agreement or with respect to any principal, interest, fees or other amounts owed to such Lender.



2.11  OPTIONAL REDUCTION OF REVOLVING COMMITMENT



     The Borrower shall have the right at any time and from time to time, upon not less than five Business Days prior written notice to the Agent, to permanently reduce the limit of the Revolving Commitments (and accordingly the limit of each Revolving Commitment on a rateable basis) then in effect, by all or any part of the Undisbursed Revolving Commitments; provided, however, that no such reduction of the Revolving Commitments shall be in an aggregate amount less than Cdn.$5,000,000 (or the entire amount of the Undisbursed Revolving Commitments if lesser).


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


2.12  [INTENTIONALLY DELETED]



                                 ARTICLE THREE


                               INTEREST AND FEES



3.01  DETERMINATION OF APPLICABLE MARGIN



     The Applicable Margin with respect to each type of Accommodation is based on the following:



                            CDN. PRIME RATE LOANS
  TOTAL DEBT LEVERAGE       U.S. PRIME RATE LOANS
         RATIO              U.S. BASE RATE LOANS     LIBOR LOANS    ACCEPTANCE FEES    ISSUANCE FEES
------------------------    ---------------------    -----------    ---------------    -------------
Greater than or equal to
  12.0..................            3.25%               4.25%            4.25%             4.25%
Greater than or equal to
  10.0 and less than
  12.0..................            3.00%               4.00%            4.00%             4.00%
Greater than or equal to
  8.0 and less than
  10.0..................            2.75%               3.75%            3.75%             3.75%
Greater than or equal to
  6.0 and less than
  8.0...................            2.50%               3.50%            3.50%             3.50%
Less than 6.0...........            2.00%               3.00%            3.00%             3.00%



     The Applicable Margins for each type of Accommodation will be reset upon receipt of each compliance certificate provided pursuant to Subsection 8.01(b) to the rate per annum set out above opposite the Total Debt Leverage Ratio in effect on such date, with payments on account of the adjustment to be made on the next interest payment date. No change in any Acceptance Fee will result from a change to the Total Debt Leverage Ratio with respect to Bankers' Acceptances and BA Equivalent Notes outstanding on the effective date of such change or with respect to outstanding LIBOR Loans, in each case which mature less than 90 days after the effective date of such change.



3.02  LOANS



     Each Cdn. Prime Rate Loan, U.S. Base Rate Loan, U.S. Prime Rate Loan and LIBOR Loan, as the case may be, will bear interest, in the case of Cdn. Prime Rate Loans, U.S. Base Rate Loans and U.S. Prime Rate Loans from the Borrowing Date for such Loan to the date of repayment of such Loan and, in the case of LIBOR Loans, during each LIBOR Period applicable to such Loan, on the unpaid amount of such Loan calculated (but not compounded) daily at a nominal rate per annum for each such Loan equal to the sum of (x) the Applicable Reference Rate for such type of Loan in effect from time to time, plus (y) the Applicable Margin determined in accordance with the provisions of Section 3.01.



3.03  OVERDUE PRINCIPAL AND INTEREST



     (1) If all or part of any Cdn. Prime Rate Loan, U.S. Base Rate Loan or U.S. Prime Rate Loan shall not be paid when due (whether at its stated maturity, by acceleration or otherwise), such overdue amount shall bear interest (as well after as before judgment), payable on demand, at a rate per annum equal to the rate of interest applicable under this Agreement from time to time to such Loan from the date of such non-payment plus 2.00% until paid in full. If any LIBOR Loan shall not be paid when due (whether at its stated maturity, by acceleration or otherwise), such overdue amount shall bear interest (as well after as before judgment), payable on demand, at a rate per annum equal to (a) in the case of any LIBOR Loan outstanding under Tranche B, the rate of interest applicable under this Agreement to U.S. Prime Rate Loans plus 2.00% from the date of such non-payment until paid in full, and (b) in the case of any LIBOR Loan outstanding under Tranche A or the Revolving Commitments, the rate of interest applicable under this Agreement to U.S. Base Rate Loans plus 2.00% from the date of such non-payment until paid in full.



     (2) If all or part of any interest in respect of any Cdn. Prime Rate Loan, U.S. Base Rate Loan or U.S. Prime Rate Loan shall not be paid when due (whether at its stated maturity, by acceleration or otherwise), such overdue interest shall, to the extent permitted by law, bear interest (as well after as before judgment), payable on demand, at a rate per annum equal to the rate of interest applicable under this Agreement from time to time to the type of Loan (under the applicable Credit or Tranche) in respect of which such interest was not paid plus 2.00% from the date of such non-payment until paid in full. If all or part of any interest in respect of any LIBOR Loan shall not be paid when due (whether at its stated maturity, by acceleration or otherwise), such overdue interest shall, to the extent permitted by law, bear interest (as well after as before judgement), payable on demand, at a rate per annum equal to (a) in the case of any LIBOR Loan outstanding under Tranche B, the rate of interest applicable under this Agreement to U.S. Prime Rate Loans plus 2.00% from the date of such non-payment until paid in full, and (b) in the case of any LIBOR Loan outstanding under Tranche A or the Revolving Commitments, the rate of interest applicable under this Agreement to U.S. Base Rate Loans plus 2.00% from the date of such non-payment until paid in full.



3.04  INTEREST ON OTHER AMOUNTS



     If any amount owed by the Borrower to the Agent or to any Lender under any of the Credit Documents is not paid when due and payable, and unless otherwise specifically stated in any of the Credit Documents, such overdue amount shall bear interest (as well after as before judgement), payable on demand, at a rate per annum equal at all times to the Prime Rate plus 2.00% (in the case of any such amount payable in Cdn. Dollars) or the U.S. Base Rate plus 2.00% (in the case of any such amount payable in U.S. Dollars) from the date of non-payment until paid in full.



3.05  INTEREST PAYMENT DATES



     (1) Except as specified in Section 3.03, interest in respect of Cdn. Prime Rate Loans, U.S. Base Rate Loans and U.S. Prime Rate Loans shall be calculated and payable monthly in arrears on the first Business day in each month.



     (2) Except as specified in Section 3.03, interest in respect of each LIBOR Loan shall be payable on the last day of each LIBOR Period applicable thereto and also, with respect to each LIBOR Period of a term longer than three months, at the end of each three-month period included therein.



3.06  LIBOR PERIOD DETERMINATION



     The Borrower shall select the term of each LIBOR Period with respect to each LIBOR Loan made or to be made available to it by telephone notice (to be confirmed the same day in writing) or facsimile received by the Agent not later than 11:00 a.m. on the third Business Day prior to the commencement of such LIBOR Period. The first LIBOR Period for any LIBOR Loan shall commence on (and include) the Borrowing Date for such LIBOR Loan, and each LIBOR Period occurring thereafter for such LIBOR Loan shall commence on (and include) the last day of the immediately preceding LIBOR Period for such LIBOR Loan. In each case, a LIBOR Period shall end on the day in the last calendar month included therein that numerically corresponds to the first day of such LIBOR Period. Notwithstanding the foregoing:



     (i) If the Agent shall not have received a Notice of Conversion/Rollover with respect to the rollover of any outstanding LIBOR Loan in accordance with Subsection 2.07(2), such LIBOR Loan shall be automatically converted on the expiry of such existing LIBOR Period to a U.S. Base Rate Loan (in the case of a LIBOR Loan made under Tranche A or the Revolving Commitments) or a U.S. Prime Rate Loan (in the case of a LIBOR Loan made under Tranche B). For the avoidance of doubt, such rollover shall not constitute a repayment or prepayment of such LIBOR Loan.



     (ii) Any LIBOR Period that begins on the last Business Day in a calendar month, or on a day for which there is no numerically corresponding day in the calendar month in which such LIBOR Period would otherwise end, shall end on the last Business Day in the calendar month in which such LIBOR Period would otherwise end.



     (iii) If any LIBOR Period would otherwise end on a day which is not a Business Day, such LIBOR Period shall end on the next succeeding Business Day; provided, however, that if such next succeeding Business Day falls in the next calendar month, such LIBOR Period shall end on the next preceding Business Day.



     (iv) All LIBOR Periods in effect at any time shall end on not more than ten different days.



     (v) Where on the last day of a LIBOR Period applicable to an outstanding LIBOR Loan there exists a Default or Event of Default then, at the option of the Agent, such LIBOR Loan shall be automatically converted on the expiry of such existing LIBOR Period to a U.S. Base Rate Loan (in the case of a LIBOR Loan made under Tranche A or the Revolving Commitments) or a U.S. Prime Rate Loan (in the case of a LIBOR Loan made under Trance B).



3.07  FAILURE OF LIBOR



     If at any time a Lender shall determine (which determination shall be conclusive and binding) that by reason of circumstances affecting the London interbank market or any other relevant financial market or the position of such Lender therein (i) adequate and reasonable means do not exist for ascertaining LIBOR to be applicable during any LIBOR Period, or (ii) LIBOR does not adequately reflect the effective cost to such Lender of the funds to be used by it to make or continue the applicable Loan for any LIBOR Period, or (iii) U.S. Dollars in the amount of the applicable Loan are not readily available to such Lender for any LIBOR Period in the London interbank market, then such Lender shall give notice thereof (by telephone to be confirmed the same day in writing) or by facsimile to the Borrower and the Agent (which shall promptly give a copy of such notice to the other Lenders). On the last day of the LIBOR Period then applicable thereto, the interest on each Loan then outstanding from such Lender as a LIBOR Loan shall cease to be calculated hereunder on the basis of LIBOR and shall commence to be calculated hereunder on the basis of U.S. Base Rate (in the case of a LIBOR Loan made under Tranche A or the Revolving Commitments) or U.S. Prime Rate (in the case of a LIBOR Loan made under Tranche B). Any Notice of Borrowing or Notice of Conversion/ Rollover which has been delivered to such Lender requesting a LIBOR Loan for advance subsequent to such notification date shall be deemed to request instead a U.S. Base Rate Loan (in the case of a LIBOR Loan requested under Tranche A or the Revolving Commitments) or a U.S. Prime Rate Loan (in the case of a LIBOR Loan requested under Tranche B) in the same amount.



3.08  DETERMINATION OF RATES AND BASIS OF CALCULATION OF INTEREST



     (1) The BA Discount Rate, CDOR, Federal Funds Rate, LIBOR, Cdn. Prime Rate, U.S. Base Rate and U.S. Prime Rate shall be determined by the Agent whenever such determination is required for any purpose hereof, and such determination by the Agent shall be prima facie evidence of such rate.



     (2) Except as provided in the next sentence, all interest and fees hereunder shall be computed on the basis of the actual number of days elapsed divided by 365. Interest on each LIBOR Loan shall be computed on the basis of the actual number of days elapsed divided by 360. Any such applicable interest rate, expressed as an annual rate of interest for the purpose of the Interest Act (Canada), shall be equivalent to such applicable interest rate multiplied by the actual number of days in the calendar year in which the same is to be determined and divided by 365 or 360, as the case may be.

     (3) In calculating interest or fees payable hereunder for any period, unless otherwise specifically stated, the first day of such period shall be included and the last day of such period shall be excluded.



3.09  MAXIMUM RETURN



     Notwithstanding any provision hereof, in no event shall the aggregate "interest" (as defined in section 347 of the Criminal Code (Canada)) payable hereunder exceed the effective annual rate of interest on the "credit advanced" (as defined in that section) hereunder lawfully permitted by that section and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Borrower and the applicable Lender and the amount of such payment or collection shall be refunded to the Borrower. For the purposes of this Agreement, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the relevant term and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Agent will be prima facie evidence of such rate.



3.10  DEEMED REINVESTMENT PRINCIPLE



     For the purpose of the Interest Act (Canada) and any other purpose, (i) the principle of deemed reinvestment of interest shall not apply to any calculation under this Agreement, and (ii) the rates of interest and fees stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.



3.11  FEES FOR BANKERS' ACCEPTANCES AND BA EQUIVALENT NOTES



     The Borrower shall pay to each BA Lender in respect of each Draft tendered by the Borrower to and accepted by such BA Lender, and to each Non BA Lender in respect of each BA Equivalent Note tendered to and purchased by such Non BA Lender, as a condition of such acceptance or purchase, a fee in Cdn. Dollars (the "ACCEPTANCE FEE") calculated on the basis of the face amount and the term of such Bankers' Acceptance or BA Equivalent Note and the rate per annum equal to the Applicable Margin as determined in accordance with the table set out in
Section 3.01



3.12  FEES FOR LETTERS OF CREDIT



     The Borrower shall pay to the Agent in respect of each Letter of Credit issued or renewed by the LC Lender, as a condition of such issuance or renewal,



     (a) a non-refundable issuance fee in the currency of such Letter of Credit (the "ISSUANCE FEE") for rateable distribution to the Revolving Lenders (including the LC Lender) calculated (i) with respect to a Standby Letter of Credit, quarterly in arrears on the basis of the face amount outstanding of such Letter of Credit and a rate per annum equal to the Applicable Margin with respect to Issuance Fees in effect during such period from time to time determined in accordance with the table set out in Section 3.01, and (ii) with respect to a Documentary Letter of Credit, quarterly in advance based on the maximum term of such Letter of Credit and a rate per annum equal to the Applicable Margin with respect to Issuance Fees in effect on the date of such calculation determined in accordance with the table set out in Section 3.01; and



     (b) a non-refundable fronting fee in the currency of such Letter of Credit for the account of the Agent calculated on the basis of the maximum amount and term of such Letter of Credit and a rate per annum equal to 0.125%.

3.13  STANDBY FEE



     The Borrower shall pay to the Agent for rateable distribution to each Revolving Lender a standby fee in Cdn. Dollars, for the period commencing on the date of this Agreement and ending on the Maturity Date (or on such earlier date as its Revolving Commitment is terminated), calculated on the daily amount of its Undisbursed Revolving Commitment at the applicable rate per annum set out below opposite the Utilization Percentage on each day:



UTILIZATION PERCENTAGE                                   RATE
----------------------                                  ------
Less than 33%.........................................   1.50%
Greater than or equal to 33% and less than 67%........  1.125%
Greater than or equal to 67%..........................   0.75%



Accrued standby fees shall be due and payable on January 1, April 1, July 1, and October 1 of each year in respect of the immediately preceding three calendar months and on the Maturity Date (or with respect to any applicable Lender, on such earlier date as its Revolving Commitment is terminated).



3.14  AGENCY AND STRUCTURING FEES



     In consideration of the Agent acting as agent hereunder, the Borrower shall pay to the Agent on the initial Borrowing Date an agency fee and structuring fee as may be agreed upon between the Borrower and the Agent.



                                  ARTICLE FOUR



                           REPAYMENT OF ACCOMMODATION



4.01  OPTIONAL PERMANENT REPAYMENT



     (1) The Borrower shall have the right to permanently repay from time to time on any Business Day (an "OPTIONAL REPAYMENT DATE") any Accommodation outstanding to it, without premium on the following terms and conditions:



     (a) the Borrower shall give to the Agent not less than five Business Days' irrevocable prior written notice specifying the amount and the type of Accommodation to be repaid (which shall be the same type from each applicable Lender) and the applicable Optional Repayment Date;



     (b) each repayment of Accommodation pursuant to this Subsection 4.01 shall be applied on a pro rata basis (based on the Tranche A Commitments, the Tranche B Commitments and the Revolving Commitments) against outstanding Accommodation under the Tranche A Commitments, the Tranche B Commitments and the Revolving Commitments;



     (c) each repayment of Accommodation pursuant to this Subsection 4.01 shall be allocated (as to both amount and type of Accommodation) to the Lenders under the Tranche A Commitments, Tranche B Commitments or the Revolving Commitments, as applicable, on a rateable basis;



     (d) the aggregate Cdn. Dollar Amount of Accommodation repaid pursuant to this Subsection 4.01(1) at any time shall be not less than Cdn. $5,000,000 (or all Accommodation then outstanding under the Commitments if lesser);



     (e) no repayment of any LIBOR Loan shall be made otherwise than upon the expiration of a LIBOR Period applicable thereto and no repayment of any Bankers' Acceptance or BA Equivalent Note shall be made otherwise than on the maturity date thereof;



     (f) on the applicable Optional Repayment Date the Borrower shall repay outstanding Accommodation in accordance with the notice given pursuant to clause (a) above and for such purpose shall pay to the Agent the amount of any Loans, Bankers' Acceptances and BA Equivalent Notes included therein;



     (g) the amount of a repayment of outstanding Accommodation under the Tranche A Commitments and Tranche B Commitments pursuant to this Subsection 4.01(1) shall reduce by a like amount the limit of the Tranche A Commitments and Tranche B Commitments then in effect and to be in effect on each subsequent Scheduled Repayment Date, and shall be applied to the repayments required pursuant to Section 4.02 in the inverse order of maturity;



     (h) The amount of a repayment of outstanding Accommodation under the Revolving Commitments pursuant to this Subsection 4.01(1) shall reduce by a like amount the limit of the Revolving Commitments then in effect and to be in effect on each subsequent Scheduled Repayment Date and, where insufficient Accommodation is outstanding under the Revolving Commitments to comply with paragraph (b), the Revolving Commitments shall nonetheless be reduced by an amount equal to such deficiency.



     (2) The Agent shall promptly notify the applicable Lenders of any proposed repayment of Accommodation pursuant to Subsection 4.01(1) and the amount and type thereof to be repaid to each such Lender. The amount received by the Agent in respect of any Loans, Bankers' Acceptances and BA Equivalent Notes included in the repayment shall be distributed by the Agent to the applicable Lenders on a rateable basis.



4.02  SCHEDULED REPAYMENTS UNDER TERM COMMITMENTS



     (1) The aggregate Accommodation outstanding under Tranche A shall be repaid in instalments in the amounts and on the dates set forth below (each a "SCHEDULED REPAYMENT DATE"), and the Tranche A Commitments shall be reduced by a like amount on each such date. For greater certainty, all Accommodation under the Tranche A Commitments shall be repaid on or prior to, and the Tranche A Commitments shall automatically terminate on, the Maturity Date.



    SCHEDULED REPAYMENT DATE                       AMOUNT
    ------------------------                       ------
    February 3, 2003.............................  Cdn. $4,058,621.00
    February 3, 2004.............................  Cdn. $8,282,900.00
    February 3, 2005.............................  Cdn. $8,282,900.00
    February 3, 2006.............................  Cdn. $16,565,800.00
    February 3, 2007.............................  Cdn. $45,638,779.00



     (2) The aggregate Accommodation outstanding under Tranche B shall be repaid in instalments in the amounts and on the Scheduled Repayment Dates set forth below, and the Tranche B Commitments shall be reduced by a like amount on each such date. For greater certainty, all Accommodation under the Tranche B Commitments shall be repaid on or prior to, and the Tranche B Commitments shall automatically terminate on, the Maturity Date.



    SCHEDULED REPAYMENT DATE                       AMOUNT
    ------------------------                       ------
    February 3, 2003.............................  U.S. $576,998.37
    February 3, 2004.............................  U.S. $1,177,547.70
    February 3, 2005.............................  U.S. $1,177,547.70
    February 3, 2006.............................  U.S. $2,355,095.40
    February 3, 2007.............................  U.S. $6,488,287.83



4.03  SCHEDULED REPAYMENT UNDER REVOLVING COMMITMENTS



     The aggregate limit of the Revolving Commitments shall be reduced on the Scheduled Repayment Dates specified below to the amount set out opposite each Scheduled Repayment Date. For greater certainty, such amounts shall be further reduced by the aggregate amount of all permanent repayments of the Revolving Commitments made pursuant to Section 4.01,
4.04 or 4.05. On or prior to each Scheduled Repayment Date the Borrower shall, if necessary, repay such outstanding Accommodation under the Revolving Commitments that, after giving effect to such repayment, the Cdn. Dollar Amount of the Accommodation then outstanding under the Revolving Commitments does not exceed the aggregate limit of the Revolving Commitments then in effect. For greater certainty, all Accommodation under the Revolving Commitments shall be repaid on or prior to, and the Revolving Commitments shall automatically terminate on, the Maturity Date.



    SCHEDULED REPAYMENT DATE                       AGGREGATE LIMIT OF REVOLVING COMMITMENTS
    ------------------------                       ----------------------------------------
    February 3, 2003.............................  Cdn. $108,000,000.00
    February 3, 2004.............................  Cdn. $90,000,000.00
    February 3, 2005.............................  Cdn. $72,000,000.00
    February 3, 2006.............................  Cdn. $48,000,000.00
    February 3, 2007.............................  Cdn. $0.00



4.04  OTHER MANDATORY REPAYMENTS



     (1) If a Credit Party incurs after the date hereof any Prepayment Debt, the Debt Prepayment Amount shall be paid to the Agent within 5 Business Days following the incurrence of such Prepayment Debt.



     (2) An amount equal to the Security Beneficiary Percentage of 25% of the Excess Cash Flow for each financial year of the Borrower shall be paid to the Agent not later than 30 days after the delivery of the audited financial statements required pursuant to Subsection 8.01(a)(i) at the end of such financial year.



     (3) All amounts received by the Agent pursuant to Subsections 4.04(2)(1) or 4.04(2) shall be applied in repayment on a pro rata basis (based on the Cdn. Dollar Amount of Accommodation then outstanding under the Tranche A Commitments, Tranche B Commitments and the Revolving Commitments) of outstanding Accommodation under the Tranche A Commitments, Tranche B Commitments, and the Revolving Commitments, and such repayment shall reduce by a like amount the limit of the Tranche A Commitments, Tranche B Commitments or the Revolving Commitments, as the case may be, then in effect and to be in effect on each subsequent Repayment Date. For greater certainty, all prepayments made under the Term Commitments pursuant to this Subsection shall be applied to the repayments required pursuant to Section 4.02 in the inverse order of maturity.



     (4) If an Event of Default shall not have occurred and be continuing, and if any repayment otherwise required at any time by Subsections 4.04(2)(1) or 4.04(2) would result in the mandatory repayment on or prior to the later of the fifth anniversary of (i) the initial Borrowing Date under the Tranche B Commitments, and (ii) the last day on which any portion of the Tranche B Commitments was actually made available to the Borrower (such later date being the "TRANCHE B TEST DATE") of an aggregate U.S. Dollar amount of Accommodation under any Lender's Tranche B Commitment exceeding 25% of the U.S. Dollar amount of the Accommodation made available by such Lender under the Tranche B Commitments, after taking into account all mandatory (but not voluntary) repayments of Accommodation made to such Lender prior to such time, then notwithstanding Subsection 4.04(3), the Agent shall refund to the Borrower funds in a U.S. Dollar amount equal to such excess which would otherwise have been applied in repayment of the Tranche B Commitments, and Accommodation in a U.S. Dollar amount equal to such excess shall be repaid under the Tranche B Commitments on the day after the fifth anniversary of the Tranche B Test Date.



     (5) If on the last Business Day of any calendar month the Cdn. Dollar Amount of the Accommodation then outstanding under the Tranche A Commitments or the Revolving Commitments exceeds the aggregate limit of the Tranche A Commitments or the Revolving Commitments, as the case may be, due to currency fluctuations or any other reason, then in effect, the Borrower shall repay Accommodation outstanding to it such that, after giving effect to such repayment, the Cdn. Dollar

Amount of the Accommodation then outstanding under the Tranche A Commitments or the Revolving Commitments, as applicable, does not exceed the aggregate limit of the Tranche A Commitments or the Revolving Commitments, as applicable, then in effect.



4.05  PREPAYMENTS ON EVENTS OF FAILURE



     An Asset Disposition Trigger Event shall constitute an event of failure under this Agreement and within 5 Business Days following any Asset Disposition Trigger Event the Borrower shall make an offer to the Agent to prepay an aggregate principal amount of Accommodation equal to the Security Beneficiary Percentage of the Net Proceeds resulting from such Asset Disposition Trigger Event, and any such amount shall be applied in the same manner as specified in Subsection 4.04(3). For the avoidance of doubt, any failure of the Borrower to make such an offer to prepay or to effect such prepayment shall constitute an Event of Default under this Agreement.



4.06  TYPES OF ACCOMMODATION TO BE REPAID



     The types of Accommodation to be repaid first under these Sections 4.02, 4.03, 4.04, or 4.05 shall be Cdn. Prime Rate Loans, U.S. Base Rate Loans or U.S. Prime Rate Loans. If all such Loans are repaid and additional Accommodation still remains to be repaid, the Borrower shall pay to the Agent, for the account of the applicable Lenders, Cdn. Dollars or U.S. Dollars in a Cdn. Dollar Amount equal to the Cdn. Dollar Amount of such additional Accommodation. Such funds (together with interest thereon) shall be held by the Agent, subject to Section 10.03, for payment of the liability of the Borrower in respect of such additional Accommodation on the maturity of the LIBOR Loans or Letters of Credit or Bankers' Acceptances included therein, and shall bear interest for such terms as are selected from time to time by the Agent at the wholesale money market rate of the Agent for deposits of similar currencies, amounts and maturities.



4.07  ILLEGALITY



     Notwithstanding any other provision hereof, if the making or continuation of any type of Accommodation by any Lender or the receipt by any Lender of any amount payable hereunder by the Borrower in respect thereof shall become unlawful or if the terms thereof are changed by virtue of legislation or by a court, statutory board or commission, such Lender shall give notice thereof to the Borrower and the Agent (which shall promptly give similar notice to the other Lenders) and the Borrower shall repay to such Lender all Accommodation of such type on such date thereafter as may be required by such Lender, and for such purpose shall be entitled to obtain from such Lender any type of Accommodation that such Lender is then obliged to make available hereunder in a Cdn. Dollar Amount equal to the Cdn. Dollar Amount of the Accommodation required to be repaid by it. During the continuation of any such event such Lender shall have no obligation under this Agreement to make available any Accommodation of such type, but shall make available its rateable share of each Borrowing by way of such other type of Accommodation as it is then obliged to make available hereunder that is requested by the Borrower.



                                  ARTICLE FIVE


                            PAYMENTS AND INDEMNITIES



5.01  METHOD AND PLACE OF PAYMENTS



     (1) Each Lender shall transfer for value on each applicable Borrowing Date immediately available Cdn. Dollars in an aggregate amount equal to the amount of any Prime Rate Loan to be made by it on such Borrowing Date and the amount of all BA Discount Proceeds in respect of any Bankers' Acceptance or BA Equivalent Note purchased by it on such Borrowing Date net of the Acceptance Fee payable to such Lender pursuant to Section 3.11, to the Agent's Cdn. Dollar Asset Distribution Suspense Account, Account No. 0921416 transit 2, Toronto, Canada, and each Lender shall transfer for value on each applicable Borrowing Date immediately available U.S. Dollars in an aggregate amount equal to the amount of any U.S. Base Rate Loan and any LIBOR Loan to be made by it on such Borrowing Date to the Agent to the Agent's U.S. Dollar Asset Distribution Suspense Account, Account No. 0213616 transit 2, Toronto, Canada. Provided that no costs in excess of costs associated with a transfer to the accounts specified in the preceding sentence would be incurred by the Borrower or any of the Lenders, the Agent may designate such other accounts and offices as it may see fit for the purposes referred to in the preceding sentence. Subject to any direction given to the Agent by the Borrower, the Agent shall make all such amounts received by it from the Lenders as aforesaid available to the Borrower by depositing the same for value on the applicable Borrowing Date to such account in the name of the Borrower as the Borrower shall have previously designated by timely notice in writing to the Agent.



     (2) Notwithstanding Subsection 5.01(1), the Agent shall be entitled to assume that each Lender has made or will make available to the Agent all funds required to be made available by such Lender as specified in Subsection 5.01(1) and the Agent may (but shall not be obliged to), in reliance upon such assumption, make available to the Borrower a corresponding amount (PROVIDED THAT the Agent shall not make any amount available to the Borrower under Tranche B where such amount has not been made available to the Agent by the applicable Lender as required under Subsection 5.01(1)). If such funds are in fact not received by the Agent from such Lender on any Borrowing Date and the Agent has made available the corresponding amount to the Borrower on such Borrowing Date, such corresponding amount shall not be a Loan or the proceeds of any Bankers' Acceptances or BA Equivalent Note made available or purchased by such Lender to or from the Borrower and the Agent shall be entitled (in its capacity as Agent hereunder) to recover from the Borrower, on demand, the corresponding amount made available by the Agent to the Borrower as aforesaid together with interest thereon at the rate applicable hereunder to Prime Rate Loans or U.S. Base Rate Loans, as the case may be. If, after the applicable Borrowing Date but prior to such time as the Agent has demanded repayment from the Borrower as permitted by the preceding sentence, the funds required to be made available by the applicable Lender are in fact received by the Agent, the Agent shall be entitled to retain such funds for its own account and the corresponding amount made available by the Agent to the Borrower on such Borrowing Date shall, notwithstanding the preceding sentence, be deemed to have been a Loan or the proceeds of Bankers' Acceptances or a BA Equivalent Note, as the case may be, made available by such Lender to the Borrower on such Borrowing Date and such Lender shall pay to the Agent on demand, as reimbursement for expenses incurred by the Agent, an amount equal to the product of (i) the standard interbank reference rate then in effect in Canada multiplied by (ii) the corresponding amount made available by the Agent, multiplied by (iii) a fraction, the numerator of which is the number of days that have elapsed from and including such Borrowing Date to the date on which such funds are received by the Agent from such Lender and the denominator of which is the number of days in the calendar year in which the same is to be determined. A certificate of the Agent with respect to any amount owing by a Lender under this Subsection 5.01(2) shall be binding and conclusive in the absence of manifest error.



     (3) The Borrower undertakes at all times that any Accommodation is outstanding to it or any other amount is owed by it hereunder to maintain at the Branch an account in Cdn. Dollars and an account in U.S. Dollars which the Agent shall be entitled to debit with such amounts as are from time to time required to be paid by the Borrower hereunder, as and when such amounts are due, and that each such account will contain sufficient funds for such purpose. All payments by the Borrower hereunder, unless otherwise expressly provided herein, shall be made to the Agent at the Branch (whether by way of debit as aforesaid or otherwise) for the rateable account of the Lenders (or the Lenders which have Term Commitments or Revolving Commitments, as applicable) not later than 12:00 noon for value on the date when due, and shall be made in immediately available funds without set-off or counterclaim. Unless the Agent shall have been notified by the Borrower not later than the Business Day prior to the date on which any payment to be made by the Borrower hereunder is due that the Borrower does not intend to remit such payment, the Agent shall be entitled to assume that the Borrower has remitted or will remit such payment when so due and the Agent may (but shall not be obliged to), in reliance upon such assumption, make available to each applicable Lender on such payment date an amount equal to such Lender's rateable share of such assumed payment. If the Borrower does not in fact remit such payment to the Agent as required hereby, each applicable Lender shall forthwith repay to the Agent on demand the amount so made available to such Lender, together with interest thereon at the interbank reference rate then in effect in Canada in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid in immediately available funds to the Agent, and the Borrower shall forthwith pay to the Agent on demand such amounts as are sufficient to compensate the Agent and the Lenders for all costs and expenses (including, without limitation, any interest paid to lenders of funds) which the Agent may sustain in making any such amounts available to the Lenders or which any Lender may sustain in receiving any such amount from and in repaying any such amount to the Agent or in compensating the Agent as aforesaid. A certificate of the Agent as to any amounts payable by the Borrower pursuant to the preceding sentence and containing reasonable details of the calculation thereof shall be prima facie evidence thereof. If any amount which has been received by the Agent not later than 12:00 noon on any Business Day as provided above is not paid by the Agent to a Lender on such Business Day as required hereunder, the Agent shall forthwith pay to such Lender on demand interest on such amount at the interbank reference rate then in effect in Canada in respect of each day from and including the day such amount was required to be paid by the Agent to such Lender to the day such amount is so paid.



5.02  PAYMENTS ON NON-BUSINESS DAYS



     Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest or fees shall be payable at the applicable rate hereunder during such extension. Notwithstanding the foregoing, if with respect to any payment of principal or interest on a LIBOR Loan (other than a LIBOR Loan made under Tranche B) the succeeding Business Day falls in the next calendar month, the due date for payment of such principal or interest shall be the next preceding Business Day.



5.03  CURRENCY OF PAYMENT



     Accommodation shall be repaid by the Borrower as required hereunder in the currency in which such Accommodation was obtained by the Borrower. Any payment on account of an amount payable hereunder or under any other Credit Document in a particular currency (the "PROPER CURRENCY") made to or for the account of the Agent or a Lender in a currency (the "OTHER CURRENCY") other than the proper currency, whether pursuant to a judgement or order of any court or tribunal or otherwise and whether arising from the conversion of any amount denominated in one currency into any other currency for the purpose of making or filing a claim, obtaining an order or judgement, enforcing an order or judgement or otherwise, shall constitute a discharge of the Borrower's obligation under the applicable Credit Document only to the extent of the amount of the proper currency which such Lender is able, in the normal course of its business within one Business Day after receipt by it of such payment, to purchase with the amount of the other currency so received. If the amount of the proper currency which such Lender is so able to purchase is less than the amount of the proper currency originally due to it under the applicable Credit Document, the Borrower shall indemnify and save such Lender harmless from and against any loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from any other obligation contained in this Agreement or any other Credit Document, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Agent or any Lender from time to time, shall continue in full force and effect notwithstanding any judgement or order for a liquidated sum in respect of an amount due under any Credit Document or under any judgement or order and shall not merge in any order of foreclosure made in respect of any Security or other security given to or for the benefit of the Lenders.

5.04  TAXES



     (1) All payments by the Borrower hereunder or under any other Credit Document shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, other than Excluded Taxes, now or hereafter imposed, levied, collected, withheld or assessed by any country or any political subdivision thereof (collectively "TAXES"); provided, however, that subject to Subsection 5.04(2), if any Taxes that are not Excluded Taxes are required to be withheld from any interest or other amount payable to the Agent or any Lender hereunder, the amount so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender, on a net basis after payment of all Taxes other than Excluded Taxes imposed by any relevant jurisdiction on the amount payable and on any additional amounts payable under this Subsection 5.04(1), interest or any such other amount payable hereunder at the rate or in the amount specified in this Agreement. The Borrower shall be fully liable and responsible for and shall, promptly following receipt of a request from the Agent, pay to the Agent any and all sales, goods and services taxes payable under the laws of Canada or any political subdivision thereof with respect to any and all goods and services made available hereunder to the Borrower by the Agent and the Lenders, and such taxes shall be included in the definition of "Taxes" for all purposes hereof. Whenever any Taxes are payable or remittable by the Borrower, as promptly as possible thereafter it shall send to the Agent, for the account of each affected Lender, a copy of a receipt showing payment or remittance thereof. If the Borrower fails to deduct or withhold any Taxes where required, or fails to pay or remit any Taxes when due or fails to remit to the Agent as aforesaid the required documentary evidence thereof, the Borrower shall indemnify and save harmless the Agent and the Lenders from any incremental taxes, interest, penalties or other liabilities that may become payable by the Agent or by any Lender or to which the Agent or any Lender may be subjected as a result of any such failure. A certificate of the Agent as to the amount of any such taxes, interest or penalties and containing reasonable details of the calculation thereof shall be prima facie evidence thereof.



     (2) If the Borrower shall be obliged to make any payment to any Lender pursuant to Subsection 5.04(1) and such Lender shall receive any tax benefit which it would not have received if there had been no such payment, such Lender agrees to pay to the Borrower the amount of such tax benefit after the same has been obtained; provided, however, that this Subsection 5.04(2) shall place such Lender in no worse position than it would have been if the Borrower had not been required to make such payment. Each Lender shall have a complete discretion as to whether or not it will seek any tax benefit and as to the allocation of its income, and no Lender shall be obliged to disclose any information to the Borrower regarding its income or taxes.



5.05  INCREASED COSTS



     If subsequent to the date of this Agreement any change in or introduction of any Applicable Law, or compliance by any Lender with any request or directive (whether or not having the force of law) by any central bank, Superintendent of Financial Institutions or other comparable authority or agency having jurisdiction shall:



     (i) subject such Lender to any tax of any kind whatsoever with respect to this Agreement or any Accommodation made by such Lender, or change the basis of taxation of payments to such Lender of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Lender imposed by its jurisdiction of incorporation or any political subdivision thereof);



     (ii) impose, modify or make applicable any capital maintenance or capital adequacy requirement, reserve requirement, special deposit requirement or other similar requirement against assets held by, or deposits or other liabilities in or for the account of, or any Accommodation or Commitment made available or established by, or any other acquisition of funds by, such Lender; or


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     (iii) impose on such Lender or the London interbank market any other condition, restriction or limitation;



and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any Accommodation or Commitment or to reduce any amount otherwise receivable by it hereunder with respect thereto, the Borrower shall promptly pay to such Lender, upon demand, such additional amounts necessary to compensate such Lender, after taking into account all applicable Taxes and Excluded Taxes (other than as referred to in clause (iv) of the definition thereof), for such additional cost or reduced amount receivable which such Lender deems to be material as are determined in good faith by such Lender. If a Lender becomes entitled to claim any additional amount pursuant to this Section 5.05, it shall notify the Borrower, through the Agent, of the event by reason of which it has become so entitled promptly upon such Lender becoming aware of such event. A certificate of a Lender as to any such additional amount payable to it and containing reasonable details of the calculation thereof shall be prima facie evidence thereof.



5.06  INDEMNITIES



     (1) The Borrower shall indemnify and save harmless the Agent and each Lender and their respective officers, partners, directors, employees, Affiliates and agents (collectively the "Indemnitees") from all claims, demands, liabilities, damages, losses, costs, charges and expenses, including any loss or expense arising from interest or fees payable by the Agent or a Lender to lenders of funds obtained by it in order to make or maintain any Accommodation and any loss or expense incurred in liquidating or re-employing deposits from which such funds were obtained, which may be incurred by an Indemnitee as a consequence of (i) default by the Borrower in the payment when due of any amount hereunder or the occurrence of any other Default or Event of Default, (ii) default by the Borrower in obtaining a Borrowing after the Borrower has given notice hereunder that it desires to obtain such Borrowing, (iii) default by the Borrower in making any optional repayment of outstanding Accommodation after the Borrower has given notice hereunder that it desires to make such repayment, (iv) the repayment by the Borrower of any LIBOR Loan otherwise than on the expiration of any applicable LIBOR Period or the repayment of any other Accommodation otherwise than on the specified maturity date thereof (including without limitation any such payment pursuant to Section 4.01 or upon acceleration pursuant to Section 10.02), (v)the entering into by the Agent or a Lender of this Agreement and the other Credit Documents to which the Agent or a Lender is a party, and, otherwise than are determined by a court of competent jurisdiction to be attributable primarily to the gross negligence or wilful misconduct of the applicable Indemnitee, the performance by any of the Agent and the Lenders of its obligations hereunder and thereunder, and (vi) the application by the Borrower of any Accommodation or any proceeds thereof. A certificate of the Agent as to any such loss or expense and containing reasonable details of the calculation thereof shall be prima facie evidence thereof.



     (2) The Borrower shall indemnify and save harmless each Indemnitee from all claims, demands, liabilities, damages, losses, costs, charges and expenses which may be asserted against or incurred by such Indemnitee, otherwise than as are determined by a court of competent jurisdiction to be attributable primarily to the gross negligence or wilful misconduct of such Indemnitee or the LC Lender, as a direct or indirect consequence of the issuance of any Letter of Credit at the request of the Borrower or of any failure by the LC Lender to make any payment under any Letter of Credit issued at the request of the Borrower as a result of any law, control or restriction rightfully or wrongfully exercised or imposed by any domestic or foreign court or government or government instrumentality.



     (3) The Borrower shall indemnify and save harmless each Indemnitee from all claims, demands, liabilities, damages, losses, costs, charges and expenses (including without limitation any remedial, clean-up, compliance or preventative costs, charges and expenses) which may be asserted against or incurred by such Indemnitee (or any receiver appointed by an Indemnitee) otherwise than as are determined by a court of competent jurisdiction to be attributable primarily to the gross negligence or

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


wilful misconduct of such Indemnitee or the Agent or such receiver, as a direct or indirect consequence of the presence at any time of any Hazardous Substance on or under or the Release at any time of any Hazardous Substance from, any property owned, leased, operated or used at any time by the Borrower or any of its Subsidiaries, or the breach at any time by any owner, lessee, operator or user of any such property of any Environmental Law relative to such property.



     (4)  To the extent that the agreements of the Borrower set out in this
Section 5.06 to indemnify and save harmless are unenforceable in whole or in part for any reason, the Borrower shall contribute the maximum amount that it is permitted by Applicable Law to contribute to the payment and satisfaction of all applicable claims, demands, liabilities, damages, losses, costs, charges and expenses incurred by the Indemnitees or any of them.



                                  ARTICLE SIX


                                    SECURITY



6.01  SECURITY REQUIRED



     As general and continuing collateral security for the due payment of all present and future debts, liabilities and obligations of the Credit Parties to the Security Beneficiaries, there shall be provided (and the Borrower and the Guarantors agree to provide or cause to be provided) the following security (together with all other security granted by any Credit Party in favour of the Collateral Agent for the benefit of any of the Security Beneficiaries in their capacities as such, the "SECURITY"), which shall be in form and substance satisfactory to the Lenders:



     (a)  the Collateral Agency and Intercreditor Agreement;



     (b) a general security agreement from the Borrower in favour of the Collateral Agent constituting a first-priority Lien (subject only to Permitted Liens) on all of the present and future property of the Borrower;



     (c) a securities pledge agreement from the Borrower in favour of the Collateral Agent constituting a first-priority Lien (subject only to Permitted Liens) on all of the present and future shares in the capital of its Subsidiaries (if any) acknowledged by such Subsidiaries, together with such resolutions and consents as the Agent may determine are legally required or advisable and the security certificates duly issued by each of such Subsidiaries evidencing such pledge of securities duly endorsed in blank for transfer;



     (d) an assignment of all Material Contracts from the Borrower and each Guarantor in favour of the Collateral Agent with such consents or acknowledgements as the Lenders may require;



     (e) unlimited guarantees and postponements of claims from each Guarantor guaranteeing to the Agent the due payment and performance of all Indebtedness and to the Collateral Agent the due payment and performance of all present and future debts, liabilities and obligations of the Borrower under any Secured Hedging Arrangement;



     (f) a general security agreement from each Guarantor in favour of the Collateral Agent constituting a first-priority Lien (subject only to Permitted Liens) on all of the present and future property of such Guarantor;



     (g) a securities pledge agreement from each Guarantor in favour of the Collateral Agent constituting a first-priority Lien (subject only to Permitted Liens) on all of the present and future shares in the capital of its Subsidiaries, acknowledged by such Subsidiaries, together with such resolutions and consents as the Agent may determine are legally required or advisable and the security certificates duly issued by each of such Subsidiaries evidencing such pledge of securities duly endorsed in blank for transfer;


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     (h)  charge/mortgages of land in favour of the Collateral Agent constituting a first-priority Lien (subject only to Permitted Liens) over all real property owned by any Credit Parties from time to time, in each case in such principal amount as the Collateral Agent may reasonably require;



     (i) an assignment of insurance proceeds in favour of the Collateral Agent with respect to all property insurance from time to time held by the Credit Parties, with all such policies of insurance to name the Collateral Agent as loss payee as its interests may appear and to contain a standard mortgage clause in form and content satisfactory to the Agent, all as required pursuant to Subsection 8.01(f);



     (j) unlimited guarantees and postponements of claims from each Subsidiary of the Borrower or the Parent Guarantor guaranteeing to the Agent the due payment and performance of all Indebtedness and to the Collateral Agent the due payment and performance of all present and future debts, liabilities and obligations of the Borrower under any Secured Hedging Arrangement;



     (k) a general security agreement from each Subsidiary of the Borrower or the Parent Guarantor in favour of the Collateral Agent constituting a first-priority Lien (subject only to Permitted Liens) on all of the present and future property of such Subsidiary; and



     (l) such hypothecs and other security documents as may be necessary for the purpose of creating and preserving in the Province of Quebec and in any other relevant jurisdiction the Liens constituted by any of the foregoing.



6.02  REGISTRATION AND COMPLIANCE WITH LAWS



     The Security shall comply with all Applicable Law and the Security (or financing statements with respect thereto) shall be registered or filed from time to time in all places where, in the opinion of the Agent, registration or filing is required or advisable to protect all Liens created thereby.



6.03  FURTHER DOCUMENTATION



     The Borrower and each Guarantor will from time to time at their expense duly authorize, execute and deliver, and cause each of their respective Subsidiaries to duly authorize, execute and deliver, to the Agent such further instruments and documents and take such further action as the Agent may request for the purpose of obtaining or preserving the full benefits granted or intended to be granted to the Collateral Agent, the Agent and the Lenders by the Security and of the rights and remedies therein granted, including without limitation the filing of financing statements or other documents under any Applicable Law with respect to the Liens created thereby. Unless prohibited by Applicable Law, each Guarantor and the Borrower (on behalf of themselves and their Subsidiaries) authorize the Agent or the Collateral Agent to file any such financing statement or similar documents without the signature of the Borrower, the applicable Guarantor or the applicable Subsidiary, or to execute such financing statement as attorney for the Borrower, the applicable Guarantor or the applicable Subsidiary in the event that the Borrower, the applicable Guarantor or the applicable Subsidiary fails to do so promptly upon request by the Agent. The Borrower and each Guarantor acknowledge that the Security has been prepared on the basis of Applicable Law in effect on the date hereof, and that changes to Applicable Law may require the execution and delivery of different forms of documentation, and accordingly the Agent shall have the right to require that the Security be amended, supplemented or replaced (and the Borrower and each Guarantor shall duly authorize, execute and deliver, and cause each of their respective Subsidiaries to duly authorize, execute and deliver, to the Agent on request any such amendment, supplement or replacement with respect to any of the Security to which the Borrower, such Guarantor or such Subsidiary is a party),
(i) to reflect any change in Applicable Law, whether arising as a result of statutory amendments, court decisions or otherwise, (ii) to facilitate the creation and registration of appropriate forms of security or financing statements in all applicable jurisdictions, or (iii) if the Borrower or any Guarantor or any of their respective Subsidiaries amalgamates with any other person or enters into any corporate


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reorganization, to confer upon the Agent or the Collateral Agent, as applicable,
Liens similar to the Liens created or intended to be created by the Security.



                                 ARTICLE SEVEN


                         REPRESENTATIONS AND WARRANTIES



7.01  REPRESENTATIONS AND WARRANTIES



     To induce the Lenders to establish and maintain the Commitments and to make Accommodation available to the Borrower, each of the Guarantors and the Borrower represents and warrants to the Agent and to each Lender that:



     (a) CORPORATE STATUS AND POWER. Each of the Credit Parties is a corporation duly incorporated and organized and validly existing under the laws of its jurisdiction of incorporation, and has full corporate power and authority to own its property, to carry on the business carried on by it, to enter into and perform its obligations under the Credit Documents to which it is or will be a party, and in the case of the Borrower, to obtain Accommodation hereunder.



     (b) QUALIFICATION AND COMPLIANCE WITH LAW. Each of the Credit Parties is duly qualified in all jurisdictions where the nature of the property owned by it or the business carried on by it makes such qualification necessary, and has full legal right under the laws of all such jurisdictions to own its property and to carry on the business carried on by it and each of the Credit Parties is in compliance with all Applicable Law except to the extent that the failure to comply therewith would not, in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect.



     (c) AUTHORIZATION, CONSENTS, ENFORCEABLE OBLIGATIONS. Each of the Credit Parties has taken all corporate action necessary to be taken by it to authorize the execution and delivery of and the performance of its obligations under the Credit Documents to which it is or will be a party, and in the case of the Borrower the obtaining of Accommodation hereunder. Except as has been obtained and is in full force and effect, no consent, waiver or authorization of, or filing with or notice to, any person (including any creditors or shareholders of any of the Credit Parties) is required to be obtained in connection with the execution and delivery of and the performance by any of the Credit Parties of its obligations under the Credit Documents to which it is or will be a party, or in the case of the Borrower the obtaining of Accommodation hereunder. Each of the Credit Documents has been duly executed and delivered by each of the Credit Parties that is a party thereto, and constitutes a legal, valid and binding obligation of each such Credit Party enforceable against such Credit Party in accordance with its terms subject to (i) applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally, (ii) the fact that equitable remedies such as injunctions and specific performance may only be granted in the discretion of the courts before which they are sought, and (iii) the fact that the holding and disposition of shares of the Borrower by the Lenders or their agents, including the Collateral Agent, pursuant to the Security, may be subject to restrictions under the Telecommunications Act (Canada) and/or the Radiocommunication Act of Canada and the regulations pursuant thereto.



     (d) NO CONFLICTS. Subject to (c)(iii) above, the execution and delivery by each of the Credit Parties of the Credit Documents to which it is or will be a party and the performance of its obligations thereunder, and in the case of the Borrower the obtaining of Accommodation hereunder, will not conflict with or result in a breach of any Applicable Law, and will not conflict with, or result in a breach of, or constitute a default under, or permit the termination of, or cause any material right of any of the Credit Parties to be adversely affected under, any of the provisions of the articles of incorporation, other constating documents or by-laws of such Credit Party or any agreement, License, instrument, judgement, injunction or other Contractual Obligation to which such Credit Party is a party or by which it is bound, or result in the creation


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


     or imposition of any Lien (other than the Security) upon any property of any Credit Party except to the extent that such result would not, in the aggregate, have or reasonably be expected to have a Material Adverse Effect. None of the Credit Parties is in default in the performance or observance of any provision of any agreement or instrument evidencing any Debt of any Credit Party or pursuant to which any such Debt has been created, which default entitles the holder or holders of such Debt (or a trustee therefor), with or without the giving of notice of such default or the lapse of time, to declare or otherwise cause any such Debt to be due and payable except to the extent that such acceleration would not, in the aggregate, have or reasonably be expected to have, a Material Adverse Effect.



     (e) BURDENSOME PROVISIONS. None of the Credit Parties is a party or subject to any agreement, instrument or restriction which has had, or which may reasonably be expected to have, a Material Adverse Effect. There is no provision in any agreement or instrument to which any of the Credit Parties is a party or is subject which has had, or which may reasonably be expected to have, a Material Adverse Effect.



     (f) LITIGATION, ETC. Except as disclosed in writing by the Borrower to the Agent prior to the initial Borrowing Date with specific reference to this paragraph (f), or with respect to events occurring subsequent to the date of this Agreement, as the Borrower has otherwise disclosed in writing from time to time to the Agent with specific reference to this paragraph
     (f), there is no action, suit or proceeding (whether or not purportedly on behalf of any of the Credit Parties) pending or, to the knowledge of the Borrower, threatened, against or affecting any of the Credit Parties before any court or before or by any governmental department, commission or agency, in Canada or elsewhere, or before any arbitrator or board, and none of the Credit Parties is in default with respect to any order or award of any arbitrator or government department, commission or agency, except to the extent that such actions, suits, proceedings or default would not if adversely determined, in the aggregate have, or reasonably be expected to have, a Material Adverse Effect.



     (g) FINANCIAL STATEMENTS. The Parent Guarantor has delivered to the Lenders a true and complete copy of its most recent financial statements as at September 30, 1999 for the financial year then ended, and such financial statements present fairly the consolidated financial position of the Parent Guarantor, in accordance with GAAP, as of the date thereof and for the financial period then ended. All financial statements of the Parent Guarantor delivered to the Agent after the date of this Agreement pursuant to clauses 8.01(a)(i) and 8.01(a)(ii) will present fairly the consolidated financial position of the Parent Guarantor in accordance with GAAP, consistently applied, as of the dates thereof and for the financial periods then ended.



     (h) CHANGES. Since the date of the most recent audited consolidated financial statements of the Parent Guarantor delivered to the Agent, there has occurred no event which (individually or with any other events) has had, or which may reasonably be expected to have, a Material Adverse Effect.



     (i) TAX STATUS. Except as the Borrower has previously disclosed in writing to the Agent with specific reference to this paragraph (i), each of the Credit Parties has filed all tax returns which are required to be filed by it, and has paid when required by Applicable Law all taxes (if any) which have become due as shown on such returns or on any assessment received by it and there is no material outstanding matter of dispute or difference between any of the Credit Parties and any federal, provincial, state, territorial or municipal taxing authority, agency or department that is not being contested by such Credit Party. Each of the Borrower and the Parent Guarantor is a corporation resident in Canada within the meaning of the Income Tax Act (Canada).



     (j) CORPORATE STRUCTURE. Each of the Borrower and GT (US) is a Wholly-Owned Subsidiary of the Parent Guarantor, and together are the only Subsidiaries of the Parent Guarantor. Neither the Borrower nor GT (US) has any Subsidiaries.


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     (k)  DEFAULT.  No Default or Event of Default is continuing.



     (l) TITLE TO PROPERTY. Each of the Credit Parties is the legal and beneficial owner of its property with good and marketable title to its property, subject only to Permitted Liens, with the leases and licenses for any leased or licensed property to which such Credit Party is a lessee or licensee being in good standing and in full force and effect.



     (m) USE OF REAL PROPERTY. All real property owned or leased by a Credit Party is identified in Schedule 5. All such real property may be used in all material respects by the Credit Parties pursuant to Applicable Law for the present use and operation of the material elements of the business conducted, or intended to be conducted, on such real property except where any such non compliance with any Applicable Law would not individually or in the aggregate have, or be reasonably likely to have, a Material Adverse Effect.



     (n) LICENSES. Each of the Credit Parties holds in good standing all Licenses which it requires, or is required by Applicable Law, to hold, own, lease, license or use the property included in the business carried on by it and to carry on such business, except for such Licenses the absence of which has not had, and which would not reasonably be expected to have, a Material Adverse Effect.



     (o) FINANCIAL YEAR END. The financial year end of each of the Credit Parties is September 30th.



     (p) PENSION PLANS. All pension plans (if any) established by either of the Guarantors or Borrower or any of their respective Subsidiaries for any of their employees are duly registered where required by, and in good standing under, Applicable Law, and all required contributions under such plans have been made and the respective pension funds are funded in accordance with the rules of the applicable pension plans and Applicable Law and no past service or experience deficiency funding liabilities exist thereunder.



     (q) ENVIRONMENTAL MATTERS. Except as the Borrower has previously disclosed in writing to the Agent with specific reference to this paragraph
     (q), to the best knowledge of the Borrower and each Guarantor, (i) the business carried on and the property owned or used at any time by any of the Credit Parties and their respective predecessors (including the lands owned or occupied by any of them and the waters on or under such lands) have at all times been carried on, owned or used in compliance with all Environmental Laws; (ii) none of the Credit Parties is subject to any proceedings alleging the violation of any Environmental Law, and no part of its business or property is the subject of any proceeding to evaluate whether remedial action is needed as a result of the Release from or presence of any Hazardous Substance on any lands owned or occupied by it;
     (iii) there are no circumstances that could reasonably be expected to give rise to any civil or criminal proceedings or liability regarding the Release from or presence of any Hazardous Substance on any lands used in or related to the business or property of any of the Credit Parties or on any lands on which any of the Credit Parties has disposed or arranged for the disposal of any materials arising from the business carried on by it, or regarding the violation of any Environmental Law by any of the Credit Parties or by any other person for which it is responsible; (iv) all Hazardous Substances disposed of, treated or stored on lands owned or occupied by any of the Credit Parties have been disposed of, treated and stored in compliance with all Environmental Laws; (v) there are no proceedings and there are no circumstances or material facts which could give rise to any proceeding in which it is or could be alleged that any of the Credit Parties are responsible for any domestic or foreign clean up or remediation of lands contaminated by Hazardous Substances or for any other remedial or corrective action under any Environmental Laws; (vi) each of the Credit Parties has maintained all environmental and operating documents and records relating to its business and property in the manner and for the time periods required by any Environmental Laws and has never had conducted an environmental audit of its business or property; and (vii) the Borrower is not aware of any pending or proposed


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     changes to any Environmental Laws which would render illegal or materially adversely affect its business or property.



     (r) SECURITIES PLEDGES AND OTHER SECURITY. Security certificates with blank powers of attorney representing all of the issued and outstanding shares in the authorized capital of each of the Credit Parties (other than the Parent Guarantor), and security certificates with blank powers of attorney representing all of the issued and outstanding shares in the authorized capital of each of the Subsidiaries of the Credit Parties, have been delivered and pledged to the Collateral Agent pursuant to the Security, and the Liens created under the Security constitute a first priority perfected Lien (subject only to Permitted Liens in all of the property of the Credit Parties.



     (s) YEAR 2000 COMPLIANCE. Any reprogramming required to permit the proper functioning, in and following the year 2000, of any Credit Party's computer systems and equipment containing embedded microchips (including systems and equipment supplied by others or with which any Credit Party's systems interface) has been completed except to the extent that the failure to do so would not, or would not reasonably be expected to, have a Material Adverse Effect.



     (t) MATERIAL CONTRACTS. All Material Contracts are in full force and effect, and no party thereto is in breach of its respective obligations thereunder except to the extent that all such breaches in the aggregate do not, and could not be reasonably be expected to, result in a Material Adverse Effect.



     (u) DISCLOSURE. Each Credit Party has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which any of the Credit Parties is subject, and all other matters known to any of them that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No representation or warranty made by any Credit Party in any Credit Document or in any other document furnished to the Agent or any Lender from time to time in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they are made, not misleading. All projections and pro forma information delivered hereunder to the Agent or any Lender from time to time by any of the Credit Parties were prepared in good faith based on assumptions believed by the Borrower to be reasonable at the time of delivery. There is no fact known to the Borrower or any Guarantor on the date of this Agreement which has had, or which has a reasonable possibility of having, a Material Adverse Effect.



     (w) INTELLECTUAL PROPERTY. Each of the Credit Parties owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by such Credit Party does not infringe upon the rights of any other person, except for any such infringement that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.



     (x) INSURANCE. Each Credit Party has provided the Agent with a copy of each insurance policy maintained by or on behalf of such Credit Party and its Subsidiaries as of the date of this Agreement. All premiums in respect of such insurance have been paid or are not yet due.



     (y) LABOUR MATTERS. No Credit Party is a party to a collective bargaining or any other agreement with a union. There are no strikes, lockouts or slowdowns against any Credit Party pending or, to the knowledge of any of the Credit Parties, threatened. The hours worked by and payments made to employees of the Credit Parties have not been in violation of any Applicable Law. All payments due from any Credit Party, or for which any claim may be made against any Credit Party, on account of wages and employee health and welfare insurance, workers' compensation and other benefits, have been paid or accrued as a liability on the books of the applicable Credit Party.


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7.02  SURVIVAL



     All representations and warranties contained in this Agreement and the other Credit Documents shall survive the execution and delivery of this Agreement and the other Credit Documents and the obtaining of Accommodation from time to time. The Borrower and each of the Guarantors shall be deemed to make each of the representations and warranties contained in Section 7.01 or in each of the other Credit Documents as at the time of the delivery of each Notice of Borrowing and as at the time each Accommodation is made unless, before any such representation and warranty is deemed to be made, the Borrower delivers to the Agent a written notice that such representation or warranty cannot be made and disclosing the reasons therefor, and the Required Lenders consent thereto.



                                 ARTICLE EIGHT


                                   COVENANTS



8.01  AFFIRMATIVE COVENANTS



     So long as any Accommodation is outstanding or any other amount is owed by the Borrower hereunder or the Borrower is entitled to obtain any Accommodation, each of the Borrower and each Guarantor severally agrees to, and in the case of the covenants and agreements set forth in paragraphs (c), (d), (e), (f), (g) and
(k) cause each of their Subsidiaries to:



     (a) FINANCIAL STATEMENTS. Furnish to the Agent (with a copy for each of the Lenders):



        (i) as soon as available, but in any event within 105 days after the end of each financial year of the Parent Guarantor, a copy of the audited consolidated balance sheet of the Parent Guarantor as at the end of such financial year and the related audited consolidated statements of income, shareholders' equity, retained earnings and cash flow of the Parent Guarantor for such financial year, setting forth in each case in comparative form the figures for the previous financial year of the Parent Guarantor and reported on by an independent auditor reasonably acceptable to the Lenders and the Parent Guarantor shall ensure that the financial statements are prepared in such a manner that the auditor's report does not contain any qualification other than a qualification which is acceptable to the Lenders acting reasonably.



        (ii) as soon as available, but in any event not later than 60 days after the end of each financial quarter (including the last quarter) of each financial year of the Parent Guarantor, a copy of the unaudited consolidated balance sheet of the Parent Guarantor as at the end of such quarter and the related unaudited consolidated statements of income, shareholders' equity, retained earnings and cash flow of the Parent Guarantor for such quarter and the portion of the financial year through the end of such quarter, setting forth in each case in comparative form the figures for the previous financial year of the Parent Guarantor, accompanied by a certificate of the chief financial officer of the Parent Guarantor stating that in his opinion such financial statements present fairly the consolidated financial position of the Parent Guarantor at the date of such statements and for the reporting period included in such statements, subject to normal year-end audit adjustments.



     (b) CERTIFICATES; OTHER INFORMATION. Furnish to the Agent (with a copy for each of the Lenders):



        (i) concurrently with the delivery of the consolidated financial statements referred to in clause 8.01(a)(i), a certificate of a Senior Officer of the Parent Guarantor setting out the amount and calculation of Excess Cash Flow for the applicable financial year;



        (ii) concurrently with the delivery of the consolidated financial statements referred to in clauses 8.01(a)(i) and 8.01(a)(ii), a compliance certificate of a Senior Officer of the


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             Parent Guarantor in the form attached hereto as Schedule 6 stating that, to the best of such officer's knowledge and without personal liability, the Credit Parties during such period have observed or performed all of their respective covenants and other agreements contained in the Credit Documents to be observed or performed by them, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, such certificate to also include calculations to evidence compliance by the Parent Guarantor with the financial covenants set forth in Sections 8.03, 8.04 and 8.05, as applicable;



        (iii) as soon as available, but in any event not later than 90 days after the commencement of each financial year of the Parent Guarantor, a copy of the consolidated corporate budget (both capital and operating) of the Credit Parties for such financial year, prepared and shown on a month-by-month basis for the period covered by such budget, and a statement setting forth the principal assumptions upon which such budget is based, which budget shall also contain a summary of all proposed capital expenditures and dispositions by major category, and forecasted consolidated balance sheets and statements of income for each of the Credit Parties for each month for the period covered by such budget, and forecasted consolidated statements of changes in financial position for each of the Credit Parties for each month covered by such budget, all in form satisfactory to the Lenders acting reasonably;



        (iv) promptly upon acquisition thereof, particulars of each Subsidiary acquired by any Guarantor or the Borrower; and



        (v) promptly, such additional financial and other information relating to any of Credit Parties as the Agent may from time to time reasonably (with respect to frequency as well as scope) request.



     (c) PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy (i) at or before maturity or before it becomes delinquent, all its Debt, and (ii) in accordance with its usual business practices, all other liabilities of whatever nature, except in both cases when the amount or validity thereof is being contested and adequate reserves with respect thereto are maintained by the Credit Parties in accordance with GAAP.



     (d) MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. Preserve and keep in full force and effect its corporate existence (subject to paragraph 8.02(c)); engage primarily in the Business; carry on and conduct its business in a proper, efficient and businesslike manner, in accordance with good business practise; take all reasonable action to obtain and maintain in full force and effect all rights, privileges, franchises and Licenses necessary or desirable in the conduct of its business, the absence of which would, in the aggregate have, or be reasonably likely to have, a Material Adverse Effect; and comply with all Contractual Obligations and Applicable Law except to the extent that the failure to comply therewith would not, in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect.



     (e) MAINTENANCE OF PROPERTY. Keep all property useful and necessary in its business in good working order and condition, normal wear and tear excepted except to the extent that the failure to do so would not individually or in the aggregate have, or be reasonably likely to have, a Material Adverse Effect.



     (f) INSURANCE. Maintain with financially sound and reputable insurance companies insurance on all of their property (including all risk property insurance, comprehensive general liability insurance, business interruption insurance) in each case in such amounts and against such risks as are usually insured against in the applicable jurisdictions by persons engaged in the same or similar business to those of the Credit Parties and as are acceptable to the Lenders acting reasonably, with mortgage and lenders' loss payable endorsements in favour


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


        of the Collateral Agent, and furnish to the Agent, upon written request, full information as to, and certified copies of all policies respecting, the insurance carried.



     (g) INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books and records of account in which full, true and correct entries in accordance with GAAP and all Applicable Law shall be made of all its dealings and transactions; and permit representatives of the Agent to visit and inspect any of its property and to examine and make abstracts from any of its books and records which might, in the reasonable opinion of the Agent, be considered relevant to the terms and conditions of any of the Credit Documents, at any reasonable time, on reasonable notice and as often as may reasonably be requested, and to discuss its business, property, condition (financial or otherwise) with senior officers of any Guarantor or the Borrower with their independent chartered accountants.



     (h) HEDGING ARRANGEMENTS. The Credit Parties shall enter into such Hedging Arrangements as the Arrangers and the lenders under the Lucent Credit Agreement may, acting jointly and reasonably, from time to time require provided that (i) the entitlement of parties to Secured Hedging Arrangements to the benefit of the Security with respect to obligations of the Credit Parties owing under the Secured Hedging Arrangements shall be limited in accordance with the Collateral Agency and Intercreditor Agreement, (ii) Hedging Arrangements shall be entered into exclusively with Lenders (or Affiliates of Lenders) or lenders under the Lucent Credit Agreement to the extent that such parties are (a) willing to do so on commercially reasonable terms and (b) in the case of Secured Hedging Arrangements, acceptable to each of the counterparties to existing Secured Hedging Arrangements acting reasonably, and (iii) in all other instances, each counterparty to a Hedging Arrangement shall be acceptable to the Lenders acting reasonably and, in the case of a Secured Hedging Arrangement, (a) shall enter into the Collateral Agency and Intercreditor Agreement on terms and conditions acceptable to the Lenders acting reasonably, and (b) shall be acceptable to each of the counterparties to existing Secured Hedging Arrangements acting reasonably.



     (i) OWNERSHIP OF BORROWER. The Borrower shall at all times remain a Wholly-Owned Subsidiary of the Parent Guarantor. The Parent Guarantor and the Borrower shall at all times remain corporations resident in Canada within the meaning of the Income Tax Act (Canada).



     (j) SECURITY RELATIVE TO SUBSIDIARIES. Deliver, and cause each person that becomes a Subsidiary subsequent to the initial Borrowing Date to deliver, to the Agent, not later than 10 days after such person becomes a Subsidiary of a Credit Party after the date of this Agreement, the Security relative to such Subsidiary referred to in Section 6.01, together with the related corporate documentation and legal opinion referred to in paragraph 9.01(g).



     (k)  NOTICES.  Promptly give notice to the Agent:



        (i)  of the occurrence of any Default or Event of Default;



        (ii)  of any:



             (A) default or event of default under any Contractual Obligation of any Credit Party; or



             (B) the cancellation of any one or more Contractual Obligations or of a Credit Party's interests in any such Contractual Obligation; or



             (C) litigation, investigation or proceeding which may exist or be threatened at any time between any Credit Party and any Governmental Authority or in respect of any Credit Party by or before any Governmental Authority;

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


        which in any such case individually or in the aggregate has, or has a reasonable likelihood of having, a Material Adverse Effect;



        (iii) of any other event, circumstance, act or omission which in any such case individually or in the aggregate has, or is reasonably likely to have, a Material Adverse Effect;



        (iv) of any suit, litigation or other proceeding which is commenced or threatened against any Credit Party which involves an uninsured claim which the Borrower believes could reasonably exceed Cdn. $1,000,000 (or the Equivalent Amount in any other currency or currencies), or in which any injunctive or similar relief is sought, and of all material developments in respect thereof;



        (v) of the occurrence of the acceleration, default or demand pursuant to the terms of any Debt of any Credit Party which is in the aggregate in excess of Cdn. $5,000,000 (or the Equivalent Amount in any other currency or currencies);



        (vi) of any material default or event of default under (i) any Permitted Lien which either secures an amount in excess of Cdn. $5,000,000 (or the Equivalent Amount in any other currency or currencies) or could have a material effect on the value of any of the property of the Credit Parties or on the ability of any Credit Party to conduct its business in the ordinary course or (ii) any Debt secured by any such Permitted Lien; and



        (vii) should any licensor terminate, cancel, withdraw or fail to grant or renew, or should any Credit Party allow to lapse, any License and the same individually or in the aggregate has, or is reasonably likely to have, a Material Adverse Effect.



     Each notice pursuant to this Subsection shall be accompanied by an officer's certificate of the Borrower setting forth details of the occurrence referred to in such certificate and stating the potential effect of such occurrence on the business, operations, property and financial condition of the Credit Parties and what action the Credit Parties have taken and propose to take with respect to such occurrence.



8.02  NEGATIVE COVENANTS



     So long as any Accommodation is outstanding or any other amount is owed by the Borrower hereunder or the Borrower is entitled to obtain any Accommodation, each of the Borrower and each Guarantor severally agrees not to, and cause each of their Subsidiaries not to:



     (a) DEBT. Create, incur, assume or suffer or permit to exist any Debt except Permitted Debt.



     (b) LIENS. Create, incur, assume or suffer or permit to exist any Lien upon any of its property, whether now owned or held or hereafter acquired, except for Permitted Liens.



     (c) AMALGAMATIONS, ETC. Enter into any transaction of amalgamation or consolidation or merger or liquidate, wind-up or dissolve itself (or suffer any liquidation, winding-up or dissolution or any proceedings therefor) or continue itself under the laws of any other statute or jurisdiction, except that, subject to the Credit Parties taking such action, and executing and delivering to the Agent and the Collateral Agent such undertakings, certificates, agreements and other documents as the Agent or the Collateral Agent may require, acting reasonably, to affirm and assure the continued validity, enforceability, effectiveness and priority of the Security and the covenants, agreements and obligations of the Credit Parties under the Credit Documents, and provided that no Default or Event of Default is then continuing or would be created thereby, and provided that the same would not have, or have a reasonable likelihood of having, a Material Adverse Effect, any Subsidiary of the Borrower or of the Parent Guarantor (other than the Borrower) may be amalgamated or consolidated or merged or liquidated, wound-up or dissolved with or into the Borrower or the Parent Guarantor, provided that the Borrower or the Parent Guarantor,

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


        as the case may be, shall be the continuing corporation, or with or into any one or more other Subsidiaries.



     (d) INVESTMENTS. Make any Investments in any one or more persons other than Permitted Investments



     (e)  ACQUISITIONS.  Make any Acquisitions other than Permitted
        Acquisitions.



     (f) RESTRICTED PAYMENTS. Make any Restricted Payment, except that, so long as no Default or Event of Default is continuing or would be created thereby, (i) any Credit Party may pay dividends on any shares of its capital to any other Credit Party (ii) the Borrower or the Parent Guarantor may repay (but not voluntarily prepay or prepay pursuant to any mandatory prepayment requirement, except as provided in (iii) or Subsection 8.02(m)) amounts on account of the principal portion of any Permitted Debt other than the High-Yield Debt except where such repayment is made by way of Permitted Refinancing Debt, and (iii) the Borrower or the Parent Guarantor may voluntarily prepay amounts on account of (A) the Burnaby Debt, (B) any Purchase Money Obligation, and
        (C) Debt described in paragraph (ix) of the definition of Permitted
        Debt.



     (g) TRANSACTIONS WITH AFFILIATES. Except as specifically permitted hereunder, enter into any transaction, including the purchase, sale or exchange of any property or the rendering of any services, with any of its shareholders or with any Affiliate, or with any of its or their directors or officers, or enter into, assume or suffer to exist any employment, consulting or analogous agreement or arrangement with any such shareholder or Affiliate or with any of its directors or officers, except a transaction or agreement or arrangement which is in the ordinary course of business of the Credit Party in question and which is upon fair and reasonable terms not less favourable to such Credit Party than it would obtain in a comparable arms-length transaction.



     (h) AMENDMENTS. Amend any of its constating documents or by-laws or any Credit Agreement (as defined in the Collateral Agency and Intercreditor Agreement) or any documents related to any of them in a manner that would be prejudicial to the interests of any of the Lenders hereunder or in conflict with any of the Credit Documents, provided that for greater certainty, any increase in commitments or credit available under any such Credit Agreement shall be deemed not to be prejudicial to the interests of the Lenders where the resultant Committed Credit from the Security Beneficiaries is less than or equal to Cdn. $1,350,000,000 (or any Equivalent Amount).



     (i) CONSENSUAL LIMITATIONS. Create, incur, assume or suffer or permit to exist any consensual limitation or restriction on its ability to make any payments to the Agent or the Lenders, or provide security to the Collateral Agent, or perform or observe any of its other covenants and agreements, as and when required hereunder.



     (j) MATERIAL CONTRACTS AND LICENSES. Permit any License or Material Contract to be amended, modified or terminated, nor waive any right thereunder to the extent such amendment, modification, termination or waiver would in the aggregate, have or be reasonably likely to have, a Material Adverse Effect.



     (k) DISPOSITIONS. Permit any direct or indirect sale, transfer or other disposition or series of related sales, transfers or dispositions (including pursuant to a sale and leaseback transaction) of any property or asset of any Credit Party (other than dispositions of inventory or used, obsolete or surplus equipment in the ordinary course of business, and dispositions by one Credit Party to another Credit Party) except where:



        (i) no Event of Default is continuing or Default or Event of Default would be created thereby;


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


        (ii) the Net Proceeds therefrom represent the fair market value of the property or assets in question;



        (iii) following such sale, transfer or disposition the aggregate Net Proceeds from all such sales, transfers and dispositions after February 3, 2000 shall not exceed Cdn. $100,000,000 (or the Equivalent Amount in any other currency);



        (iv) such disposition is to a purchaser not related to a Credit Party;
             and



        (v) the Borrower makes the applicable prepayment or offer of prepayment if required under Section 4.05.



     (l) DEBT RATING. Issue high-yield unsecured debt or U.S. institutional term debt, if it can reasonably be expected that such issuance would cause the Parent Guarantor's credit rating, as determined by an established national credit rating agency in the United States, to fall below the equivalent of the Parent Guarantor's current Standard & Poors rating of B.



     (m) PRO RATA PREPAYMENT OF SECURITY BENEFICIARY DEBT. Prepay, either voluntarily or pursuant to a mandatory prepayment requirement, any Security Beneficiary Debt (other than Indebtedness) unless such payments are made in accordance with the applicable provisions of the Collateral Agency and Intercreditor Agreement.



8.03  STAGE I FINANCIAL COVENANTS



     From the date of this Agreement to and until the Stage II Date, the Parent Guarantor covenants and agrees that so long as any Accommodation is outstanding or any other amount is owed by the Borrower hereunder, or the Borrower is entitled to obtain any Accommodation, the Parent Guarantor will ensure that:



     (a) SENIOR DEBT RATIO. It will not permit the Senior Debt Ratio at any time from



        (i)  February 3, 2000 to December 30, 2000 to be more than 0.35 to 1.0;



        (ii) December 31, 2000 to December 30, 2001 to be more than 0.45 to 1.0; and



        (iii) December 31, 2001 to September 30, 2002 to be more than 0.50 to
             1.0.



     (b) TOTAL DEBT RATIO. It will not permit the Total Debt Ratio at any time from



        (i)  February 3, 2000 to December 30, 2001 to be more than 0.75 to 1.0;



        (ii)  December 31, 2001 to September 30, 2002 to be more than 0.75 to
             1.0.



8.04  STAGE II FINANCIAL COVENANTS



     From and after the Stage II Date, the Parent Guarantor covenants and agrees that so long as any Accommodation is outstanding or any other amount is owed by the Borrower hereunder, or the Borrower is entitled to obtain any Accommodation, the Parent Guarantor will ensure that:



     (a) SENIOR DEBT RATIO. It will not permit the Senior Debt Ratio at any time to be greater than 0.45 to 1.0.



     (b) TOTAL DEBT RATIO. It will not permit the Total Debt Ratio at any time to be greater than 0.75 to 1.0.



     (c) SENIOR DEBT LEVERAGE RATIO. It will not permit the Senior Debt Leverage Ratio at any time from



        (i)  the Stage II Date to December 30, 2003 to exceed 8.00 to 1.00;



        (ii)  December 31, 2003 to December 30, 2004 to exceed 4.00 to 1.00;



        (iii) December 31, 2004 to December 30, 2005 to exceed 3.00 to 1.00; and

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


        (iv) December 31, 2005 and thereafter to exceed 3.00 to 1.00.



     (d) TOTAL DEBT LEVERAGE RATIO. It will not permit the Total Debt Leverage Ratio at any time from



        (i)  the Stage II Date to December 30, 2003 to exceed 12.00 to 1.00;



        (ii)  December 31, 2003 to December 30, 2004 to exceed 7.00 to 1.00;



        (iii) December 31, 2004 to December 30, 2005 to exceed 5.00 to 1.00; and



        (iv) December 31, 2005 and thereafter to exceed 5.00 to 1.00.



     (e) INTEREST COVERAGE RATIO. It will ensure that the Interest Coverage Ratio at any time from



        (i)  the Stage II Date to December 30, 2003 exceeds 0.75 to 1.00;



        (ii)  December 31, 2003 to December 30, 2004 exceeds 1.25 to 1.00; and



        (iii) December 31, 2004 and thereafter exceeds 1.75 to 1.00.



     (f) FIXED CHARGE COVERAGE RATIO. It will ensure that the Fixed Charge Coverage Ratio at any time from



        (i)  October 1, 2004 to December 30, 2005 exceeds 0.50 to 1.00;



        (ii)  December 31, 2005 and thereafter exceeds 1.00 to 1.00.



8.05  ONGOING FINANCIAL COVENANTS



     The Parent Guarantor covenants and agrees that so long as any Accommodation is outstanding or any other amount is owed by the Borrower hereunder, or the Borrower is entitled to obtain any Accommodation, the Parent Guarantor will ensure that:



     (a)  REVENUES.  It will not permit Revenues:



        (i) for the four financial quarters ending December 31, 2000 to be less than Cdn.$95,000,000;



        (ii) for the four financial quarters ending March 31, 2001 to be less than Cdn.$115,000,000;



        (iii)for the four financial quarters ending June 30, 2001 to be less than Cdn.$125,000,000;



        (iv)for the four financial quarters ending September 30, 2001 to be less than Cdn.$175,000,000;



        (v) for the four financial quarters ending December 31, 2001 to be less than Cdn.$215,000,000;



        (vi)for the four financial quarters ending March 31, 2002 to be less than Cdn.$275,000,000;



        (vii)for the four financial quarters ending June 30, 2002 to be less than Cdn.$330,000,000;



        (viii)for the four financial quarters ending September 30, 2002 to be less than Cdn.$400,000,000;



        (ix)for the four financial quarters ending December 31, 2002 to be less than Cdn.$450,000,000;



        (x) for the four financial quarters ending March 31, 2003 to be less than Cdn.$510,000,000;

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        (xi)for the four financial quarters ending June 30, 2003 to be less than
            Cdn.$590,000,000;



        (xii)for the four financial quarters ending September 30, 2003 to be less than Cdn.$775,000,000;



        (xiii)for its financial year ending September 30, 2004 to be less than Cdn.$1,050,000,000;



        (xiv)for its financial year ending September 30, 2005 to be less than Cdn.$1,300,000,000; and



        (xv)for its financial year ending September 30, 2006 or thereafter to be less than Cdn.$1,600,000,000.



     (b) CAPITAL EXPENDITURES. It will not permit the Capital Expenditures during the Parent Guarantor's financial year ending



        (i) September 30, 2000 to exceed Cdn.$375,000,000;



        (ii) September 30, 2001 to exceed Cdn.$690,000,000;



        (iii)September 30, 2002 to exceed Cdn.$375,000,000;



        (iv)September 30, 2003 to exceed Cdn.$250,000,000;



        (v) September 30, 2004 to exceed Cdn.$220,000,000;



        (vi)September 30, 2005 to exceed Cdn.$145,000,000; and



        (vii)September 30, 2006 and thereafter to exceed Cdn.$185,000,000.



     PROVIDED THAT (A) to the extent that actual Capital Expenditures during any financial year are less than the corresponding maximum threshold amount set out above, an additional amount equal to the difference (the "UNUSED AMOUNT") may be spent on Capital Expenditures during the first two quarters of the next following financial year (or, in the case of the Unused Amount from the financial year ending September 30, 2000, may be spent on Capital Expenditures during the entire next financial year) and, to the extent that actual Capital Expenditures during such two quarter period are less than the Unused Amount, an additional amount equal to 50% of the difference may be spent on Capital Expenditures during the remainder of such financial year (excluding the financial year ending September 30, 2001), and Capital Expenditures made during such financial year shall not be counted as against the applicable maximum threshold amount set out above until such additional amounts (if any) have been exceeded (PROVIDED THAT any unused portions of such additional amounts may not be carried forward pursuant to this proviso (A)), (B) to the extent that any Acquisition is made in lieu of a Capital Expenditure set out in the Plan, the maximum threshold amount set out above with respect to the financial year in which such Acquisition was made shall be reduced by the amount of such Acquisition, and (C) from February 3, 2000 to the Maturity Date, Capital Expenditures in any financial year may exceed the applicable maximum threshold set out above where (x) the Borrower has provided the Agent with a certificate of a Senior Officer certifying that such excess Capital Expenditures cannot reasonably be expected to create a Default or Event of Default; and (y) the aggregate amount of all such excess Capital Expenditures made from February 3, 2000 to the Maturity Date, does not exceed the Combined Cap less Cdn.$600,000,000.



     (c) EBITDA.  It will not permit EBITDA for its financial year ending



        (i) September 30, 2000 to be less than negative Cdn.$95,000,000;



        (ii) September 30, 2001 to be less than negative Cdn.$135,000,000;



        (iii) September 30, 2002 to be less than Cdn. $4,500,000; and



        September 30, 2003 or thereafter to be less than Cdn. $215,000,000.

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


     (d) ACCESS LINES. It will ensure that the aggregate number of Access Lines installed and in service on or by



        (i)  September 30, 2000 will exceed 185,134;



        (ii)  September 30, 2001 will exceed 1,459,269;



        (iii) September 30, 2002 will exceed 2,987,480;



        (iv) September 30, 2003 will exceed 5,403,202; and



        (v)  September 30, 2004 and thereafter will exceed 8,298,474.



                                  ARTICLE NINE



                       CONDITIONS PRECEDENT TO BORROWINGS



9.01  CONDITIONS PRECEDENT TO THE INITIAL BORROWING



     No Lender shall be obliged to make available the initial Accommodation after the date of this Amended and Restated Credit Agreement under its Commitment unless all of the following have occurred and/or are true:



     (a) The Agent shall have received the relevant Notice of Borrowing.



     (b) The Collateral Agent shall have received the Security, which shall have been duly registered and filed and have the priority as required by the Security, together with all necessary third party consents relative to the issuance of the Security.



     (c) There shall exist no Default or Event of Default on the applicable Borrowing Date and the completion of the applicable Borrowing would not result in the occurrence of a Default or Event of Default, and the Borrower shall have delivered to the Agent, a certificate of a senior officer of the Borrower to such effect.



     (d) The representations and warranties contained in Article Seven shall be true on and as of the applicable Borrowing Date with the same effect as if such representations and warranties had been made on and as of the applicable Borrowing Date, and the Borrower shall have delivered to the Agent a certificate of a Senior Officer of the Borrower to such effect, provided that if the Borrower shall have delivered to the Agent a notice referred to in Section 7.02 that any such representation or warranty deemed to be made cannot be made, and if the Agent shall have consented to the Borrowing despite the inability of the applicable Credit Party to make such representation or warranty, then such condition shall be deemed waived in respect of such Loan.



     (e) The Agent and the Lenders shall have received such financial and other information relating to the Credit Parties as they shall have reasonably requested.



     (f) The Borrower shall have paid to each of the Agent and the Lenders all fees and other amounts which shall have become due and payable by it to the Agent or such Lender on or prior to the initial Borrowing Date and shall have paid all fees payable to the advisors of the Agent and the Lenders.



     (g) The following documents in form, substance and execution acceptable to the Lenders shall have been delivered to the Agent:



        (i) a certified copy of the constating documents and by-laws of each Credit Party, and of all corporate proceedings taken and required to be taken by each Credit Party to authorize the execution and delivery of the Credit Documents to which it is a party and the performance of the transactions by it contemplated in such Credit Documents;


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


        (ii) a certificate of incumbency for each Credit Party setting forth specimen signatures of the persons authorized to execute the Credit Documents to which it is a party;



        (iii)a certificate of status or certificate of good standing, as the case may be, for each Credit Party;



        (iv)the opinion of counsel for each of the Credit Parties, such opinion to be in form, scope and substance satisfactory to the Agent;



        (v) such other documents relative to the Credit Documents and the transactions contemplated in the Credit Documents as the Agent and the Lenders may reasonably require.



     (h) The Collateral Agency and Intercreditor Agreement shall have been entered into by the parties thereto.



     (i) The Agent shall have received confirmation of all insurance maintained by the Credit Parties, and such insurance shall comply with the requirements of the Credit Documents.



     (j) There shall not have occurred any change in the financial condition of the Borrower or the Guarantors since the time of their last financial statements provided to the Agent which in the in the aggregate has had, or which has a reasonable possibility of having, a Material Adverse Effect.



     (k) To the extent that any of the aforementioned conditions precedent set out in this Subsection 9.01(1) have not been satisfied, the Borrower shall have provided the Agent with an undertaking in form and substance satisfactory to the Agent setting out the manner and time within which the Borrower will satisfy such conditions precedent, such undertaking to be a "Credit Document" for the purposes of this Agreement.



9.02  CONDITIONS PRECEDENT TO ALL BORROWINGS



     No Lender shall be obliged to make available any Accommodation under its Revolving Commitment or its Term Commitment unless:



     (a)  The Agent shall have received the relevant Notice of Borrowing.



     (b) There shall exist no Default or Event of Default on the applicable Borrowing Date and the completion of the applicable Borrowing would not result in the occurrence of a Default or Event of Default, and the Borrower shall have delivered to the Agent, a certificate of a senior officer of the Borrower to such effect.



     (c) The representations and warranties contained in Article Seven shall be true on and as of the applicable Borrowing Date with the same effect as if such representations and warranties had been made on and as of the applicable Borrowing Date, and the Borrower shall have delivered to the Agent, if so requested by the Agent, a certificate of a Senior Officer of the Borrower to such effect, provided that if the Borrower shall have delivered to the Agent a notice referred to in Section 7.02 that any such representation or warranty deemed to be made cannot be made, and if the Required Lenders shall have consented to the Borrowing despite the inability of the applicable Credit Party to make such representation or warranty, then such condition shall be deemed waived in respect of such Loan.



     (d) All conditions specified in Section 9.01, to the extent not previously satisfied for any reason or waived by the Lenders, shall have been satisfied or waived.


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


                                  ARTICLE TEN


                         EVENTS OF DEFAULT AND REMEDIES



10.01  EVENTS OF DEFAULT



     Each of the following events or circumstances shall constitute an Event of Default hereunder:



     (1) if the Borrower fails to pay any principal amount with respect to Accommodation when due and payable hereunder;



     (2) if a Credit Party fails to pay any interest, fee or other amount (except principal) when due and payable under any of the Credit Documents or Secured Hedging Arrangements, and such failure continues for 10 Business Days or more;



     (3) if the Borrower defaults in the performance or observance of any term or covenant contained in Subsections 8.01(f) or 8.01(i), or Sections 8.02, 8.03,
8.04 or 8.05;



     (4) except as provided in Subsections (1), (2) and (3) above, if any of the Credit Parties defaults in the performance or observance of any term or covenant contained in any of the Credit Documents or Secured Hedging Arrangement to which it is a party and such default continues for 30 days or more after the earlier of the date on which it first has actual knowledge of such default and the date on which written notice of such default is given to it by the Agent or a Lender;



     (5) if any representation or warranty contained in any of the Credit Documents or in any certificate delivered thereunder by or on behalf of any of the Credit Parties shall be untrue in any material respect on the date as of which it was made or deemed to be made;



     (6) if there shall be outstanding any Debt or Debts (other than the Accommodation) exceeding an aggregate of Cdn. $5,000,000 (or the Equivalent Amount in any other currency or currencies) which any of the Credit Parties shall have failed to pay when due and payable, or if any amount or amounts exceeding an aggregate of Cdn. $5,000,000 (or the Equivalent Amount in any other currency or currencies) shall have become due and payable or may then be declared to be due and payable by any of the Credit Parties prior to the stated maturity date thereof or prior to the regularly scheduled date for payment thereof as a result of any default or event of default (however described) or other failure by any one or more of the Credit Parties to perform or observe any obligation;



     (7) if any Credit Document shall, at any time after its respective execution and delivery and for any reason, cease in any way to be in full force and effect or if the Security or any part of the Security shall, at any time after its execution and delivery and for any reason, cease to constitute a Lien of the nature and priority specified in or contemplated by this Agreement, or if the validity or enforceability of any Credit Document is disputed by any of the Credit Parties or their Subsidiaries;



     (8) if any Credit Party institutes proceedings for its winding up, liquidation or dissolution (except to the extent permitted under Subsection 8.02(c)), or takes action to become a voluntary bankrupt, or consents to the filing of a bankruptcy proceeding against it, or files a proposal, a notice of intention to make a proposal, a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under any bankruptcy law or any other similar applicable law or consents to the filing of any such petition, or consents to the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of all or a substantial part of the property of any Credit Party, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or commits any other act of bankruptcy, or suspends or threatens to suspend transaction of its usual business, or any action is taken by any Credit Party in furtherance of any of the aforesaid;



     (9) if a court having jurisdiction enters a decree or order adjudging any Credit Party a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief under any bankruptcy law or any other similar applicable law, or a decree or order of a court having jurisdiction for the appointment of a receiver, receiver and

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


manager, liquidator, trustee or assignee in bankruptcy or insolvency of all or a substantial part of the undertaking or property of any Credit Party, or for the winding up, dissolution or liquidation of its affairs, is entered and such decree, order or petition is not contested and the effect thereof stayed, or if any material part of the property of any Credit Party is sequestered or attached and is not returned to the possession of such Credit Party or released from such attachment, in each case within 30 days thereafter;



     (10) if a receiver, manager, receiver and manager, trustee, custodian or other similar official is appointed in respect of any Credit Party or any material part of its property and, in the case of any such involuntary appointment, the same is not being contested or the effect thereof has not been stayed within 30 days thereof;



     (11) if any proceeding, voluntary or involuntary, is commenced, or an order or petition is issued, respecting any Credit Party pursuant to any statute relating to bankruptcy, insolvency, reorganization of debts, liquidation, winding-up or dissolution, including any proceeding, proposal, notice of intention to make a proposal, order or petition under the Bankruptcy and Insolvency Act (Canada), the United States Bankruptcy Code, the Companies' Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act(Canada) or any similar legislation in any other jurisdiction and, in the case of any such involuntary proceeding or any such order or petition issued in response to an involuntary proceeding, the same is not being contested or the effect thereof has not been stayed within 30 days thereafter;



     (12) if a final judgment for an amount (net of applicable insurance coverage which is acknowledged in writing by the insurer to the satisfaction of the Agent, acting reasonably) in excess of Cdn. $5,000,000 (or the Equivalent Amount in any other currency or currencies) is rendered against a Credit Party and, within 10 Business Days after entry thereof, such judgment has not been discharged or execution thereof stayed pending appeal or if, within 15 days after the expiration of any such stay, such judgment has not been discharged;



     (13) if an encumbrancer takes possession of any property of one or more Credit Parties the value of which in the opinion of the Lenders exceeds Cdn. $5,000,000 (or the Equivalent Amount in any other currency or currencies), or if a distress or execution or any similar process is levied or enforced against any property of one or more Credit Parties, the value of which in the opinion of the Lenders exceeds Cdn. $5,000,000 (or the Equivalent Amount in any other currency or currencies), and such distress, execution or similar process remains unsatisfied for such period as would permit such property or any part thereof to be sold thereunder, provided that such possession or process has not been stayed and is not being contested by the applicable Restricted Party (or if contested is not dismissed within 20 days);



     (14) if a Credit Party ceases or threatens to cease to carry on in the ordinary course its business or a substantial part thereof, except to the extent permitted under Subsection 8.02(c);



     (15) if there shall occur a government confiscation or expropriation of any asset (including any License) or assets that could reasonably be expected to have a Material Adverse Effect;



     (16) if any Change of Control occurs; or



     (17) if an "Event of Default" under the Lucent Credit Agreement or Cisco Credit Agreement (as such term is defined therein) occurs and is continuing or an Event of Default (or other event which entitles a Security Beneficiary to accelerate payment of Security Beneficiary Debt) occurs and is continuing pursuant to any other Credit Agreement (as defined by the Collateral Agency and Intercreditor Agreement).



10.02  REMEDIES



     Upon the occurrence of any Event of Default, and at any time thereafter if the Event of Default shall then be continuing, the Agent in its discretion may, and upon written request by the Lenders


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


shall, take any or all of the following actions: (i) by written notice to the Borrower declare all principal amounts with respect to Accommodation, all amounts payable with respect to outstanding Bankers' Acceptances and BA Equivalent Notes as provided for in Subsection 2.08(9),all amounts payable with respect outstanding Letters of Credit as provided for in Subsection 2.09(5), and all accrued interest, fees and other amounts hereunder to be, whereupon the same shall become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; (ii) by written notice to the Borrower declare the Commitments to be terminated, whereupon the same shall terminate immediately; (iii) realize and, as applicable, instruct the Collateral Agent to realize upon the Security and any other security applicable to the liability of any Credit Party under the Credit Documents; and (iv) without limitation, exercise any other action, suit, remedy or proceeding authorized or permitted by the Credit Documents or by law or by equity. If any Credit Party shall fail to comply with any covenant contained herein that is applicable to it, the Agent may satisfy the obligation of such Credit Party with respect thereto (without waiver of the Default or Event of Default created thereby), and all costs and expenses thereby incurred by or on behalf of the Agent shall be reimbursed by the Borrower to the Agent immediately upon demand.



10.03  BENEFIT OF SECURITY; SET-OFF; SHARING OF PAYMENTS



     (1) The Security shall be held for the rateable benefit of all of the Lenders, and all proceeds therefrom which are distributable to the Lenders shall be applied for the rateable benefit of the Lenders irrespective of any priority to which any Lender may otherwise be entitled. Notwithstanding the foregoing or any other provision of this Agreement or any Secured Hedging Arrangement, if there shall exist at any time any amount payable by any Lender to any other Lender pursuant to any provision of the Credit Documents, then such amount shall be taken into account when calculating, and an appropriate portion thereof shall be paid from, any proceeds of Security otherwise payable to such first Lender.



     (2) The Borrower agrees that, upon the occurrence of an Event of Default, in addition to (and without limitation of) any right of set-off, bankers' lien, counterclaim or other right or remedy that any Lender may otherwise have, each Lender shall be entitled, at its option, but subject to Subsection 10.03(3), to offset any and all balances held by it for the account of any Credit Party at any of its offices or branches, in any currency, against any and all amounts owed by such Credit Party to such Lender hereunder (regardless of whether any such balances are then due or payable to the Borrower), in which case such Lender shall promptly notify the Borrower and the Agent thereof; provided that such Lender's failure to give any such notice shall not affect the validity thereof. Any person purchasing an interest in the obligations of the Borrower as contemplated by Subsection 10.03(3) may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such interest as fully as if such obligations had been originally incurred to such person and such person were the holder thereof.



     (3) Each Lender (a "SURPLUS LENDER") that receives any payment (except (i) interest and fees paid as required by this Agreement prior to the acceleration of any payment or the termination of the Commitments pursuant to Section 10.02,
(ii) payments made in accordance with Subsection 2.09(3), and Sections 4.01, 4.02, 4.02(2), and 4.04 prior to the acceleration of any payment or the termination of the Commitments pursuant to Section 10.02 and (iii) any payment pursuant to this Subsection 10.03(3)) or recovery from the property of any Credit Party in respect of any obligation of the Borrower to such Lender hereunder (whether by voluntary payment, by realization of any security held by such Lender, by exercise of the right of set-off or banker's lien, by counterclaim or cross action, by the enforcement of any of the Credit Documents, by reason of any priority afforded in any insolvency proceeding, or otherwise) in an amount which, relative to the corresponding amounts received by the other Lenders (the "DEFICIENT LENDERS"), is a greater proportion than the proportion which the obligations of the Borrower to the Surplus Lender hereunder bears to the obligations of the Borrower to the Deficient Lenders hereunder immediately prior to such


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


receipt, the Surplus Lender shall purchase for cash from the Deficient Lenders, without recourse, an interest in the obligations of the Borrower to the Deficient Lenders hereunder in such amount as shall result in a rateable participation by all of the Lenders in the obligations of the Borrower to all of the Lenders hereunder; provided, however, that if the Surplus Lender is thereafter required to relinquish all or any portion of such excess payment or recovery to any person (other than to the Deficient Lenders as provided herein), such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Agent, upon consultation with the applicable Lenders, shall have the power to settle any documentation required to evidence any such purchase or restoration and, if deemed advisable by the Agent, to execute any document as attorney for any Lender in order to complete any such purchase or restoration. The Borrower acknowledges that the foregoing arrangements are to be settled by the Lenders among themselves, and the Borrower expressly consents to the foregoing arrangements among the Lenders. This Subsection 10.03(3) shall not apply to the extent that the Collateral Agency and Intercreditor Agreement requires a Lender to deliver any payment or recovery from the property of a Credit Party to the Collateral Agent.



     (4) Nothing contained in the Credit Documents shall require any Lender to exercise any right, or shall affect the right of any Lender to exercise and retain the benefits of exercising any right, with respect to any indebtedness or obligation of any of the Borrower existing otherwise than pursuant to the Credit Documents.



10.04  REMEDIES CUMULATIVE



     The rights and remedies of the Agent and Lenders under the Credit Documents are cumulative and in addition to and not in substitution for any rights or remedies provided by law or by equity.



10.05  APPROPRIATION OF MONEYS RECEIVED



     Each Lender may from time to time when an Event of Default has occurred and is continuing, but subject to Subsection 10.03(3), appropriate any moneys received by it from the Credit Parties or from any security held by such Lender in or toward payment of such of the obligations of the Borrower or any other Credit Party under the Credit Documents as such Lender in its sole discretion may see fit.



10.06  SET-OFF



     Upon the occurrence and during the continuance of any Event of Default, the Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law but subject to Subsection 10.03(3), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other amount at any time owing by such person to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under any of the Credit Documents, irrespective of whether or not demand shall have been made under any of the Credit Documents and although such obligations may be unmatured. The Agent and each Lender agrees promptly to notify such person after any such set-off and application made by such Person, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and the Lenders under this Section are in addition to all other rights and remedies (including all other rights of set-off) which the Agent and the Lenders may have.



10.07  NON-MERGER



     The taking of any action or other dealing by the Agent or the Lenders in respect of the Credit Parties or any security shall not operate as a merger of any of the obligations of the Credit Parties to the Lenders or in any way suspend payment or affect or prejudice the rights, remedies and powers, legal or equitable, which the Agent and the Lenders may have in connection with such obligations,


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


and the surrender, cancellation or other dealing with any security shall not release or affect the obligations of the Credit Parties to the Lenders.



10.08  ENFORCEMENT BY AGENT ONLY



     The Lenders agree that this Agreement and, except as otherwise contemplated by the Collateral Agency and Intercreditor Agreement, the other Credit Documents (and their respective rights, benefits, entitlements and remedies thereunder or with respect thereto) may be enforced only by the action of the Agent acting on behalf of the Lenders and that no Lender shall have any rights individually to seek to enforce or to enforce this Agreement or any of the other Credit Documents (or any of its respective rights, benefits, entitlements or remedies thereunder or with respect thereto), it being understood and agreed that, subject to the Collateral Agency and Intercreditor Agreement, all such rights, benefits, entitlements and remedies may be exercised only by the Agent for the benefit of the Lenders at the direction of the Lenders upon the terms of this Agreement and the other Credit Documents.



                                 ARTICLE ELEVEN



                                   THE AGENT



11.01  APPOINTMENT



     The Lenders hereby appoint Canadian Imperial Bank of Commerce to act as their agent as herein specified and, except as may be specifically provided to the contrary herein, each of the Lenders hereby irrevocably authorizes Canadian Imperial Bank of Commerce, as the agent of such Lender, to take such action on its behalf under or in connection with the Credit Documents and to exercise such powers thereunder as are delegated to the Agent by the terms thereof and such other powers as are reasonably incidental thereto which it may be necessary for the Agent to exercise in order that the provisions of the Credit Documents are carried out. The Lenders hereby acknowledge and agree that the Agent is the holder of an irrevocable power of attorney (within the meaning of the Civil Code of Quebec) from the Lenders for the purpose of holding any of the Security or any other security granted by any person with respect to the liabilities of the Borrower under the Credit Documents, and the Agent hereby agrees to act in such capacity. The Agent may perform any of its duties under the Credit Documents by or through its agents. The Borrower shall not be concerned to enquire whether the powers which the Agent is purporting to exercise have become exercisable or otherwise as to the propriety or regularity of any other action on the part of the Agent, and accordingly insofar as the Borrower is concerned the Agent shall for all purposes hereof be deemed to have authority from the Lenders to exercise the powers and take the actions which are in fact exercised and taken by it.



11.02  INDEMNITY FROM LENDERS



     The Lenders agree to rateably indemnify the Agent (to the extent that the Agent is not promptly reimbursed by the Borrower on demand) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements of any nature or kind whatsoever which may be imposed on, incurred by, or asserted against the Agent in its capacity as agent hereunder which in any way relate to or arise out of the Credit Documents or any action taken or omitted by the Agent under the Credit Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements which result from the Agent's gross negligence or wilful misconduct. Without limitation, each Lender agrees to reimburse the Agent promptly upon demand for its rateable share of out-of-pocket expenses (including the fees and disbursements of counsel) incurred by the Agent in connection with the preparation of the Credit Documents and the determination or preservation of any rights of the Agent or the Lenders under, or the enforcement of, or legal advice in respect of rights or responsibilities under, the Credit Documents, to the extent that the Agent is not promptly reimbursed for such expenses by the Borrower on demand.

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


11.03  EXCULPATION



     The Agent shall have no duties or responsibilities except those expressly set forth in the Credit Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted to be taken under or in connection with the Credit Documents, unless such act or omission constitutes gross negligence or wilful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Credit Documents a fiduciary relationship with any Lender and nothing in the Credit Documents, express or implied, is intended to or shall be construed as to impose upon the Agent any obligation except as expressly set forth therein. None of the Lenders shall have any duties or responsibilities to any of the other Lenders except as expressly set forth in the Credit Documents. The Agent shall not be responsible for any recitals, statements, representations or warranties in any of the Credit Documents or which may be contained in any other document subsequently received by the Agent or the Lenders from or on behalf of any Credit Party or for the authorization, execution, effectiveness, genuineness, validity or enforceability of any of the Credit Documents, and shall not be required to make any inquiry concerning the performance or observance by any Credit Party of any of the terms, provisions or conditions of any of the Credit Documents. Each of the Lenders severally represents and warrants to the Agent that it has made and will continue to make such independent investigation of the financial condition and affairs of the Credit Parties as such Lender deems appropriate in connection with its entering into of any of the Credit Documents and the making and continuance of any Accommodation hereunder, that such Lender has and will continue to make its own appraisal of the creditworthiness of the Credit Parties and that such Lender in connection with such investigation and appraisal has not relied upon any information provided to such Lender by the Agent.



11.04  RELIANCE ON INFORMATION



     The Agent shall be entitled to rely upon any writing, notice, statement, certificate, facsimile, telex or other document or communication believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and, with respect to all legal matters pertaining to the Credit Documents and its duties thereunder, upon the advice of counsel selected by it.



11.05  KNOWLEDGE AND REQUIRED ACTION



     The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than the non-payment of any principal, interest or other amount to the extent the same is required to be paid to the Agent for the account of the Lenders) unless the Agent has received notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is given pursuant to this Section 11.05. In the event that the Agent receives such a notice, it shall give prompt notice thereof to the Lenders, and shall also give prompt notice to the Lenders of each non-payment of any amount required to be paid to the Agent for the account of the Lenders. The Agent shall, subject to Section 11.06, take such action with respect to such Default or Event of Default as shall be directed by the Lenders in accordance with this Article Eleven; provided that, unless and until the Agent shall have received such direction the Agent may, but shall not be obliged to, take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders; and provided further that the Agent in any case shall not be required to take any such action which it determines to be contrary to the Credit Documents or to any Applicable Law.



11.06  REQUEST FOR INSTRUCTIONS



     The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which, by the terms of any of the Credit Documents, the Agent is permitted or required to take or to grant, and the Agent shall be absolutely entitled to refrain from taking any such action or to withhold any such approval and shall not be under any liability whatsoever as a result thereof until it

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shall have received such instructions from the Lenders. No Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under the Credit Documents in accordance with instructions from the Lenders. The Agent shall in all cases be fully justified in failing or refusing to take or continue any action under the Credit Documents unless it shall have received further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.02 against any and all liability and expense which may be incurred by it by reason of taking or continuing to take such action, and unless it shall be secured in respect thereof as it may deem appropriate.



11.07  EXCHANGE OF INFORMATION



     The Borrower agrees that each Lender and the Agent may provide to the other Lenders or the Agent such information concerning the financial position and property and operations of the Credit Parties as, in the opinion of such Lender or the Agent, is relevant to the ability of each of the Credit Parties to fulfil its respective obligations under or in connection with the Credit Documents.



11.08  THE AGENT, INDIVIDUALLY



     With respect to its Commitment, the Accommodation made available by it and the Credit Documents to which it is a party, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise such rights and powers as though it were not the Agent, and the term "Lenders" shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. It is understood and agreed by all of the Lenders that Canadian Imperial Bank of Commerce from time to time accepts deposits from, lends money to, and generally engages in banking business with the Credit Parties otherwise than as a Lender under the Credit Documents and may continue to do so as if it were not the Agent hereunder and shall have no duty to account to any of the Lenders with respect to any such dealings.



11.09  EMPLOYMENT OF AGENTS



     In the conduct of its duties under the Credit Documents (otherwise than in relation to its right to make any declaration, determination or decision), instead of acting personally, the Agent may employ and pay an agent (whether being a lawyer or other person) or trustee to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Agent and any such agent or trustee engaged in any profession or business shall be entitled to be paid all usual professional and other charges for such business transacted and acts done by it and any such agent or trustee shall be entitled to all indemnities and assurances provided by the Lenders to the Agent under the Credit Documents.



11.10  RESIGNATION AND TERMINATION



     If at any time (i) the Agent shall deem it advisable, in its sole discretion, it may deliver to each of the Lenders and the Borrower written notification of its resignation insofar as it acts on behalf of the Lenders pursuant to this Article Eleven or (ii) the Agent is in default of any of its obligations hereunder and the Lenders shall deem it advisable, in their sole discretion, they may deliver to the Agent and the Borrower written notification of the termination of the Agent's authority to act on behalf of the Lenders pursuant to this Article Eleven, such resignation or termination to be effective upon the date of the appointment by the Lenders of a successor which shall assume all of the rights, powers, privileges and duties of the Agent hereunder, which appointment shall be promptly made from among the remaining Lenders and written notice thereof shall be given to the Borrower concurrently with such appointment. The Borrower shall have the right to approve any successor Agent to be appointed by the Lenders as aforesaid, provided that such approval shall not be unreasonably withheld. If in the case of notice of resignation by the Agent no appointment of a successor Agent has been made by the Lenders and approved by the Borrower within 30 days after such notice has been delivered, the resigning Agent may make such appointment without the approval of the Borrower from among the remaining Lenders on behalf of the Lenders, and shall forthwith give notice of such appointment to the Lenders and the Borrower.



11.11  ACTIONS BY LENDERS



     (1) Any consent, approval (including without limitation any approval of or authorization for any amendment to any of the Credit Documents), instruction or other expression of the Lenders hereunder may be obtained by an instrument in writing signed in one or more counterparts by the Required Lenders, or where required by Subsection 11.11(3), all of the Lenders (which instrument in writing, for greater certainty, may be delivered by facsimile as provided in
Section 12.05).



     (2) Any consent, approval (including without limitation any approval of or authorization for any waiver under or any amendment to any of the Credit Documents), instruction or other expression of the Lenders under any of the Credit Documents may also be included in a resolution that is submitted to a meeting or adjourned meeting of the Lenders duly called and held for the purpose of considering the same as hereinafter provided and shall be deemed to have been obtained if such resolution is passed by the affirmative vote of the Required Lenders, or where required by Subsection 11.11(3)) all of the Lenders, at a meeting at which a quorum is present. A meeting of Lenders may be called by the Agent and shall be called by the Agent upon the request of any three Lenders. Every such meeting shall be held in the City of Toronto or at such other reasonable place as the Agent may approve. At least seven days notice of the time and place of any such meeting shall be given to the Lenders and shall include or be accompanied by a draft of the resolutions to be submitted to such meeting, but the notice may state that such draft is subject to amendment at the meeting or any adjournment thereof. The Required Lenders who are present in person or by proxy at the time and place specified in the notice shall constitute a quorum for the purpose of the transaction of business. A person nominated in writing by the Agent shall be chairman of the meeting. Upon every poll taken at any such meeting every Lender who is present in person or represented by a proxy duly appointed in writing (who need not be a Lender) shall be entitled to one vote in respect of each Cdn. $1 of its Commitment (or if the Commitments have been terminated each Cdn. $1 of the Cdn. Dollar Amount of its outstanding Accommodation). In respect of all matters concerning the convening, holding and adjourning of Lenders' meetings, the form, execution and deposit of instruments appointing proxies and all other relevant matters, the Agent may from time to time make such reasonable regulations not inconsistent with this Subsection as it shall deem expedient and any regulations so made by the Agent shall be binding upon the Credit Parties, the Agent, and the Lenders.



     (3)  Notwithstanding Subsections 11.11(1) and (2):



        (a) the consent of all of the Lenders evidenced by an instrument in writing or, if all of the Lenders are present at a meeting of Lenders as aforesaid, by an affirmative vote of all of the Lenders, will be required for (i) any change to or waiver of Subsections 10.01(1), 10.01(8), 10.01(9), 10.01(10), or 10.01(11) (provided that the consent of all of the Lenders shall not be required to any agreement to enter into standstill or other similar arrangements relative to such Subsections), Section 10.02 (provided that the consent of all of the Lenders shall not be required to any agreement to enter into standstill or other similar arrangements relative to any Default or Event of Default), Section 10.03 or this Subsection 11.11(3), (ii) any reduction in the percentage specified in the definition of Required Lenders or in any percentage of Lenders specified in any Credit Document as being required for the Lenders to take any action, or (iii) any postponement or discharge of all or substantially all of the Security (other than, for greater certainty, any postponement or discharge of Security expressly permitted under Article Six or any other provision of the Credit Documents);



        (b) the consent of all of the Lenders evidenced by an instrument in writing or, if all of the Lenders are present at a meeting of Lenders as aforesaid, by an affirmative vote of all of the Lenders, will be required for any reduction to the amount of, or any extension to the date of payment of any principal, interest or fees under this Agreement (provided that the consent of all of the Lenders shall not be required to any agreement to enter into standstill or other similar arrangements relative to any default in making any such payments);



        (c) except for any change in a Commitment otherwise expressly provided for in this Agreement, the consent of the Required Lenders and the particular Lender will be required for any increase in the Commitment of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction of any Commitment or Commitments shall not constitute an increase of the Commitment of any Lender);



        (d) the consent of the Agent will be required for any change with respect to the duties, liabilities, benefits or entitlements of the Agent under the Credit Documents;



        (e) the consent of the LC Lender will be required for any change with respect to the duties, liabilities, benefits or entitlements of the LC Lender under the Credit Documents;



        (f) the consent of all of the Lenders evidenced by an instrument in writing or, if all of the Lenders are present at a meeting of Lenders as aforesaid, by an affirmative vote of all of the Lenders, will be required to authorize the Administrative Agent to approve the Credit Documents of a potential Approved Lender (as such terms are defined in the Collateral Agency and Intercreditor Agreement).



     (4) An instrument in writing from the Required Lenders or, where applicable, all of the Lenders as provided for in Subsection 11.11(3) and a resolution passed pursuant to Subsection 11.11(2) (any such instrument in writing or resolution being an "APPROVAL INSTRUMENT") shall be binding upon all of the Lenders and the Agent, and the Agent (subject to the provisions for its indemnity contained in this Agreement) shall be bound to give effect thereto accordingly. For greater certainty, to the extent so authorized in the Approval Instrument, the Agent shall be entitled (but not obligated) to execute and deliver on behalf of the Agent and all of the Lenders without the requirement for the execution by any such Lenders or by any other person or persons, any consents, approvals, waivers, documents or instruments (including without limitation any amendment to any of the Credit Documents) necessary or advisable in the opinion of the Agent to give effect to the matters approved by the Required Lenders or all of the Lenders, as the case may be, in any Approval Instrument.



     (5) Each Lender agrees that, when determining whether or not to provide its consent pursuant to paragraph 11.11(3)(f), it shall act reasonably having regard to all material considerations.



11.12  COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT



     Each of the Lenders irrevocably authorizes the Agent to enter into the Collateral Agency and Intercreditor Agreement on its behalf, and acknowledges and agrees that it shall be bound by the terms thereof as if it were a direct signatory thereto.



11.13  PROVISIONS FOR BENEFIT OF LENDERS ONLY



     The provisions of this Article Eleven (other than Section 11.07 and the last sentence of Section 11.01) relating to the rights and obligations of the Lenders and the Agent inter se shall be operative as between the Lenders and the Agent only, and the Borrower shall not have any rights under or be entitled to rely for any purposes upon such provisions.

                                 ARTICLE TWELVE


                                 MISCELLANEOUS



12.01  PARTICIPATIONS, ASSIGNMENTS AND TRANSFERS



     (1)  In addition to any transfer required by Subsection 2.05(3) and Section
10.03 to be made to any other Lender or required by Applicable Law to be made to any person, a Lender may assign, transfer or grant participations in all or part of its rights and obligations in respect of any of its Commitments or any Accommodation from time to time outstanding from it to such persons, at such times and upon such terms as it may determine, without any obligation to obtain any consent of the Borrower, in accordance with the following provisions:



        (a)  with respect to any such assignment or transfer:



             (i) no such assignment or transfer shall be made to any person at any time that an Event of Default is not continuing if, on the basis of the Applicable Law in effect and the circumstances existing as at the date of such assignment or transfer, it increases the amount for which the Borrower is liable with respect to Taxes pursuant to Section 5.04 or increased costs pursuant to Section 5.05 compared to such amounts existing prior to such assignment or transfer, unless at such time the applicable assignee or transferee (the "ASSIGNEE") waives its right to any such increased amounts;



             (ii) the assigning or transferring Lender (the "Assignor") shall obtain from the Assignee an undertaking of the Assignee, addressed to the parties to this Agreement (as such parties may be constituted at such time) and substantially in the form of Schedule 9 hereto (the "UNDERTAKING"), whereby the Assignee agrees to be bound by this Agreement in the place and stead of the Assignor to the extent of the rights and obligations of the Assignor in respect of the amount of its Commitments that have been assigned or transferred to the Assignee and the assignment or transfer shall be made by way of an assignment and assumption agreement between the Assignor and the Assignee substantially in the form of Schedule 10 hereto (an "ASSIGNMENT AGREEMENT");



             (iii)no such assignment or transfer shall be made to any person if the Assignor has not received the prior written consent of the Agent, such consent not to be unreasonably withheld or delayed;



             (iv)such assignment or transfer shall be effective upon the date provided in the Assignment Agreement between the Assignor and the Assignee (but in no event earlier than the date that the relevant Undertaking is delivered by the Assignee to the Agent and the Borrower), and the Assignee shall thereafter be and be treated as a Lender for all purposes of this Agreement and the Security and shall, to the extent of the rights and obligations assigned or transferred to it by the Assignor, be entitled to the full benefits and subject to the full obligations of the Assignor hereunder to the same extent as if the Assignee were an original party in respect of the rights and obligations assigned or transferred to it, and the Assignor shall be released and discharged accordingly;



             (v) the Agent shall notify the Borrower and the other Lenders of the identity of the Assignee and the rights and obligations assigned or transferred to the Assignee forthwith after the assignment or transfer shall have become effective, and shall prepare and distribute to the Lenders and the Borrower an amendment to Schedule 1 hereto reflecting the adjustments to the applicable Commitments after such transfer or assignment, and the Borrower shall promptly execute and deliver such assurances as may be reasonably requested by the Agent to confirm the foregoing including, without limitation, the release and discharge provided for in Subsection (iv) above;



             (vi) unless the Assignee is an Affiliate of the Assignor, the
                 Assignee shall be entitled to receive all principal, interest and other amounts owing under this Agreement in respect of any Accommodation that is included in the assignment or transfer as aforesaid free from all equities or rights of set-off or counterclaim between the Borrower and the Assignor and any intermediate assignee or transferee or other person entitled thereto, and all persons may act accordingly;



             (vii) the amount of any such assignment or transfer shall be Cdn.
                 $5,000,000 or an integral multiple of Cdn. $100,000 in excess thereof (or the entire Commitment being assigned or transferred, as the case may be, of the Assignor if lesser); and



             (viii) the Assignor shall pay to the Agent an administration fee of
                 Cdn. $3,500 with respect to each such assignment or transfer;



        (b)  with respect to the grant of any such participation:



             (i)  the granting Lender shall remain fully liable for all of its obligations hereunder to the same extent as if such participation had not been granted;



             (ii)  all amounts payable by the Borrower to the granting Lender hereunder shall be determined as if such Lender had not granted such participation; and



             (iii) the granting Lender shall administer such participation on behalf of the grantee thereof, provided, however, that the terms of the participation shall not oblige the granting Lender to obtain the consent of the grantee to any action taken by the granting Lender hereunder, and neither the grantee thereof nor the Borrower shall have any rights against or obligations to, or deal directly with, each other in respect of such participation.



     (2) Each of the Borrower and the Lenders hereby consents to each and every assignment or transfer which may be made on or after the date hereof pursuant to this Section 12.01, and to the release and discharge of each Assignor in accordance with Subsection (d) above;



     (3) Each Assignee shall be deemed to have confirmed to the Agent and the Lenders that it has received a copy of this Agreement together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to acquire such of the rights and obligations of the Assignor as have been assigned or transferred to it, and each Assignee agrees that, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, it will continue to make its own credit decisions in taking or not taking actions under this Agreement, and further agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender; and



     (4) Any grant, assignment or transfer pursuant to this Section 12.01 will not constitute a repayment by the Borrower to the granting Lender or to the Assignor, as the case may be, of any Accommodation included therein, nor a new advance of such Accommodation to the Borrower by the grantee or by the Assignee, as the case may be, and the parties acknowledge that the Borrower's obligations hereunder with respect to any assigned or transferred Accommodation will continue and not constitute new obligations.



     (5) The Lenders and the Agent may disclose on a confidential basis to a potential participant, transferee or assignee such information concerning the Credit Parties as the Agent or any Lender may consider to be appropriate in connection therewith.

     (6) The Borrower may not assign or transfer all or any of its rights or obligations hereunder without the prior written consent of all of the Lenders.



12.02  EXPENSES



     The Borrower shall, whether or not any or all of the transactions hereby contemplated shall be consummated, pay all out-of-pocket costs and expenses (i) of the Agent in connection with the preparation, execution and delivery of this Agreement, the Security and all related documentation, (ii) of the Arrangers in connection with the initial syndication of the Commitments and (iii) of the Agent and the Lenders in connection with the amendment and enforcement of, and the preservation of any of their rights under, this Agreement and the Security (including the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Lenders for services required in connection with the foregoing matters, and all sales, goods and services taxes payable with respect thereto).



12.03  WAIVER



     No delay on the part of the Agent or any Lender in exercising any right or privilege hereunder shall operate as a waiver thereof, and no waiver of any Default or Event of Default shall operate as a waiver thereof unless made in writing and signed by an authorized officer of the Agent. No written waiver shall preclude the exercise by the Agent or any Lender of any right, power or privilege hereunder other than in respect of the specific action or inaction covered by such waiver and strictly in accordance with the terms of such waiver, or extend to or apply to any other Default or Event of Default. No Lender shall be deemed to have waived, by reason of making available any Accommodation hereunder, any Default or Event of Default which has arisen by reason of any representation or warranty made or deemed to have been made herein proving to be false or misleading.



12.04  FURTHER ASSURANCES



     The Borrower and each Guarantor shall from time to time forthwith upon request by the Agent do, make and execute, and cause each of its Subsidiaries to do, make and execute, all such documents, acts, matters and things as may be reasonably required by the Agent to give effect to this Agreement and the Security, and to any assignment or transfer permitted by Section 12.01.



12.05  NOTICES



     Any notice or communication to be given hereunder (other than telephone notice as specifically provided herein) may be effectively given by delivering (whether by courier or personal delivery) the same at the addresses set out on the signature pages hereof (or with respect to any Assignee pursuant to Section 12.01, to the address provided by such Assignee to the Borrower and the Agent) or by sending the same by facsimile or prepaid registered mail to the parties at such addresses. Any notice so mailed shall be deemed to have been received on the fifth Business Day next following the mailing thereof, provided that postal service is in normal operation during such time. Any facsimile notice shall be deemed to have been received on transmission if sent during normal business hours on a Business Day and, if not, on the next Business Day following transmission. Any party may from time to time notify the other parties, in accordance with the provisions hereof, of any change of its address which thereafter, until changed by like notice, shall be the address of such party for all purposes of this Agreement.



12.06  DOMICILE OF ACCOMMODATION



     The Accommodation made available by each Lender shall be made and carried at the branch or office of such Lender set out opposite the name of such Lender on the signature pages hereof; provided that each Lender may make, carry or transfer the Accommodation made available by it from, at or to any other branch or office of such Lender, but no such transfer shall be made if, on the basis of the Applicable Law in effect and the circumstances existing as at the date of any such transfer, it increases the amount for which the Borrower is liable with respect to Taxes pursuant to Section 5.04 or increased costs pursuant to Section
5.05 compared to such amounts existing prior to such transfer, unless at such time the transferring Lender waives its right to any such increased amounts.



12.07  CONFIDENTIALITY



     (1) Each of the Lenders will maintain on a confidential basis (except as otherwise permitted hereunder or as required by Applicable Law) all information relating to the Credit Parties provided to it hereunder; provided, however, that this Section 12.07 shall not apply to any information which (i) was lawfully in the public domain at the time of communication to such Lender, (ii) lawfully enters the public domain through no fault of such Lender subsequent to the time of communication to such Lender, (iii) was lawfully in such Lender's possession free of any obligation of confidence at the time of communication to such Lender, (iv) was lawfully communicated to such Lender free of any obligation of confidence subsequent to the time of initial communication to such Lender or (v) was lawfully communicated to any person free from any obligation of confidence subsequent to the time of communication to such Lender.



     (2) The Agent and any Lender shall be entitled to disclose any information received by it from a Credit Party hereto to the Agent and the Lenders, to any Assignee or proposed Assignee or if, in the opinion of counsel to the Agent or a Lender, the Agent or such Lender is under a legal duty to do so.



12.08  SURVIVAL



     All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the obtaining of Accommodation, and all indemnities set forth herein shall survive the repayment of all Accommodation and the termination of this Agreement.



12.09  QUANTITIES OF DOCUMENTS



     The Borrower agrees to provide to the Agent sufficient quantities of all documents, reports, financial statements and other information required hereunder to be provided to the Agent so that there shall be copies for the Agent and each of the Lenders.



12.10  REPRODUCTION OF DOCUMENTS



     This Agreement and all documents relating hereto, including consents, waivers and modifications which may hereafter be executed, documents received by the Agent or the Lenders in connection with the negotiation of this Agreement and the making available of Accommodation, and financial statements, certificates and other information previously or hereafter furnished to the Agent or the Lenders, may be reproduced by the Agent or the Lenders by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Agent and the Lenders may destroy any original documents so reproduced. The Borrower agrees that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Agent or the Lenders in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.



12.11  LANGUAGE



     The parties hereto expressly request and require that this Agreement and all related documents be drafted in English. Les parties aux presentes conviennent et exigent que cette Convention et tous les documents qui s'y rattachent soient rediges en Anglais.

12.12  COUNTERPARTS AND EFFECTIVENESS



     This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall become effective on the date when each of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent.



12.13  FACSIMILE COPIES



     Delivery of an executed signature page to this Agreement by any party to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed copy of this Agreement by such party.



12.14  BENEFIT OF AGREEMENT



     This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.



     IN WITNESS WHEREOF the parties hereto have duly executed this Agreement.

ADDRESS:                                       GT GROUP TELECOM SERVICES CORP.
20 Bay Street, Suite 700                       by:/s/ ELAINE HIRJI
Toronto, Ontario                               ----------------------------------------------
M5J 2N8                                        name: Elaine Hirji
                                               title: Vice President, Treasury
FACSIMILE: (416) 943-1265

ADDRESS:                                       GT GROUP TELECOM INC.
20 Bay Street, Suite 700                       by:/s/ ELAINE HIRJI
Toronto, Ontario                                   ------------------------------------------
M5J 2N8                                            name: Elaine Hirji
                                                   title: Vice President, Treasury
FACSIMILE: (416) 943-1265

ADDRESS:                                       GT GROUP TELECOM SERVICES (USA) CORP.
20 Bay Street, Suite 700                       by:/s/ ROBERT FABES
Toronto, Ontario                                   ------------------------------------------
M5J 2N8                                            name: Robert Fabes
                                                   title:Senior Vice President &
FACSIMILE: (416) 943-1265                               General Counsel



               (Signatures continued on the next following page)

                 (Signatures continued from the preceding page)



ADDRESS:                                       CANADIAN IMPERIAL BANK OF COMMERCE
                                               (in its capacity as a Lender)
BCE Place, P.O. Box 500
161 Bay Street                                 by:/s/ ANDREW WALLER
8th Floor                                      ----------------------------------------------
Toronto, Ontario                               name: Andrew Waller
M5J 2S8                                        title: Executive Director
FACSIMILE: (416) 956-3816                      by:/s/ JENNIFER LAWRENCE
                                               ----------------------------------------------
                                               name: Jennifer Lawrence
                                               title: Director

                 (Signatures continued from the preceding page)



ADDRESS:                                       GOLDMAN SACHS CREDIT PARTNERS L.P.
85 Bond Street                                 by:/s/ STEPHEN B. KING
New York, NY                                   ----------------------------------------------
10004 USA                                      name: Stephen King
                                               title: Authorized Signatory
FACSIMILE: (212) 902-3000

                 (Signatures continued from the preceding page)


ADDRESS:                                       GOLDMAN SACHS CANADA CREDIT PARTNERS CO.
150 King Street West                           by: /s/ JOHN URBAN
Suite 1201                                     ------------------------------------------
Toronto, Ontario                               name: John Urban
M5H 1J9                                        title: Authorized Signatory
FACSIMILE: (416) 593-4503

                 (Signatures continued from the preceding page)



ADDRESS:                                       ROYAL BANK OF CANADA
Royal Bank Plaza, 200 Bay Street               by:/s/ SANDRA LOKOFF
13th Floor, South Tower                        ----------------------------------------------
Toronto, Ontario                               name: Sandra Lokoff
M5J 2J5                                        title: Senior Manager
FACSIMILE: (416) 974-7376                      by:/s/ TOM FAIRBROTHER
                                               ----------------------------------------------
                                               name: Tom Fairbrother
                                               title: Manager

                 (Signatures continued from the preceding page)




ADDRESS:                                       THE TORONTO-DOMINION BANK
55 King Street West, 9th Floor                 by:/s/ J. DAJIO
Toronto, Ontario                               ----------------------------------------------
M5K 1A2                                        name: J. Dajio
                                               title: Vice-President & Director
FACSIMILE: (416) 944-5164
                                               by:/s/ G. GIBSON
                                               ----------------------------------------------
                                               name: G. Gibson
                                               title: Managing Director

                 (Signatures continued from the preceding page)



ADDRESS:                                       TEXTRON FINANCIAL CANADA LIMITED
141 Adelaide St. West                          by:/s/ CHRIS SADLER
Suite 1007                                     ----------------------------------------------
Toronto, Ontario                               name: Chris Sadler
M5H 3L5                                        title: President
ATTENTION: Chris Sadler
FACSIMILE: (416) 230-3225

                 (Signatures continued from the preceding page)



ADDRESS:                                       CITIBANK CANADA
123 Front Street West                          by:/s/ JOHN HASTINGS
Toronto, Ontario                               ----------------------------------------------
M5J 2M3                                        name: John Hastings
                                               title: Managing Director
FACSIMILE: (416) 947-5802

                 (Signatures continued from the preceding page)



ADDRESS:                                       THE BANK OF NOVA SCOTIA
44 King Street West                            by:/s/ R.M. MIRET
16th Floor                                     ----------------------------------------------
Toronto, Ontario                               name: R.M. Miret
M5H 1H1                                        title: Managing Director
FACSIMILE: (416) 866-5991                      by:/s/ D.P. GROUIX
                                               ----------------------------------------------
                                               name: D.P. Grouix
                                               title: Director

                 (Signatures continued from the preceding page)



ADDRESS:                                       IBM CANADA LIMITED
IBM Commercial Finance,                        by:/s/ CAREY DRADEN
a division of IBM Canada Limited               ----------------------------------------------
3600 Steeles Avenue East                       name: Carey Draden
Markham, Ontario                               title: Director, IBM Global Finance
L3R 9Z7
FACSIMILE: (905) 316-6009

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
ADDRESS:                                       BANK OF MONTREAL
First Canadian Place, 24th Floor               by: /s/ KEVIN J. MALONE
100 King Street West                           ----------------------------------------------
Toronto, Ontario                               name: Kevin J. Malone
M5X 1A3                                        title: Managing Director
FACSIMILE: (416) 867-5818
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

ADDRESS:                                       NATIONAL BANK OF CANADA
National Bank Building
150 York Street, 2nd Floor                     by:/s/ LINDA SMART
Toronto, Ontario                               ----------------------------------------------
M5H 3A9                                        name: Linda Smart
                                               title: Manager
FACSIMILE: (416) 864-7682
                                               by:/s/ VICKI FOUNVARIS
                                               ----------------------------------------------
                                               name: Vicki Founvaris
                                               title: Manager